     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2001


                                                      REGISTRATION NO. 333-56750


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 1 TO

                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                           KELLSTROM INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          6724                    133753725
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)   Classification Code Number)      Identification
                                                                       Number)

                           1100 INTERNATIONAL PARKWAY
                             SUNRISE, FLORIDA 33323
                                 (954) 845-0427
  (Name and address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 ZIVI R. NEDIVI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           1100 INTERNATIONAL PARKWAY
                             SUNRISE, FLORIDA 33323
                                 (954) 845-0427
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:
                              Bruce I. March, Esq.
                             Robert C. Boehm, Esq.
                       Akerman, Senterfitt & Eidson, P.A.
                   SunTrust International Center, 28th Floor
                           One Southeast Third Avenue
                           Miami, Florida 33131-1714
                                 (305) 374-5600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective in connection with the exchange offer described in the prospectus contained in this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            TABLE OF CO-REGISTRANTS

-------------------------------------------------------------------------------------------------------
                                                                   PRIMARY STANDARD
                                                                      INDUSTRIAL        IRS EMPLOYEE
                                                    STATE OF        CLASSIFICATION     IDENTIFICATION
        NAME OF ADDITIONAL REGISTRANT             INCORPORATION          CODE               CODE
-------------------------------------------------------------------------------------------------------
Kellstrom Commercial Aircraft, Inc............      Delaware             6724            65-0827186
-------------------------------------------------------------------------------------------------------
Kellstrom Solair, Inc.........................       Florida             6724            59-2344025
-------------------------------------------------------------------------------------------------------
Certified Aircraft Parts, Inc.................       Florida             6724            59-1369471
-------------------------------------------------------------------------------------------------------
Aircraft 21801, Inc...........................      Delaware             6724            65-0882591
-------------------------------------------------------------------------------------------------------
Aircraft 21805, Inc...........................      Delaware             6724            65-0863447
-------------------------------------------------------------------------------------------------------
DC-9 Aircraft Holdings II, LLC................       Nevada              6724            Applied for
-------------------------------------------------------------------------------------------------------
DC-9 Aircraft Holdings, LLC...................      Delaware             6724            Applied for
-------------------------------------------------------------------------------------------------------

     THE INFORMATION IN THIS PROSPECTUS MAY CHANGE. WE MAY NOT COMPLETE THE EXCHANGE OFFER AND ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Preliminary Prospectus and Exchange Offer, dated April 30, 2001
                           KELLSTROM INDUSTRIES, INC.

                              EXCHANGE OFFER FOR:
    ALL $54,000,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING OF OUR 5 3/4%

                  CONVERTIBLE SUBORDINATED NOTES DUE 2002, AND


    ALL $86,250,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING OF OUR 5 1/2%

                    CONVERTIBLE SUBORDINATED NOTES DUE 2003



EXCHANGE OFFER EXPIRATION: MAY 25, 2001 AT 5:00 P.M., NEW YORK CITY TIME.


     We are offering to exchange your old 5 3/4% convertible subordinated notes due October 15, 2002 and your old 5 1/2% convertible subordinated notes due June 15, 2003 of Kellstrom Industries, Inc., under either of the following two options:

     - $1,000 in principal amount of new 8 1/2% senior subordinated notes due March 31, 2008 of Kellstrom Industries for each $1,000 in principal amount of the old notes that you tender, up to a maximum of $30,000,000 in aggregate principal amount of old notes; or

     - $1,000 in principal amount of new 6% convertible subordinated notes due December 31, 2008 of Kellstrom Industries for each $1,000 in principal amount of the old notes that you tender.

     No more than $30 million principal amount of new 8 1/2% senior subordinated notes will be issued in exchange for old notes. The balance of the old notes tendered for the 8 1/2% note option over $30 million will be exchanged for new 6% convertible subordinated notes.

     If more than 75% of either series of old notes, but less than 75% of the other series of old notes, is tendered in the offer, then the new 8 1/2% senior subordinated notes will be issued, on a first priority basis, in exchange for old notes which are tendered for the 8 1/2% note option from the series which has at least 75% participation in the offer. If at least 75% of each series of old notes is tendered in the offer, then the new 8 1/2% senior subordinated notes will be issued, on an equal and proportionate basis, in exchange for all old notes which are tendered for the 8 1/2% note option.


     The new 8 1/2% senior subordinated notes rank equal in right of payment to our 13% senior subordinated notes due 2007, held by Key Principal Partners, LLC, which we refer to as the Key notes. The new 8 1/2% senior subordinated notes also rank senior in right of payment to the new 6% convertible subordinated notes. Both the new 8 1/2% senior subordinated notes and the new 6% convertible subordinated notes rank senior to any old notes that remain outstanding after completion of the offer.


     We will pay interest on all old notes accepted in the exchange offer through, but not including, the date of acceptance.

     The exchange offer is subject to the following material conditions:

     - holders of old notes must tender a minimum of $105.25 million in aggregate principal amount of old notes;

     - we must receive consent to the exchange offer from the lenders under our senior credit facility; and

     - we must receive consent to the exchange offer from the holder of the Key notes.

     If the conditions of the exchange offer are satisfied or waived by us, we will accept for exchange any and all old notes that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. If the conditions are not satisfied or waived or if we otherwise terminate the exchange offer, we will return tendered old notes to you, without expense to you.


     BOTH ACCEPTANCE AND REJECTION OF THIS EXCHANGE OFFER INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS FOR A DISCUSSION OF SOME OF THE RISKS YOU SHOULD CONSIDER IN EVALUATING THE EXCHANGE OFFER AND AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
            The exclusive dealer manager for the exchange offer is:
                         BANC OF AMERICA SECURITIES LLC

                   The date of this prospectus is           .

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Information Incorporated By Reference.......................   ii
Prospectus Summary..........................................    1
Ratio Of Earnings To Fixed Charges..........................   10
Risk Factors................................................   11
Special Note Regarding Forward-Looking Statements...........   20
Use Of Proceeds.............................................   21
Capitalization..............................................   22
The Exchange Offer..........................................   23
Selected Financial And Other Data...........................   32
Comparison Of The Old Notes And The New Notes...............   33
Description Of The Old Notes................................   37
Description Of The New Notes................................   52
Description Of Other Indebtedness...........................   99
Description of Common Stock.................................  101
Unaudited Pro Forma Consolidated Financial Statements.......  104
Book-Entry System -- The Depository Trust Company...........  109
United States Federal Income Tax Consequences...............  111
Legal Matters...............................................  120
Independent Public Accountants..............................  120
Where You Can Find Additional Information...................  120

                     INFORMATION INCORPORATED BY REFERENCE


     The Securities and Exchange Commission allows us to provide information about our business and other important information to you by "incorporating by reference" the information we file with the Commission, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the Commission.


     We incorporate into this prospectus by reference the following documents filed by us with the Commission, each of which should be considered an important part of this prospectus:


COMMISSION FILING (COMMISSION FILE NO. 000-23764)                 DATE OR PERIOD COVERED
-------------------------------------------------                 ----------------------
Annual Report on Form 10-K................................  Year ended December 31, 2000.
Current Reports on Form 8-K...............................  Form 8-K/A filed February 15,
                                                            2001.



     Our Annual Report on Form 10-K for the year ended December 31, 2000, accompanies this prospectus. You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:


                               Investor Relations
                           Kellstrom Industries, Inc.
                           1100 International Parkway
                             Sunrise, Florida 33323
                             Phone: (954) 845-0427
                              Fax: (954) 858-2449

     You may also read and copy the information that we incorporate by reference in this prospectus at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of those materials at prescribed rates from the public reference section of the Commission at 450 Fifth Street, Washington, D.C. 20549. You may obtain copies from the public reference room by calling the Commission at (800) 732-0330. In addition, we are required to file electronic versions of those materials with the Commission through the Commission's EDGAR system. The Commission maintains a web site at http://www.sec.gov that contains the information incorporated by reference in this prospectus.

     Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document. You must request the filings no later than five business days before the date you must make your investment decision in order for you to obtain timely delivery of this information.

     The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, before you make any decision regarding this exchange offer.

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the exchange offer fully and for a more complete description of the legal terms of the exchange offer, you should carefully read this entire prospectus and the other documents to which we have referred you. Unless otherwise indicated, "Kellstrom Industries," "we," "us," and "our" refer to Kellstrom Industries, Inc. and its subsidiaries.

     Throughout this prospectus, we sometimes refer to the existing 5 3/4% convertible subordinated notes due 2002 as the "old 5 3/4% junior subordinated notes" and to the existing 5 1/2% convertible subordinated notes due 2003 as the "old 5 1/2% junior subordinated notes." Collectively, we refer to the old 5 3/4% junior subordinated notes and the old 5 1/2% junior subordinated notes as the "old notes." We sometimes refer to the new 8 1/2% senior subordinated notes due March 31, 2008, as the "new 8 1/2% senior subordinated notes' and to the new 6% convertible subordinated notes due December 31, 2008, as the "new 6% convertible subordinated notes." Collectively, we refer to the new 8 1/2% senior subordinated notes and the new 6% convertible subordinated notes as the "new notes." Also, we sometimes refer to the guarantees of the new 8 1/2% senior subordinated notes as the "guarantees."

                           KELLSTROM INDUSTRIES, INC.

     We are a leading aviation inventory management company. Our principal business is the purchasing, overhauling (through subcontractors), reselling and leasing of aircraft parts, aircraft engines and engine parts. We specialize in providing:

     - engines and engine parts for large turbo fan engines manufactured by CFM International, General Electric, Pratt & Whitney and Rolls Royce;

     - aircraft parts and turbojet engines and engine parts for large transport aircraft and helicopters; and

     - aircraft components including flight data recorders, electrical and mechanical equipment and radar and navigation equipment.


     We supply our inventory to a broad base of domestic and international customers representing nearly all segments of the worldwide aviation industry. Our customers include major domestic and international airlines, military air forces, original equipment manufacturers, or "OEMs," and engine overhaul shops. We allow our customers to reduce their inventory, inventory carrying costs and airborne equipment maintenance costs by offering a broad inventory of aircraft parts, aircraft engines and engine parts on a timely basis and at competitive prices. While our intention in the near future is to focus on growing our current business and streamlining our operations, as part of our overall business approach, we engage outside financial advisors who help us consider acquisitions to strengthen our current product lines, increase access to customers in our existing markets and expand into new product lines and markets. In addition, we work with outside financial advisors to evaluate other strategic transactions and options to maximize shareholder value, including the sale of our equity securities, the sale of assets and entering into partnerships and alliances with appropriate entities within and outside of our industry.


                        BACKGROUND OF THE EXCHANGE OFFER

     The entire $54,000,000 aggregate principal balance of our old 5 3/4% junior subordinated notes is due for repayment on October 15, 2002 and the entire $86,250,000 aggregate principal balance of our old 5 1/2% junior subordinated notes is due for repayment on June 15, 2003. Based on our expectations regarding the prospects of our industry and the general economic outlook for the foreseeable future, we believe that there is uncertainty about our ability to generate sufficient cash flow from operations to repay the old notes when they mature. Other than cash flow from operations, our primary source of cash is our senior credit facility. The commitments under our senior credit facility expire on the earlier of December 14, 2003 or six months before the first maturity of the old notes if we have not secured a commitment to refinance the old notes satisfactory to our lenders under the senior credit facility. Furthermore, our senior credit facility prohibits prepayment of the old notes. As a result, we are making the exchange offer for the old notes to refinance and extend the maturity of our public debt.

                         SUMMARY OF THE EXCHANGE OFFER

THE OLD NOTES:              We are making the exchange offer with respect to the
                            entire $54,000,000 aggregate principal amount of our old 5 3/4% junior subordinated notes, CUSIP Nos.
                            488035AC0 and U48787AA0, and the entire $86,250,000
                            aggregate principal amount of our old 5 1/2% junior subordinated notes, CUSIP No. 488035AE6.

THE EXCHANGE OFFER:         We are offering to acquire your old notes in
                            exchange for:

                            - $1,000 in principal amount of our new 8 1/2%
                              senior subordinated notes due March 31, 2008 for each $1,000 in principal amount of old notes that you tender, up to a maximum of $30,000,000 in aggregate principal amount of old notes; or

                            - $1,000 in principal amount of our new 6%
                              convertible subordinated notes due December 31, 2008 for each $1,000 in principal amount of the old notes that you tender.

                            We are offering to issue a maximum of $30,000,000 aggregate principal amount of new 8 1/2% senior subordinated notes in exchange for old notes. If the 8 1/2% note option is oversubscribed, old notes that are tendered for this option but are not exchanged for new 8 1/2% senior subordinated notes will be exchanged for new 6% convertible subordinated notes.


                            Our board of directors makes no recommendation to holders of the old notes whether or not to tender their old notes in the exchange offer or as to the choice of which kind of new note each holder should make. Our board of directors is not making a recommendation regarding the exchange offer because holders of the old notes must make their own decision whether to tender their old notes in the exchange offer and as to which type of new notes to elect. We have not authorized anyone to make a recommendation on our behalf regarding the exchange offer.


ACCRUED INTEREST:           We will pay in cash accrued and unpaid interest on
                            all old notes accepted in the exchange offer through, but not including, the date of acceptance.

OVERSUBSCRIPTION AND
PRORATION:                  If the 8 1/2% note option is oversubscribed and at
                            least 75% of the old 5 3/4% junior subordinated notes, but less than 75% of the old 5 1/2% junior subordinated notes, are validly tendered in the exchange offer, new 8 1/2% senior subordinated notes will be issued in exchange for all old 5 3/4% junior subordinated notes which have been tendered for the 8 1/2% note option before any new 8 1/2% senior subordinated notes are issued in exchange for old
                            5 1/2% junior subordinated notes.

                            If the 8 1/2% note option is oversubscribed and at least 75% of the old 5 1/2% junior subordinated notes, but less than 75% of the old 5 3/4% junior subordinated notes, are validly tendered in the exchange offer, new 8 1/2% senior subordinated notes will be issued in exchange for all old 5 1/2% junior subordinated notes which have been tendered for the 8 1/2% note option before any new 8 1/2% senior subordinated notes are issued in exchange for old
                            5 3/4% junior subordinated notes.

                            If the 8 1/2% note option is oversubscribed and at least 75% of both the old 5 3/4% junior subordinated notes and the old 5 1/2% junior subordinated notes are validly tendered in the exchange offer, new
                            8 1/2% senior subordinated notes will be issued in exchange for old 5 3/4% junior subordinated notes and old 5 1/2% junior subordinated notes pro rata.

                            We will not determine whether the 8 1/2% note option has been oversubscribed until after the expiration of the exchange offer. When we make this determination, we will publicly announce whether or not the 8 1/2% note option has been oversubscribed and the effect of any required proration. You will not be able to withdraw your tender of old notes at the time we make this determination even though it may affect the type of new notes you will receive in the exchange offer.


                            You do not have to choose the same option for all the old notes that you tender. You do not have to tender all your old notes to participate in the exchange offer. However, in order to receive the maximum amount of new 8 1/2% senior subordinated notes, you must tender all of your old notes for new 8 1/2% senior subordinated notes.

PURPOSE: We are making the exchange offer for the old notes to refinance and extend the maturity of our public debt.


EXPIRATION DATE OF THE
EXCHANGE
  OFFER: 5:00 p.m., New York City time, on May 25, 2001, unless extended at our option or as required by law or regulation.


EXCHANGE DATE:              The exchange of old notes for the new notes will be
                            made promptly following the expiration of the exchange offer and the satisfaction or waiver of all conditions to the exchange offer.

CONDITIONS TO THE EXCHANGE
  OFFER: The exchange offer is subject to the following material conditions:

                            - holders of old notes must tender a minimum of
                             $105.25 million in aggregate principal amount of old notes;

                            - we must receive consent to the exchange offer from
                              the lenders under our senior credit facility; and

                            - we must receive consent to the exchange offer from
                              the holder of the Key notes.


                            If any of the above conditions are not satisfied before the expiration date of the exchange offer, we may, in our sole discretion:


                            - terminate the exchange offer and promptly return
                              all tendered old notes to the tendering note holders;

                            - extend the exchange offer and, subject to
                              specified withdrawal rights, retain all tendered old notes until the extended exchange offer expires;

                            - amend the terms of the exchange offer; or

                            - waive the unsatisfied condition and, subject to
                              any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

                            Subject to satisfaction or waiver of the conditions, we will accept for exchange any and all old notes that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. However, we reserve the right to:

                            - delay the acceptance of the old notes for
                              exchange;

                            - extend the expiration date and retain all old
                              notes that have been tendered, subject to the right of owners of old notes to withdraw their tendered old notes; or

                            - waive any condition or otherwise amend the terms
                              of the exchange offer in any respect.

PROCEDURES FOR TENDERING
OLD
  NOTES: If you hold your old notes in book-entry form, you must request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you.

                            If you own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that broker, dealer, commercial bank, trust company or other nominee.

                            We have arranged to have this exchange offer eligible for the Depository Trust Company's, or "DTC's," Automated Tender Offer Program, or "ATOP." DTC participants that are accepting the exchange offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to our exchange agent's account at DTC. DTC will then send an agent's message to the exchange agent for its acceptance. Delivery of the agent's message by DTC will satisfy the terms of the exchange offer as to the tender of old notes.

WITHDRAWAL OF TENDERS
  OF OLD NOTES:             You may withdraw your tender of old notes at any
                            time before the expiration of the exchange offer, but no new notes will be issuable for any old notes so withdrawn. We will not determine and announce whether the new 8 1/2% senior subordinated note option has been oversubscribed until after the expiration of the exchange offer. You will not be able to withdraw your tender of old notes once we make this determination even though it may affect the type of new note you will receive in the exchange offer.

UNTENDERED OLD NOTES:       If you do not tender your old notes, they will
                            remain outstanding. As a result of the consummation of the exchange offer, the aggregate principal amount of the old notes that are outstanding after the exchange offer will be significantly reduced, which may adversely affect the market price for the old notes.


                            Any untendered old notes will rank junior in right of payment to up to $140.25 million of new notes. In addition, any untendered old notes will rank junior to other senior indebtedness consisting of our senior credit facility and the Key notes, which aggregated approximately $203.7 million at December 31, 2000. Also, any untendered old notes will be effectively subordinated to the liabilities of our subsidiaries, including trade payables, which aggregated approximately $58.0 million at December 31, 2000.


                            Old notes that remain outstanding will remain convertible into shares of our common stock. The conversion price for the old 5 3/4% junior subordinated notes is $27.50 per share and the conversion price for the old 5 1/2% junior subordinated notes is $32.50 per share, each as subject to adjustment. As of the close of business on March 7, 2001, the closing price of our common stock as reported on the NASDAQ National Market was $3.875.

ACCEPTANCE OF TENDERED OLD
  NOTES AND EXCHANGE:       Under the terms of the exchange offer and upon
                            satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange old notes validly tendered on or before the expiration of the exchange offer. You will receive new notes only if you validly tender your old notes. We will issue new notes for old notes validly tendered by deposit of the appropriate amount of new notes with the exchange agent, who will act as agent for the tendering holders of old notes. We expect the exchange will be made on the exchange date described in this prospectus.

ACCOUNTING TREATMENT FOR
  THE EXCHANGE OFFER:       The new notes will be recorded at their principal
                            amounts and interest expense will be computed based on the principal amount and stated interest rate of the new notes.

                            This exchange offer will be treated as a troubled debt restructuring in accordance with Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," or SFAS 15. SFAS 15 applies to debt restructurings where a creditor, for reasons related to the debtor's financial difficulties, grants a concession to the debtor that it would not otherwise consider.


UNITED STATES FEDERAL
INCOME
  TAX CONSIDERATIONS:       If the exchange offer is consummated, we will likely
                            realize cancellation of indebtedness income for federal income tax purposes from the exchange of new notes for old notes to the extent that the adjusted issue price of the old notes is greater than the issue price of the new notes for which the old notes are exchanged.





                            The exchange of new notes for old notes in the exchange offer may be treated as a recapitalization or as a taxable exchange. If it is treated as a recapitalization, the exchanging United States holders generally will not be required or permitted to recognize or report any taxable gain or loss on the exchange. If the exchange does not qualify as a recapitalization, it will be treated as a taxable exchange, and gain, if any, realized by the United States holders on the exchange will be recognized. Recognition of a loss, if any, may be subject to limits imposed by rules relating to wash sales.



                            Interest on a new note will be taxable to a United States holder as ordinary interest income. The new notes likely will be issued with original issue discount and a United States holder must report OID as ordinary interest income, as it accrues, on a constant-yield basis. United States holders generally will not recognize any gain or loss on converting a new 6% convertible subordinated note into common stock.



                            We refer you to the discussion about the federal income tax consequences of the exchange offer in "United States Federal Income Tax Consequences." Tax matters are very complicated and the tax consequences of the exchange offer to you will depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences to you of the exchange offer.


NO APPRAISAL RIGHTS:        In connection with the exchange offer, you will not
                            have any right to dissent or to receive an appraisal of your old notes.

USE OF PROCEEDS:            Our new notes are being issued only in exchange for
                            your old notes. All old notes accepted by us in the exchange offer will be canceled. We will not receive any cash proceeds from the issuance of new notes in the exchange offer.

"BLUE SKY" COMPLIANCE:      We are not making this offer to, and we will not
                            accept tenders from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of old notes would not comply with the applicable securities or "blue sky" laws of that jurisdiction.

DEALER MANAGER:             Banc of America Securities LLC is serving as
                            exclusive dealer manager in connection with the exchange offer. Its address and telephone numbers are located on the back cover of this prospectus.

EXCHANGE AGENT:             First Union National Bank is serving as exchange
                            agent in connection with the exchange offer. Its address and telephone numbers are located on the back cover of this prospectus.

INFORMATION AGENT:          D.F. King & Co., Inc. is serving as the information
                            agent in connection with the exchange offer. Its address and telephone numbers are located on the back cover of this prospectus.

FEES AND EXPENSES:          We will bear the expenses of soliciting tenders for
                            the exchange offer.

SOLICITATION FEE:           We will pay to soliciting dealers a solicitation fee
                            of $2.50 per $1,000 of old notes tendered and accepted for exchange in this exchange offer.

          SUMMARY DESCRIPTION OF NEW 8 1/2% SENIOR SUBORDINATED NOTES

NEW 8 1/2% SENIOR
  SUBORDINATED NOTES:       Up to $30,000,000 aggregate principal amount of new
                            8 1/2% senior subordinated notes due March 31, 2008.

ISSUER:                     Kellstrom Industries, Inc.

TRUSTEE:                    First Union National Bank

MATURITY:                   March 31, 2008

INTEREST:                   Interest on the new 8 1/2% senior subordinated notes
                            will be payable in cash at a rate of 8 1/2% per year, payable on April 15 and October 15 of each year, commencing October 15, 2001.

GUARANTEES:                 Our existing U.S. subsidiaries have fully and
                            unconditionally guaranteed, on a senior subordinated basis, the new 8 1/2% senior subordinated notes. Any current or future subsidiary that becomes a guarantor of the Key notes will also guarantee the new 8 1/2% senior subordinated notes on a senior subordinated basis.


RANKING: The new 8 1/2% senior subordinated notes will rank junior in right of payment to our senior credit facility and any future senior debt. The new 8 1/2% senior subordinated notes will rank equal in right of payment with our existing and future senior subordinated debt, including the Key notes, and will rank senior in right of payment to our subordinated debt, including the new 6% convertible subordinated notes and any remaining old notes not tendered in the exchange offer.


                            The guarantees of the new 8 1/2% senior subordinated notes will rank junior in right of payment to all existing and future senior debt of the guarantors. The guarantees will rank equal to any future senior subordinated indebtedness of the guarantors and rank senior in right of payment to all other subordinated obligations of the guarantors.

OPTIONAL REDEMPTION:        The new 8 1/2% senior subordinated notes may be
                            redeemed at our option at any time, from time to time, at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any.

REPURCHASE AT OPTION
  OF HOLDERS:               In the event we experience a change of control, as
                            described in this prospectus, the holders of new
                            8 1/2% senior subordinated notes may require that we repurchase the new 8 1/2% senior subordinated notes at 100% of their principal amount, plus accrued and unpaid interest, if any. Also as described in this prospectus, in the event of an asset sale, and to the extent of any excess proceeds from that asset sale, the holders of new 8 1/2% senior subordinated notes may require that we apply those excess proceeds to repurchase new 8 1/2% senior subordinated notes at 100% of their principal amount, plus accrued and unpaid interest, if any.

PRINCIPAL DIFFERENCES
  BETWEEN
  OLD NOTES AND NEW 8 1/2%
  SENIOR SUBORDINATED
  NOTES:                    - The new 8 1/2% senior subordinated notes will rank
                             senior in right of payment to any old notes that are not tendered in the exchange offer.

                            - You will receive a higher rate of interest on the
                             new 8 1/2% senior subordinated notes, which will pay 8 1/2% per year, than on the old notes, which pay 5 3/4% and 5 1/2% per year.

                            - The scheduled maturity date of the new 8 1/2%
                              senior subordinated notes is March 31, 2008, which is approximately 5.5 years later than October 15, 2002, the scheduled maturity date of the old
                              5 3/4% junior subordinated
                              notes, and approximately 4.8 years later than June 15, 2003, the scheduled maturity date of the old
                              5 1/2% junior subordinated notes.

                            - The new 8 1/2% senior subordinated notes will not
                              be convertible into our common stock. The old
                              5 3/4% junior subordinated notes and old 5 1/2% junior subordinated notes are convertible into our common stock at a conversion price equal to $27.50 per share and $32.50 per share, respectively, each as subject to adjustment.

          SUMMARY DESCRIPTION OF NEW 6% CONVERTIBLE SUBORDINATED NOTES

NEW 6% CONVERTIBLE
  SUBORDINATED NOTES:       Up to $140,250,000 aggregate principal amount of new
                            6% convertible subordinated notes due December 31, 2008.

ISSUER:                     Kellstrom Industries, Inc.

TRUSTEE:                    First Union National Bank

MATURITY:                   December 31, 2008

INTEREST:                   Interest on the new 6% convertible subordinated
                            notes will be payable in cash at a rate of 6% per year, payable on April 15 and October 15 of each year, commencing October 15, 2001.

RANKING: The new 6% convertible subordinated notes will rank junior in right of payment to all our senior indebtedness, including our senior credit facility, and all of our senior subordinated debt, which includes the Key notes and the new 8 1/2% senior subordinated notes. In addition, the new 6% convertible subordinated notes will be effectively subordinated to the liabilities of our subsidiaries, including trade payables. The new 6% convertible subordinated notes will rank senior in right of payment to any remaining old notes not tendered in the exchange offer.

OPTIONAL REDEMPTION:        The new 6% convertible subordinated notes may be
                            redeemed at our option at any time, from time to time, at the following prices (expressed in percentages of the principal amount), plus accrued and unpaid interest, if any, during the 12-month period ending on December 31:

                                     YEAR                                             PERCENTAGE
                                     ----                                             ----------
                                     2002...........................................     106%
                                     2003...........................................     105
                                     2004...........................................     104
                                     2005...........................................     103
                                     2006...........................................     102
                                     2007...........................................     101
                                     2008...........................................     100

REPURCHASE AT OPTION
  OF HOLDERS:               In the event we experience a change of control as
                            described in this prospectus, the holders of new 6% convertible subordinated notes may require that we repurchase the new 6% convertible subordinated notes at 100% of their principal amount, plus accrued and unpaid interest, if any.

CONVERTIBILITY:             The new 6% convertible subordinated notes are
                            convertible into shares of our common stock at the option of each holder at any time after issuance at a conversion price equal to $16.25 per share, as subject to adjustment.

PRINCIPAL DIFFERENCES
  BETWEEN
  OLD NOTES AND NEW 6%
  CONVERTIBLE SUBORDINATED
  NOTES:                    - The new 6% convertible subordinated notes will
                              rank senior in right of payment to any old notes that are not tendered in the exchange offer.

                            - You will receive a higher rate of interest on the
                              new 6% convertible subordinated notes, which will pay 6% per year, than on the old notes, which pay 5 1/2% and 5 3/4%, per year.

                            - The scheduled maturity date of the new 6%
                              convertible subordinated notes is December 31, 2008, which is approximately 6.2 years later than October 15, 2002, the scheduled maturity date of the old 5 3/4% junior subordinated notes and approximately 5.6 years later than June 15, 2003, the scheduled maturity date of the old 5 1/2% junior subordinated notes.

                            - The new 6% convertible subordinated notes are
                              convertible into our common stock at a conversion price equal to $16.25 per share, as subject to adjustment. The old 5 3/4% junior subordinated notes and old 5 1/2% junior subordinated notes are convertible into our common stock at a conversion price equal to $27.50 per share and $32.50 per share, respectively, each, as subject to adjustment.

     Our principal executive office is located at Sawgrass International Corporate Park, 1100 International Parkway, Sunrise, Florida 33323. Our telephone number is (954) 845-0427.

                       RATIO OF EARNINGS TO FIXED CHARGES

                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)



                                                                  FOR THE FISCAL YEARS ENDED DECEMBER 31
                                                             -------------------------------------------------
                                                              2000      1999     1998     1997    1996    1995
                                                             -------   ------   ------   ------   -----   ----
FIXED CHARGES
  Interest Expensed........................................   24,968   19,967    8,883    3,630     633    141
  Amortization of Deferred Finance Costs...................    2,103    2,042    1,377      760      30      4
  Capitalized Interest.....................................       --       --      169       --      --     --
  Interest Component (1/3 of Total Rent Expense)...........      519      503      210      109      25      5
                                                             -------   ------   ------   ------   -----   ----
Total......................................................   27,590   22,512   10,639    4,499     688    150
Earnings(1)................................................  (20,315)  55,445   41,727   18,119   4,798    782
Earnings/Fixed Charges(2)..................................      N/A     2.46     3.92     4.03    6.97   5.21


---------------


(1)Earnings has been adjusted by taxes, fixed charges and capitalized interest and, accordingly is not the same amount as our reported net income reflected elsewhere in this prospectus. This information should be read in conjunction with our consolidated financial statements and notes thereto which are incorporated in this prospectus by reference.


(2)Due to the higher interest rates on the new notes versus the old notes, consummation of the exchange offer would reduce our ratio of earnings to fixed charges, although the amount of the change is expected to be less than ten percent. The ratio of earnings to fixed charges for the fiscal year ended December 31, 2000 is not presented because of the loss before income taxes incurred for this period. Earnings were inadequate to cover fixed charges by $47,950,000 for the year ended December 31, 2000.

                                  RISK FACTORS

     By exchanging your old notes, you will be choosing to invest in the new notes. If you do not participate in the exchange offer, you will continue to hold old notes. An investment in the new notes or your continued holding of the old notes involves a high degree of risk. In addition to the other information contained in or incorporated by reference into this prospectus, you should carefully consider the following risk factors in deciding whether to tender your old notes in the exchange offer.

RISKS RELATING TO KELLSTROM INDUSTRIES


WE INCURRED A NET LOSS FOR THE YEAR ENDED DECEMBER 31, 2000 AND EXPECT TO CONTINUE TO INCUR LOSSES FOR AT LEAST THE FIRST HALF AND FOR THE FULL YEAR OF FISCAL 2001.



     For the year ended December 31, 2000, we incurred a net loss of $31.3 million. We expect to continue to incur losses for at least the first half and for the full year of fiscal 2001. In addition, for the year ended December 31, 2000, our revenue growth decreased substantially from prior periods.



     Our net revenue may not grow or even continue at current levels, and we may not be able to achieve profitability on a quarterly or annual basis. We have a limited operating history upon which an evaluation of our company and its prospects can be based. Although we have historically experienced increasing revenue, we may continue to experience significant fluctuations in our revenue, gross margins, net income and operating results in the future, both on an annual and a quarterly basis, caused by various factors, including general economic conditions, specific economic conditions in the aviation industry, the availability and price of surplus aviation equipment, the size and timing of customer orders and our cost of capital. In a strategic response to a changing, competitive environment, we may elect from time to time to make certain pricing, product or marketing decisions, and these decisions could have a material adverse effect on our periodic results of operations, including revenue, gross margins and cash flows from quarter to quarter. A large portion of our operating expenses are relatively fixed. Since we typically do not obtain long-term purchase orders or commitments from our customers, we must anticipate the future volume of orders based upon the historic purchasing patterns of our customers and upon our discussions with our customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on our business, financial condition and results of operations.



WE MAY NOT BE ABLE TO REPAY OR REFINANCE THE PRINCIPAL AMOUNT OF OUR OLD NOTES AT THEIR MATURITY DATE.



     We do not currently believe that we have sufficient available liquid resources to repay the principal balance of the old notes at maturity. In addition, we believe that there is uncertainty regarding our ability to refinance or repay the old notes at that time. The commitments under our senior credit facility expire on the earlier of December 14, 2003 or six months before the first maturity of the old notes if we have not secured a commitment to refinance the old notes satisfactory to the lenders under the senior credit facility. Furthermore, the senior credit facility prohibits prepayment of the old notes. If we default on the old notes before we complete the exchange offer, indebtedness that ranks senior in right of payment to the old notes, which as of December 31, 2000 aggregated $203.7 million, would come due and would need to be paid in full before any payment could be made on the old notes. In addition, as of December 31, 2000, we had approximately $58.0 million of subsidiary liabilities, including trade payables, that would need to be paid in full before any payment could be made on the old notes.



     Upon completion of this exchange offer, up to $140,250,000 in aggregate principal amount of new notes will also rank senior in right of payment to the old notes. After repaying this indebtedness, any remaining cash resources may not be sufficient to repay the old notes. Our ability to repay or refinance any old notes that remain outstanding following the exchange offer, and to meet our other financial obligations, depends on the availability of new sources of funding, which will in turn depend on our operating performance, the state of the financial markets and other factors at the time that we want to repay or refinance these outstanding old notes. Accordingly, we cannot assure you that we will be able to meet our obligations to repay or refinance the old notes when they become due.

WE WERE NOT IN COMPLIANCE WITH THE FINANCIAL COVENANTS CONTAINED IN OUR SENIOR CREDIT FACILITY AND THE KEY NOTES FOR THE YEAR ENDED DECEMBER 31, 2000.



     Our senior debt requires us to maintain specified financial ratios and satisfy certain financial tests. At December 31, 2000, we were not in compliance with the financial covenants relating to net worth, debt to EBITDA ratio, fixed charge coverage and net income contained in the senior credit facility and the Key notes. We have obtained waivers from our lenders for our non-compliance for periods before and including December 31, 2000. In addition, we have amended the financial covenants under the senior credit facility and the Key notes for future periods. A breach of any of the financial covenants in our debt instruments could result in a default under these debt instruments. Upon the occurrence of an event of default under the senior debt, the respective lenders could elect to declare all amounts outstanding, together with accrued interest, to be immediately due and payable. Substantially all of our assets are pledged as collateral security for the senior credit facility. If we were unable to repay all outstanding amounts under our senior debt, the lenders could proceed against the collateral granted to them to secure that indebtedness, and any proceeds realized upon the sale of this collateral would be used first to satisfy all amounts outstanding under our senior credit facility, and thereafter, any of our other liabilities. In addition, if we breach any of the covenants in our senior credit facility, we may be prevented from making new borrowings or drawing down further on our senior credit facility. We are dependent upon, among other things, access to our senior credit facility for liquidity. This requires that we maintain compliance with the terms and covenants of the senior credit facility, as well as those of our other debt instruments.



SERVICING OUR SUBSTANTIAL DEBT MAY ADVERSELY IMPACT OUR FINANCING AND OPERATIONAL FLEXIBILITY.



     As of December 31, 2000 our debt obligations aggregated approximately $353.6 million. This debt includes:



        - draw downs on our senior credit facility, for which Bank of America N.A. acts as agent for a number of lenders, of approximately $173.7 million;



        - amounts due under the Key notes of approximately $30.0 million;



        - amounts due under the old notes of approximately $140.3 million; and



        - amounts due under capital lease obligations of approximately $9.6 million.



     As a result of incurring this substantial debt, we are subject to the risks associated with debt financing, which include:



        - our ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions may be limited;



        - we are required to obtain consent from the lenders under our senior credit facility and the holder of the Key notes in order to complete this exchange offer or otherwise to obtain new debt financing;



        - a substantial portion of our net cash provided by operations may be committed to the payment of our interest expense and principal repayment obligations and will not be available for the development of our business or other purposes; and



        - our substantial indebtedness could limit our flexibility in reacting to changes in the industry and general economic conditions.



     Our ability to service our debt and to satisfy our other debt obligations will depend upon our operating performance, including our ability to implement our business strategy, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing or delaying any planned acquisition activity, selling assets, restructuring or refinancing our indebtedness or seeking additional capital. This could impact the carrying values and classifications of our assets and liabilities.

OUR SENIOR CREDIT FACILITY AND THE KEY NOTES, IMPOSE SIGNIFICANT RESTRICTIONS ON OUR BUSINESS.



     Our senior debt obligations restrict, among other things, our ability to:



     - make payments on our other debt, including the old notes, in specified instances;



     - incur additional indebtedness;



     - incur liens;



     - pay dividends;



     - consummate certain asset sales;



     - enter into certain transactions with affiliates;



     - merge or consolidate with any other person; or



     - sell, assign, transfer, lease, convey or otherwise dispose of assets.



WE MAY NOT BE ABLE TO INTEGRATE PREVIOUSLY ACQUIRED COMPANIES, WHICH WOULD LIMIT THE ECONOMIC AND OPERATIONAL BENEFITS OF OUR ACQUISITIONS.



     If we are not able to properly integrate into our operations businesses that we have acquired, then we may not realize the economic or operational benefits of these acquisitions. Our need to integrate businesses we have acquired, and particularly the parts distribution business of Aviation Sales Company, which we acquired on December 1, 2000 and is our largest acquisition to date, places substantial demands on our management, systems and resources. The process of integrating acquired businesses into our operations has resulted in ongoing and extraordinary operating difficulties and expenditures, absorbed significant management attention that would otherwise be available for the ongoing development of our business and resulted in charges against income. Integration of acquired businesses may require that we further improve our financial controls, management controls, reporting systems and procedures on a timely basis, implement new systems as necessary and expand, train and manage our workforce. While we had expected to integrate our acquisition of Aviation Sales Company's parts distribution business into our existing business on a reasonably rapid basis, that integration is taking significantly longer than expected. Our prolonged effort to effectuate the integration of the Aviation Sales parts distribution business has required our management and other personnel to spend a significant amount of time on the integration efforts. As a result, our management and other personnel have not been able to devote as much time to generating sales for our business as otherwise would be the case. Our failure to effectuate the integration of the Aviation Sales parts distribution business into our business in the near future could cause us to fail to comply with covenants under our financing agreements and otherwise could have a material adverse affect on our operations, financial condition or liquidity.



     We anticipate that any future acquisition growth would be strategic acquisitions of complementary inventories or businesses when appropriate, and will be dependent upon the availability of suitable inventories, acquisition candidates and capital, and will be limited by restrictions contained in our debt instruments, including our senior credit facility and the Key notes. Any future acquisitions could result in the incurrence of debt and contingent liabilities, amortization expenses related to goodwill and other intangible assets or dilutive issuances of equity securities.



WE HAVE WRITTEN DOWN, AND MAY NEED TO WRITE DOWN IN THE FUTURE, SOME OF OUR INVENTORY DUE TO THE INVENTORY BECOMING SLOW MOVING OR OBSOLETE OR CHANGES IN ESTIMATES OF RESIDUAL VALUE WHICH WOULD ADVERSELY IMPACT OUR ASSETS AND NET INCOME.



     We need to maintain a high volume of inventory to ensure that we have the equipment required by our customers when needed. However, this equipment, if not leased or sold to a customer, may become obsolete over time. When inventory becomes slow moving or obsolescence of inventory occurs, we write down, in part or in whole, the cost of the inventory in our financial records. In addition, we acquire inventory based on the anticipated future demand of our customers and prospective customers. If the actual demand for our inventory turns out to be less than what we anticipated, we may not be able to sell this excess inventory over a reasonable period of time. This can result in the valuation of the inventory being written down to an amount below its original cost. Furthermore, management, in reacting to our financial condition, operating environment and other factors, can also change the time period over which we are willing to hold specific categories of inventory. This can impact the amounts to be realized on these assets, and thus their carrying values in our financial statements. Also, we lease some of our inventory and, for accounting purposes, we must determine the residual value of the leased inventory. We conduct periodic reviews of our residual value determinations. If, in the course of these reviews, we determine that the estimated residual value of the leased inventory has changed due to market conditions, among other factors, we may need to write down the residual value, adversely impacting the value of our assets and our net income. We recorded an inventory write-down and impairment of equipment under operating lease totalling $50.6 million in 2000.



PROBLEMS IN THE AIRLINE INDUSTRY HAVE NEGATIVELY IMPACTED PRICING AND DEMAND FOR OUR PRODUCTS AND SERVICES RESULTING IN A DECREASE IN OUR GROSS MARGIN.



     Economic and other factors that are affecting the airline industry have negatively impacted, and may continue to negatively impact, our business. Pricing of the inventory we need for our business is affected to a degree by the overall economic condition of the airline industry, which has historically been volatile. The demand for after-market engines and aircraft and engine parts is driven primarily by flying hours or cycles. These parts must be serviced or replaced at scheduled intervals. As a result, the demand for after-market parts is a function of the volume of worldwide air traffic. Additionally, factors such as the price of fuel affect the aircraft parts market, since older aircraft (into which repaired or overhauled aircraft parts are most often placed) become less economically viable as the price of fuel increases. During a downturn in the aviation industry, there may be reduced overall demand for the equipment we provide, lower selling prices for our products and increased credit risk associated with doing business with industry participants. The airframe and engine parts after-market has experienced a downturn during the latter part of 2000, which has continued into 2001. A number of companies in the industry have encountered financial difficulties as a result. Consequently, many companies within the industry have been forced to sell inventory at reduced prices in order to generate cash. Our gross margin and carrying value of inventory have been negatively affected by these deteriorating conditions, including a significant write-down of inventory values in the fourth quarter of 2000. Additionally, according to reports by a few large airlines, during the first quarter of 2001, the airline industry has begun to experience a slowdown in overall traffic, which management believes has reduced demand for after-market parts.



WE MAY NOT BE ABLE TO OBTAIN THE INVENTORY WE NEED TO OPERATE OUR BUSINESS.



     We obtain our inventory by purchasing surplus inventory from airlines, overhaul facilities and other suppliers. Surplus inventory of the type required by our customers may not be available on acceptable terms, or at all, when needed in the future and we may not continue to compete effectively for the purchase of inventory needed to maintain our business. No organized market for this kind of surplus inventory exists, and we must rely on field representatives and other personnel, advertisements and our reputation as a buyer of surplus inventory in order to generate opportunities to purchase this inventory. The market for sales of surplus inventory is highly competitive, in some instances involving a bidding process. While we have been able to purchase the necessary amounts of surplus inventory in the past, we may not continue to be able to obtain inventory in the future.


WE DEPEND ON THIRD-PARTY MAINTENANCE, REPAIR AND OVERHAUL FACILITIES OVER WHICH WE EXERCISE NO QUALITY CONTROL.

     We depend on third-party, FAA-approved maintenance, repair and overhaul facilities to bring our inventory into a condition of airworthiness so that we can then sell or lease the equipment to our customers. Third-party facilities may experience heavy workloads or may allocate their resources to customers with whom they have entered into long-term, regularly scheduled agreements and thereby delay the services to be provided to us. The facilities we utilize are responsible for inspecting and certifying inventory to be of serviceable quality. We do not have direct control over the quality of work performed by third-party facilities or the accuracy of the airworthiness condition designated by these facilities. It is possible that the inventory we have serviced at these third-party facilities could pass our subsequent inspection, be sold or leased and incorporated into an aircraft, and later be determined to be unsafe or in need of further service. In this kind of event, the FAA has the authority to take actions that may include the grounding of an aircraft that contains these parts. Additionally, the customer who purchased this inventory could demand a replacement. While we have insurance coverage to cover these kinds of losses, this type of development could negatively impact customer confidence in our company.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS THAT MAY NOT BE COVERED BY INSURANCE.

     Our business exposes us to possible claims for personal injury or death that may result from the failure of an aircraft part or engine owned and leased by us or an aircraft or engine part sold by us. We currently maintain product liability insurance coverage in the amount of $750 million on an aggregate and per claim basis. However, claims may arise in the future for which our insurance coverage is insufficient, which may adversely affect our cash flow and net income.

THE LOSS OF ONE OR TWO OF OUR CUSTOMERS COULD MATERIALLY HURT OUR BUSINESS BECAUSE WE DEPEND ON ONLY A FEW CUSTOMERS.

     Our five largest customers accounted for approximately 34% of consolidated revenue for the year ended December 31, 2000. The AGES Group accounted for approximately 10% of our consolidated revenue for the year ended December 31, 2000. While the relative significance of customers varies from period to period as a result of the large unit prices associated with whole aircraft and aircraft engine sales, the loss of, or significant curtailments of purchases by, one or more of our significant customers at any time could adversely affect our revenue and cash flow.

THE LOSS OF THE SERVICES OF SOME OF OUR KEY OFFICERS COULD NEGATIVELY IMPACT OUR BUSINESS.

     We depend upon the efforts of our key officers, and particularly Yoav Stern, our Chairman, and Zivi R. Nedivi, our President and Chief Executive Officer. The loss of the services of one or more of our key personnel could have a material adverse effect on our ability to successfully achieve our business objectives. Although each of our key employees has executed an employment agreement that prohibits the employee from competing against us for a specified period of time, we cannot assure you that contract remedies will be available to us or that these remedies will mitigate any losses incurred as a result of the loss of key employees.

WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE IN THE HIGHLY COMPETITIVE AIRCRAFT AND ENGINE PARTS RESELLER MARKET.

     We may not be able to compete effectively against present and future competitors. Competition in our industry is primarily based on product quality, price and the ability to provide needed inventory quickly. Our largest competitors include resellers such as AAR Corp. and The AGES Group. In addition, there are approximately 10 to 15 midsized resellers and over 50 small after-market suppliers and brokers which generate a large portion of the market revenue. As a result of industry consolidation, we expect that a number of these smaller operators will either be acquired or will have difficulty competing in this changing market. In addition, the aircraft and engine parts supply business has been reshaped by the widespread adoption of parts listing services. The parts listing services list the availability of thousands of types of parts from brokers, distributors, repair facilities and airlines. The listing includes the quantity of parts available, the condition of the parts, when the parts are available and a contact for more information. The parts listing services have created a much freer flow of information concerning the supply, demand and pricing for particular parts. Dealers now must compete not only on the basis of relationships with customers and knowledge regarding a potential source for products, but also on the quality of the parts available, the documentation tracing the history of the parts and the price. We may not be able to continue to respond appropriately to the changing competitive environment in our industry.

SIGNIFICANT GOVERNMENT REGULATION MAY ADVERSELY IMPACT OUR BUSINESS.

     The aviation industry is highly regulated by the Federal Aviation Administration in the United States and similar regulatory agencies in other countries. While our reselling business is not directly regulated, the inventory that we sell must be accompanied by documentation that enables our customers to comply with applicable regulatory requirements. New and more stringent government regulations may be adopted in the future and any of these new regulations, if enacted, could have an adverse impact on us. Before aircraft parts may be installed on an aircraft or engine parts may be installed in an engine, they must meet certain standards of airworthiness established by the FAA or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although regulatory requirements in other countries are generally satisfied by compliance with FAA requirements. Aircraft parts and engine parts must also be traceable to sources deemed acceptable by these agencies. Although we believe that we comply with the highest level of such regulatory standards, standards may change in the future, requiring aircraft parts and engine parts already contained in our inventory to be scrapped or modified.

RISKS ASSOCIATED WITH THE EXCHANGE OFFER

IF WE DO NOT RECEIVE CONSENT TO THE EXCHANGE OFFER FROM OUR LENDERS UNDER OUR SENIOR CREDIT FACILITY AND THE HOLDER OF THE KEY NOTES, WE WILL NOT BE ABLE TO COMPLETE THE EXCHANGE OFFER.

     The consents of the lenders under our senior credit facility and the holder of the Key notes are required in order for us to consummate the exchange offer. We may not receive their consents if they disapprove of the terms of the exchange offer. If we do not receive their consents, we will not be able to effectuate the exchange offer.

IF THE NEW 8 1/2% SENIOR SUBORDINATED NOTE OPTION IS OVERSUBSCRIBED, YOU WILL HAVE TO ACCEPT NEW 6% CONVERTIBLE SUBORDINATED NOTES IN THE EXCHANGE OFFER.


     If the new 8 1/2% senior subordinated note option is oversubscribed, and if holders of either series of old notes fail to tender at least 75% of that series, then we will first issue the new 8 1/2% senior subordinated notes to the holders of the series of old notes that did tender at least 75% of that series. We will not determine whether the new 8 1/2% senior subordinated note option has been oversubscribed until after the expiration of the exchange offer. When we make this determination, we will publicly announce whether or not the new 8 1/2% senior subordinated note option has been oversubscribed and the effect of any required proration. You will not be able to withdraw your tender of old notes at the time we make this determination even though it may affect the type of new notes you will receive in the exchange offer.


THE EXCHANGE OFFER MAY NOT REPRESENT A FAIR VALUATION OF THE OLD NOTES.

     Our board of directors has made no determination that the exchange offer represents a fair valuation of the old notes. We have not obtained a fairness opinion from any financial advisor about the fairness of the exchange offer to you or us. We cannot assure you that if you tender your old notes you will receive more value than if you had chosen to keep them.

UNITED STATES HOLDERS WHO EXCHANGE OLD NOTES FOR NEW NOTES MIGHT NOT BE ABLE TO RECOGNIZE LOSSES ON THE NEW NOTES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

     If you are a United States holder and you exchange your old notes for new notes, you might not be able to recognize a loss on your old notes as a result of the exchange.

YOU MIGHT BE REQUIRED TO RECOGNIZE ORIGINAL ISSUE DISCOUNT AS TAXABLE INCOME ON THE NEW NOTES BEFORE YOU RECEIVE THE CASH PAYMENTS TO WHICH THE INCOME IS ATTRIBUTABLE.


     The new notes might be issued with original issue discount. Accordingly, you might be required to include the original issue discount in gross income for United States federal income tax purposes over the term of the new notes. This income will be in addition to income from interest payments made on the new notes. The amount of OID on a new note will be equal to the stated redemption price at maturity of the new note minus the issue price of the new note. The issue price of the new notes will be determined as of the date of the exchange and we are required to report the issue price and the total OID on the new notes to the Internal Revenue Service within 30 days after the date of the exchange. The Internal Revenue Service publishes a list of the amount of OID on debt instruments the offering of which is registered with the Securities and Exchange Commission, such as the new notes. You should read the "United States Federal Income Tax Consequences" section for a more detailed discussion of the United States federal income tax consequences to you of acquiring, owning, and disposing of the new notes.


RISKS ASSOCIATED WITH THE NEW NOTES



THE NEW 8 1/2% SENIOR SUBORDINATED NOTES ARE SUBORDINATED TO OUR SENIOR DEBT, WHICH CURRENTLY CONSISTS ONLY OF OUR SENIOR CREDIT FACILITY. IF WE DEFAULT ON OUR SENIOR DEBT, WE MAY NOT BE ABLE TO PAY YOU PRINCIPAL OR INTEREST ON THE NEW 8 1/2% SENIOR SUBORDINATED NOTES.



     The new 8 1/2% senior subordinated notes are unsecured obligations and rank in right of payment behind our senior credit facility, aggregating $173.7 million as of December 31, 2000. Outstanding borrowings under our senior credit facility are due on December 14, 2003.


     We may not pay any principal or interest on, or any other amounts owing, or purchase, redeem or otherwise retire the new 8 1/2% senior subordinated notes if our senior credit facility is not paid when due.

     In addition, if we are in default of any of our other obligations under our senior credit facility, we may be prohibited from making payments to the owners of the new 8 1/2% senior subordinated notes and the old notes for specified periods of time.

     The lenders under our senior credit facility will be entitled to receive payment of all amounts due to them before the owners of the new 8 1/2% senior subordinated notes upon any payment or distribution of our assets to our creditors upon our liquidation or other insolvency or reorganization proceedings.


THE NEW 6% CONVERTIBLE SUBORDINATED NOTES ARE SUBORDINATED TO OUR SENIOR DEBT, THE KEY NOTES AND THE NEW 8 1/2% SENIOR SUBORDINATED NOTES. IF WE DEFAULT ON OUR SENIOR DEBT, WE MAY NOT BE ABLE TO PAY YOU PRINCIPAL OR INTEREST ON THE NEW 6% CONVERTIBLE SUBORDINATED NOTES.


     The new 6% convertible subordinated notes are unsecured obligations and rank in right of payment behind:

     - all of our existing and future senior debt, including our senior credit facility and the Key notes, aggregating $203.7 million as of December 31, 2000; and

     - up to $30.0 million of new 8 1/2% senior subordinated notes that may be issued in the exchange offer.


     In addition, the new 6% subordinated notes are effectively subordinated to the liabilities of our subsidiaries, including trade payables, which, at December 31, 2000, aggregated approximately $58.0 million.


     We may not pay any principal or interest on, or any other amounts owing, or purchase, redeem or otherwise retire the new 6% convertible subordinated notes if our senior credit facility is not paid when due.

     In addition, if we are in default of any of our other obligations under our senior credit facility, we may be prohibited from making payments to the owners of the new 6% convertible subordinated notes for specified periods of time.

     The lenders under our senior credit facility, the holders of the Key notes and the new 8 1/2% senior subordinated notes will be entitled to receive all amounts due to them before the owners of the new 6% convertible subordinated notes upon any payment or distribution of our assets to our creditors upon our liquidation or other insolvency or reorganization proceedings.

WE MAY NOT BE ABLE TO REPAY OR REFINANCE THE PRINCIPAL AMOUNT OF OUR NEW NOTES WHEN DUE.

     After repaying indebtedness that ranks senior in right of payment to the new notes, any remaining cash resources may not be sufficient to repay the new notes. Our ability to repay or refinance the new notes, and to meet our other financial obligations, depends on the availability of new sources of funding, which will in turn depend on our operating performance, the state of the financial markets and other factors at the time that we want to repay or refinance the new notes. Accordingly, we cannot assure you that we will be able to meet our obligations to repay or refinance the new notes when they become due.

A COURT MAY VOID THE GUARANTEES OR SUBORDINATE THE GUARANTEES TO OTHER OBLIGATIONS OF THE GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time any guarantor of the new 8 1/2% senior subordinated notes incurred the debt evidenced by its guarantee, the guarantor:

     - was insolvent or rendered insolvent by reason of such incurrence; was engaged in a business or transaction for which that guarantor's remaining assets constituted unreasonably small capital; or intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; and

     - received less than reasonably equivalent value or fair consideration for the incurrence of such debt;

then the court could void the guarantee, or claims by holders of the new 8 1/2% senior subordinated notes under that guarantee could be subordinated to all other debts of that guarantor. In addition, any payment by that guarantor under its guarantee could be required to be returned to that guarantor, or to a fund for the benefit of the creditors of that guarantor.

     The measures of insolvency for purposes of the above will vary depending upon the law applied in any proceeding. Generally, however, a guarantor would be considered insolvent if:

     - the sums of its debts, including contingent liabilities, was greater that the saleable value of all of its assets at a fair valuation; or

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

YOU MAY NOT BE ABLE TO TRADE THE NEW NOTES EASILY BECAUSE THERE MAY BE A LIMITED MARKET FOR THEM.

     There are no existing trading markets for the new notes. Accordingly, we cannot be sure:

     - that any market for the new notes will develop;

     - that the owners of the new notes will be able to sell their new notes; or

     - at what prices any sales of the new notes will be made.

     If a market for the new notes develops, the new notes may trade at prices that may be higher or lower than the price at which the exchange offer values the old notes.

RISKS ASSOCIATED WITH THE OLD NOTES

THE OLD NOTES WILL BE SUBORDINATED TO THE NEW NOTES.

     The old notes are unsecured obligations and rank in right of payment behind:

     - all of our existing and future senior debt, including our senior credit facility and the Key notes, aggregating $203.7 million as of December 31, 2000; and

     - up to $140,250,000 million in aggregate principal amount of new notes that may be issued in the exchange offer.


     Also, the old notes will be effectively subordinated to the liabilities of our subsidiaries, including trade payables, which, at December 31, 2000, aggregated approximately $58.0 million.


     We may not pay any principal or interest on, or other amounts owing, or purchase, redeem or otherwise retire the old notes if any of our senior debt or the new notes are not paid when due. The owners of our senior credit facility, the Key notes and the new notes will be entitled to receive payment of all amounts due to them before the owners of the old notes upon any payment or distribution of our assets to our creditors upon our liquidation or other insolvency or reorganization proceedings.

THE MARKET FOR OLD NOTES THAT ARE NOT EXCHANGED IN THE EXCHANGE OFFER WILL BE LIMITED AND SPORADIC.

     The old notes are currently traded over-the-counter. Accordingly, trading in the old notes has been limited and sporadic. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Consequently, any existing trading market for the old notes that remain outstanding after the exchange offer will be even more limited and sporadic than it is now.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents that are incorporated by reference into this prospectus contain "forward-looking statements." These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus and the documents incorporated into this prospectus by reference contain forward-looking statements, including the following:

     - our ability to repay the old notes and the new notes when due;

     - our ability to manage our substantial debt and comply with the financial covenants in our debt instruments;

     - our plans to integrate acquired inventories and businesses;

     - our plans to improve financial controls, management controls, reporting systems and procedures; and

     - our possible strategic acquisition growth involving inventory acquisition and acquisition of complementary businesses when appropriate.

     The forward-looking statements reflect our current view about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include the factors described in the "Risk Factors" section of this prospectus and the following:


     - continued net losses;


     - adverse consequences relating to our substantial debt;


     - our ability to comply with the financial covenants contained in our senior debt facilities;


     - restrictions on our business and operations imposed by our senior credit facility and the Key notes;

     - our ability to properly integrate acquired companies;


     - further write-downs of our inventory;



     - fluctuations in demand for our products, which are dependent upon the condition of the airline industry;


     - our ability to acquire adequate inventory and to obtain favorable pricing for our inventory;


     - our ability to arrange for the servicing of our inventory by third-party contractors before resale or lease;


     - possible product liability claims;

     - customer concentration; and


     - competitive pricing for our products.

                                USE OF PROCEEDS

     The new notes issued in connection with the exchange offer are being issued in exchange for your old notes. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. We will cancel all old notes tendered by you and accepted by us in the exchange offer.

                                 CAPITALIZATION


     The table below describes our debt and capitalization as of December 31, 2000. The "As Adjusted" column below assumes that 100% of the holders of the old notes will tender for new 8 1/2% senior subordinated notes in the exchange offer, resulting in the issuance of $30,000,000 in principal amount of new
8 1/2% senior subordinated notes with the balance of the tenders being exchanged for $110,250,000 in principal amount of new 6% convertible subordinated notes. We cannot assure you that holders of the old notes will tender them in the amounts assumed in this table or otherwise.


     To the extent that old notes are not validly tendered or accepted in the exchange offer, the amount set out below in the "As Adjusted" column for the new notes, depending on the elections of the note holders, may decrease and the amount set out below in the "As Adjusted" column for the old notes would increase. In addition, it is possible that the option to exchange old notes for a maximum aggregate amounts of $30 million in new 8 1/2% senior subordinated notes will not be fully subscribed. In that event, the amount set out below in the "As Adjusted" column for the new 6% convertible subordinated notes may increase and the amount of the new 8 1/2% senior subordinated notes would decrease. This information should be read in conjunction with our consolidated financial statements and notes thereto which are incorporated in this prospectus by reference.


                                                                DECEMBER 31, 2000
                                                              ----------------------
                                                                         AS ADJUSTED
                                                                           FOR THE
                                                                          EXCHANGE
                                                               ACTUAL       OFFER
                                                              --------   -----------
                                                                  (IN THOUSANDS)
Senior Credit Facility......................................   167,277    $171,326
VRDN N/P....................................................     6,470       6,470
Capital Lease Obligations...................................     9,597       9,597
Key Notes...................................................    30,000      30,000
New 8 1/2% Senior Subordinated Notes........................        --      30,000
New 6% Convertible Subordinated Notes.......................        --     110,250
Old 5 3/4% Junior Subordinated Notes........................    54,000          --
Old 5 1/2% Junior Subordinated Notes........................    86,250          --
                                                              --------    --------
          Total Debt........................................  $350,594    $357,643
                                                              ========    ========
Stockholders' Equity:
Common Equity Capitalization................................  $141,468    $139,463
                                                              --------    --------
          Total Capitalization..............................  $492,062    $497,106
                                                              ========    ========



     The $30.0 million reflected in the above table for the Key notes has not been adjusted for the fair value of the warrants to purchase 368,381 shares of our common stock at $0.01 per share issued in connection with the Key notes.

                               THE EXCHANGE OFFER

     This section of the prospectus describes the proposed exchange offer. While we believe that the description covers the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the exchange offer.

BACKGROUND OF THE EXCHANGE OFFER

     The entire $54,000,000 aggregate principal balance of our old 5 3/4% junior subordinated notes is due for repayment on October 15, 2002 and the entire $86,250,000 aggregate principal balance of our old 5 1/2% junior subordinated notes is due for repayment on June 15, 2003. Based on our expectations regarding the prospects of our industry and the general economic outlook for the foreseeable future, we believe that there is uncertainty about our ability to generate sufficient cash flow from operations to repay the old notes when they mature. Other than cash flow from operations, our primary source of cash is our senior credit facility. The commitments under our senior credit facility expire on the earlier of December 14, 2003 or six months before the first maturity of the old notes if we have not secured a commitment to refinance the old notes satisfactory to our lenders under the senior credit facility. Furthermore, our senior credit facility prohibits prepayment of the old notes. As a result, we are making the exchange offer for the old notes to refinance and extend the maturity of our public debt.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions of the exchange offer set forth in this prospectus and in the accompanying letter of transmittal, you can choose to exchange your old notes for:

     - $1,000 in principal amount of new 8 1/2% senior subordinated notes for each $1,000 in principal amount of the old notes that you tender, up to a maximum of $30,000,000 in aggregate principal amount of old notes as described below; or

     - $1,000 in principal amount of new 6% convertible subordinated notes for each $1,000 in principal amount of the old notes that you tender.

     The new 8 1/2% senior subordinated notes rank equal in right of payment to the Key notes. The new 8 1/2% senior subordinated notes also rank senior in right of payment to the new 6% convertible subordinated notes. Both the new
8 1/2% senior subordinated notes and the new 6% convertible subordinated notes rank senior in right of payment to any old notes that remain outstanding after completion of the offer.

     We will pay in cash accrued and unpaid interest on all old notes accepted in the exchange offer through, but not including, the date of acceptance

     We have structured the exchange offer based on what we believe is an attractive offer to holders based on historical trading prices for the old notes, the financial condition of our business, and our ability to service our indebtedness.

OVERSUBSCRIPTION OF THE 8 1/2% NOTE OPTION

     We are offering to issue a maximum of $30,000,000 aggregate principal amount of new 8 1/2% senior subordinated notes in exchange for old notes. If more than $30,000,000 in principal amount of old notes are tendered under the 8 1/2% note option, we will exchange $1,000 in principal amount of new 6% convertible subordinated notes for every additional $1,000 in principal amount of old notes tendered.

     If the 8 1/2% note option is oversubscribed and at least 75% of the old
5 3/4% junior subordinated notes, but less than 75% of the old 5 1/2% junior subordinated notes, are validly tendered in the exchange offer, new 8 1/2% senior subordinated notes will be issued in exchange for all old 5 3/4% junior subordinated notes which have been tendered for the 8 1/2% note option before any new 8 1/2% senior subordinated notes are issued in exchange for old 5 1/2% junior subordinated notes.

     If the 8 1/2% note option is oversubscribed and at least 75% of the old
5 1/2% junior subordinated notes, but less than 75% of the old 5 3/4% junior subordinated notes, are validly tendered in the exchange offer, new 8 1/2% senior subordinated notes will be issued in exchange for all old 5 1/2% junior subordinated notes which have been tendered for the 8 1/2% note option before any new 8 1/2% senior subordinated notes are issued in exchange for old 5 3/4% junior subordinated notes.

     If the 8 1/2% note option is oversubscribed and at least 75% of both the old 5 3/4% junior subordinated notes and the old 5 1/2% junior subordinated notes are validly tendered in the exchange offer, new 8 1/2% senior subordinated notes will be issued in exchange for old 5 3/4% junior subordinated notes and old 5 1/2% junior subordinated notes on a pro rata basis.

     The 8 1/2% note option will likely be oversubscribed. Therefore, if you choose the 8 1/2% note option you should expect to receive new 6% convertible subordinated notes for a portion, and possibly the majority, of the old notes that you tender for this option.

     To receive the maximum amount of new 8 1/2% senior subordinated notes, you must tender all of your old notes for new 8 1/2% senior subordinated notes.

     We will not determine whether the 8 1/2% note option has been oversubscribed until after the expiration of the exchange offer. You will not be able to withdraw your tender of old notes once we make this determination even though it may affect the type of new notes you will receive in the exchange offer. We will publicly announce whether the 8 1/2% note option has been oversubscribed and the effect of any required proration promptly after the expiration of the exchange offer.

     You do not have to choose the same option for all of the old notes that you tender. You do not have to tender all of your old notes to participate in the exchange offer. You may withdraw your tender of old notes at any time before the expiration of the exchange offer.


     OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION TO HOLDERS OF THE OLD NOTES WHETHER OR NOT TO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER OR AS TO THE CHOICE OF WHICH KIND OF NEW NOTE EACH HOLDER SHOULD MAKE. OUR BOARD OF DIRECTORS IS NOT MAKING A RECOMMENDATION REGARDING THE EXCHANGE OFFER BECAUSE HOLDERS OF THE OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER AND AS TO WHICH TYPE OF NEW NOTES TO ELECT. WE HAVE NOT AUTHORIZED ANYONE TO MAKE A RECOMMENDATION ON OUR BEHALF REGARDING THE EXCHANGE OFFER.


PERIOD FOR TENDERING YOUR OLD NOTES


     Subject to applicable securities laws and the terms and conditions in this prospectus, we will accept for exchange any and all old notes that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. The expiration date of the exchange offer is May 25, 2001.


     If we make a material change in the terms of the exchange offer or the information concerning the exchange offer or waive a material condition to the exchange offer, we will disseminate additional exchange offer materials and extend the exchange offer to the extent required by law. In addition, we may, if we deem appropriate, extend the exchange offer for any other reason. If the principal amount of old notes subject to the exchange offer is decreased, the exchange offer will remain open at least ten business days from the date we first give notice to you, by public announcement or otherwise, of that decrease. In the case of an extension of the exchange offer, the announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer. Without limiting the manner in which any public announcement may be made, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

MARKET AND TRADING INFORMATION REGARDING THE OLD NOTES

     There is no established reporting system or public trading market for trading in the old notes. Accordingly, there is no practical way to determine the trading history of the old notes. We believe that trading in the old notes has been limited and sporadic. We believe that the trading market for the old notes that remain outstanding after the exchange offer will be very limited.

ACCEPTANCE FOR EXCHANGE OF OLD NOTES

     Upon the terms and subject to the conditions of the exchange offer and applicable law, we will exchange the applicable new notes for all old notes validly tendered and not withdrawn under the exchange offer on or before the expiration date of the exchange offer.

     This exchange will be made by our deposit of the new notes with the exchange agent as soon as practicable after the expiration date of the exchange offer so that the new notes may be exchanged for the old notes on the exchange date.

     The exchange agent will act as agent for you for the purpose of issuing the new notes for the old notes. Under no circumstance will interest on the new notes be paid by reason of any delay of the exchange agent in making the exchange.

     We expressly reserve the right, in our sole discretion and subject to Rule 14e-l(c) under the Securities Exchange Act of 1934, to delay acceptance for exchange of, or the exchange of, old notes in order to comply, in whole or in part, with any applicable law or regulation.

     In all cases, the exchange agent will deliver the new notes for old notes accepted for exchange under the exchange offer only after timely receipt by the exchange agent of:

     - certificates representing your old notes or timely confirmation of a book-entry transfer of your old notes into the exchange agent's account at DTC;

     - a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof or, in the case of book-entry transfer, an "agent's message" (as described below); and

     - any other documents required by the letter of transmittal.

     For purposes of the exchange offer, validly tendered old notes, or defectively tendered old notes for which we have waived that defect, will be deemed to have been accepted for exchange by us if, as and when we give written notice thereof to the exchange agent.

     If the exchange offer is terminated or withdrawn, or the old notes are not otherwise accepted for exchange, no new notes will be issued or issuable. If any tendered old notes are not exchanged under the exchange offer for any reason, or certificates are submitted evidencing more old notes than are tendered, those old notes not exchanged will be returned, without expense, to you, or, in the case of old notes tendered by book-entry transfer, those old notes will be credited to the account maintained at DTC from which those old notes were delivered, unless otherwise requested by you under the "Special Issuance/Delivery Instructions" heading in the letter of transmittal, promptly after the expiration of the exchange offer or termination of the exchange offer.

PROCEDURES FOR EXCHANGING OLD NOTES

     In order to receive the new notes you must tender your old notes under the exchange offer on or before the expiration date.

     The method of delivery of old notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an agent's message transmitted through ATOP, is at your election and risk. Except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we suggest that you use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration of the exchange offer.

     It is contemplated that our new notes will be delivered in book-entry form through DTC. Accordingly, if you anticipate tendering other than through DTC, you are urged to promptly contact a bank, broker or other intermediary that has the capability to hold securities custodially through DTC, to arrange for the receipt of any new notes, and to obtain the information necessary in the letter of transmittal.

     If you have any questions or need help in tendering your old notes, please call the information agent whose address and phone number are on the back cover of this prospectus.

     TENDERS OF OLD NOTES. Your tender of old notes, and subsequent acceptance by us, by one of the procedures set out below will constitute a binding agreement between us and you in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     TENDER OF OLD NOTES HELD THROUGH A CUSTODIAN. If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and if you wish to tender old notes and deliver a letter of transmittal, you should contact that broker, dealer, commercial bank, trust company or other nominee promptly and instruct him or her or it to tender the old notes and deliver a letter of transmittal on your behalf. A letter of instructions is enclosed in the materials provided along with this prospectus which may be used by you in this process to instruct the registered holder to tender old notes. If you wish to tender those old notes yourself, you must, prior to completing and executing the letter of transmittal and delivering those old notes, either make appropriate arrangements to register ownership of the old notes in your name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

     TENDER OF OLD NOTES HELD THROUGH DTC. We have confirmed with DTC that the old notes may be tendered using ATOP. DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message states that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

     By using the ATOP procedures to tender old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed and delivered it.

     BOOK-ENTRY DELIVERY PROCEDURES. The exchange agent will establish accounts with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.

     Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an agent's message, in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted, to and received by the exchange agent at one or more of its addresses set out on the back cover of this prospectus on or prior to the expiration of the exchange offer in connection with the tender of those old notes. Delivery of documents to DTC does not constitute delivery to the exchange agent.

     The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to in this prospectus as a "book-entry confirmation." The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a DTC participant that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal.

     SIGNATURE GUARANTEES. Signatures on all letters of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, unless your tender of old notes tendered are tendered:

     - by a registered holder of old notes, or by a participant in DTC whose name appears on a security position listing as the owner of those old notes, who has not completed any of the boxes entitled "Special Issuance/Delivery Instructions" on the letter of transmittal; or

     - for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, which entities we refer to as "eligible institutions."

     If your old notes are registered in the name of a person other than the signatory to the letter of transmittal or if old notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signature on the letter of transmittal accompanying the tendered old notes must be guaranteed. See Instructions 1 and 5 of the letter of transmittal.

     BACKUP UNITED STATES FEDERAL INCOME TAX WITHHOLDING. To prevent backup federal income tax withholding you must provide the exchange agent with your current taxpayer identification number and certify that you are not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the letter of transmittal.

     DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility, including time of receipt, and acceptance of any tendered old notes subject to any of the procedures described above will be determined by us, in our sole discretion, which determination shall be final and binding.

     We reserve the right to reject any or all tenders of any old notes that we determine not to be in proper form or if the acceptance for tender of those old notes may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any of the conditions of the exchange offer or any defect or irregularity in any tender of your old notes, whether or not similar defects or irregularities are waived in the case of other holders of old notes.

     Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If we waive our right to reject a defective tender of old notes, you will be entitled to the new notes.

WITHDRAWAL OF TENDERED OLD NOTES


     You may withdraw tenders of old notes at any time on or prior to the expiration of the exchange offer, but the new notes shall not be issuable in respect of old notes so withdrawn. We will not determine whether the 8 1/2% note option has been oversubscribed until after the expiration of the exchange offer. You will not be able to withdraw your tender of old notes at the time we make this determination even though it may affect the type of new notes you will receive in the exchange offer.


     If the exchange offer is terminated without any old notes being exchanged, then any old notes tendered under the exchange offer will be promptly returned to you without cost.

     If we make a material change in the terms of the exchange offer or waive a material condition of the exchange offer, we will disseminate additional exchange offer materials and extend the exchange offer to the extent required by law. In addition, we may, if we deem appropriate, extend the exchange offer for any other reason. You may withdraw tendered old notes during any extensions of the exchange offer. If the principal amount of old notes subject to the exchange offer is decreased, the exchange offer will remain open at least ten business days from the date we first give notice to you, by public announcement or otherwise, of that decrease.

     For a withdrawal of tendered old notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer at its address set out on the back cover of this prospectus. Any such notice of withdrawal must:

     - specify the name of the person who tendered the old notes to be withdrawn;

     - contain the description of the old notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing those old notes, unless those old notes were tendered by book-entry transfer, and the aggregate principal amount represented by those old notes; and

     - be signed in the same manner as the original signature on the letter of transmittal by which those old notes were tendered, including any required signature guarantees, or be accompanied by evidence sufficient to the exchange agent that the person withdrawing the tender has succeeded to the beneficial ownership of the old notes.

     If the old notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon receipt by our exchange agent of a written or facsimile notice of that withdrawal even if physical release is not yet effected.

     Any permitted withdrawal of old notes may not be rescinded, and any old notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Withdrawn old notes may, however, be re-tendered by again following one of the appropriate procedures described in this prospectus at any time on or prior to the expiration date of the exchange offer.

     If we extend the exchange offer or if for any reason, whether before or after any old notes have been accepted for tender, the acceptance for tender of old notes is delayed or if we are unable to accept the tender of old notes under the exchange offer, then, without prejudice to our rights under the exchange offer, tendered old notes may be retained by the exchange agent on our behalf and may not be withdrawn, subject to Rule 14e-l(c) under the Securities Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer, except as otherwise provided in this section.

     All questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding. Neither we, the exchange agent, the dealer manager, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

CONDITIONS TO, AND AMENDMENT OF, THE EXCHANGE OFFER

     We will not accept old notes for new notes if the registration statement covering the exchange offer is not effective under the Securities Act of 1933. In addition, the exchange offer is subject to the conditions that:

     - we must receive consent to the exchange offer from the lenders under our senior credit facility;

     - we must receive consent to the exchange offer from the holder of the Key notes;

     - we must receive valid tenders for at least $105.25 million in aggregate principal amount of old notes;

     - the exchange offer complies with applicable laws and applicable interpretations of the staff of the Commission;

     - no litigation has been instituted or threatened or law enacted that could prohibit the exchange offer, materially adversely affect our business or materially impair the benefits of the exchange offer;

     - no event has occurred which has had an effect, or could reasonably be expected to have an effect, on our business, assets, revenue, liabilities, financial condition or prospects that could prohibit, prevent or significantly delay consummation of the exchange offer, or materially impair the contemplated benefits of the exchange offer;

     - we have determined in our reasonable judgment that the exchange offer will not result in a tax liability to us that would adversely impact us; and

     - no tender or exchange offer for our equity securities or any business combination involving us has been proposed or announced or has occurred.


     If any of the above conditions are not satisfied before the expiration date of the exchange offer, we may, in our sole discretion:


     - terminate the exchange offer and, as promptly as practicable, return all tendered old notes to tendering note holders;

     - extend the exchange offer and, subject to the withdrawal rights described under the heading "Withdrawal of tendered old notes," retain all tendered old notes until the extended exchange offer expires;

     - amend the terms of the exchange offer; or

     - waive the unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

     These conditions are for our sole benefit. We may assert these conditions with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to them. We may waive any condition in whole or in part any time in our discretion. Our failure to exercise our rights under any of the above conditions does not represent a waiver of these rights. Each right is an ongoing right which may be asserted at any time before the expiration date of the exchange offer. All conditions to the exchange offer must be satisfied or waived before the expiration date of the exchange offer. Any determination by us concerning the conditions described above will be final and binding upon all parties.

     If a stop order issued by the Commission is in effect with respect to the registration statement of which this prospectus is a part, we will not accept any old notes tendered and we will not exchange for any new notes. Subject to satisfaction or waiver of the conditions described above, we will accept for exchange any and all old notes that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. However, we reserve the right to:

     - delay the acceptance of your old notes for exchange;

     - extend the expiration date and retain all old notes that have been tendered, subject to the right of owners of the old notes to withdraw their tendered old notes; or

     - waive any condition or otherwise amend the terms of the exchange offer in any respect.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     You are referred to the discussion about the federal income tax consequences of the exchange offer under "United States Federal Income Tax Consequences." Tax matters are very complicated and the tax consequences of the exchange offer to you will depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences to you of the exchange offer.

EXCHANGE AGENT

     We have appointed First Union National Bank as our exchange agent for the exchange offer of the old notes. We have agreed to pay First Union National Bank reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. All executed letters of transmittal and any other required documents should be sent or delivered to the exchange agent at the address set forth below. Questions and requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent, addressed as follows:

    By Registered & Certified Mail:

     First Union National Bank
     Corporate Trust (NC-1153)
     1525 West W.T. Harris Blvd.
     Charlotte, NC 28288
     Attn: Marsha Rice

     By Regular Mail or Overnight Courier:

     First Union National Bank
     Corporate Trust (NC-1153)
     1525 West W.T. Harris Blvd.
     Charlotte, NC 28262-1153
     Attn: Marsha Rice

     In Person by Hand Only:

     First Union National Bank
     Corporate Trust (NC-1153)
     1525 West W.T. Harris Blvd.
     Charlotte, NC 28288
     Attn: Marsha Rice

     By Facsimile (for Eligible Institutions only):

     (704) 590-7628

     For Information or Confirmation by
     Telephone:

     (704) 590-7413

     Delivery of a letter of transmittal to an address other than that for the exchange agent as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of a letter of transmittal.

DEALER MANAGER

     We have retained Banc of America Securities LLC as our exclusive dealer manager in connection with the exchange offer. We will pay Banc of America Securities LLC a customary fee for its services. We have also agreed to reimburse Banc of America Securities LLC for its reasonable out-of-pocket expenses and to indemnify it against certain expenses and liabilities, including liabilities under federal securities laws. These expenses are not included in the fees set forth below.

INFORMATION AGENT

     We have appointed D.F. King & Co., Inc. as the information agent for the exchange offer of the old notes. We have agreed to pay D.F. King a customary fee for its services. We have also agreed to reimburse D.F. King for its reasonable out-of-pocket expenses. Any questions concerning the exchange offer procedures or requests for assistance or additional copies of this prospectus or the letters of transmittal may be directed to the information agent at:

     D.F. King & Co., Inc.
     77 Water Street
     New York, New York 10005

     Banks and Brokers, call collect:
     (212) 269-5550

     Others, call toll free:
     (800) 928-0153

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders for the exchange offer. We are making the principal solicitation by mail. However, we may make additional solicitations by telephone, facsimile, e-mail or in person by officers and regular employees of ours and those of our affiliates. In addition, we may make payments to brokers, dealers or others soliciting acceptance of the exchange offer.

     We will pay the cash expenses to be incurred in connection with the exchange offer, which are estimated in the aggregate to be approximately $650,000. Such expenses include fees and expenses of the information agent, the exchange agent and trustee, expenses of soliciting dealers, accounting and legal fees and printing costs, among others.

PAYMENT OF SOLICITATION FEE

     We will pay to soliciting dealers a solicitation fee of $2.50 per $1,000 of old notes tendered and accepted for exchange in the exchange offer. As used herein, a "soliciting dealer" is an entity covered by a letter of transmittal which designated its name as having solicited and obtained the tender, and is:

     - any broker or dealer in securities, excluding the dealer manager, which is a member of any national securities exchange or of the NASD;

     - any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member; or

     - any bank or trust company.

     No such fee shall be payable to a soliciting dealer with respect to the tender of old notes by a holder unless the letter of transmittal accompanying such tender designates such soliciting dealer. No such fee shall be payable to a soliciting dealer in respect of old notes registered in the name of such soliciting dealer unless such old notes are held by such soliciting dealer as nominee and such old notes are being tendered for the benefit of one or more beneficial owners identified on the letter of transmittal. No such fee shall be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be paid to a soliciting dealer with respect to old notes tendered for such soliciting dealer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of us, DTC, the dealer manager or the information agent for purposes of the exchange offer. For all purposes noted in all materials related to the exchange offer, the term "solicit" shall be deemed to mean no more than "processing old notes tendered" or "forwarding to customers materials relating to the exchange offer."

     We will also, upon request, reimburse soliciting dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the exchange offer to their customers.

TRANSFER TAXES

     Owners who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however,

     - new notes are to be delivered to, or issued in the name of, any person other than the registered owner of the old notes; or

     - old notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of new notes for old notes in connection with the exchange offer,

     then the amount of any transfer taxes, whether imposed on the registered owner or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

NO APPRAISAL RIGHTS

     You will not have any right to dissent and receive an appraisal of your old notes in connection with the exchange offer.

TRADING OF THE NEW NOTES

     We do not expect the new notes to be listed on any securities exchange or to trade in any other securities market.

ACCOUNTING TREATMENT OF THE EXCHANGE OFFER

     The new notes will be recorded at their respective principal amounts and interest expense will be computed based on the principal amount and stated interest rate of the notes.


     We do not currently believe that we have sufficient available liquid resources to repay the principal balance to satisfy the obligations of the old notes at maturity. In addition, we do not believe that we can obtain alternate financing with reasonable interest rates that would otherwise permit us to repay the old notes at that time. This exchange offer contains concessions by the holders of the old notes, including accepting new notes with an extended maturity date and accepting an interest rate on the new notes which is lower than we could obtain from other lenders. Accordingly, this exchange offer will be treated as a troubled debt restructuring in accordance with Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," or SFAS 15. SFAS 15 applies to debt restructurings where a creditor, for reasons related to the debtor's financial difficulties, grants a concession to the debtor that it would not otherwise consider. The effect of the higher interest rates on the new notes will be reflected in future periods in our financial statements, and we will not recognize a gain or loss as a result of the troubled debt restructuring.

FRACTIONAL NOTES

     We will issue new notes in denominations of $1,000 and integral multiples of $1,000. Any fractional principal amount of new notes which a registered holder is entitled to receive in the exchange offer will be paid in cash or fractional notes, in our sole discretion.

"BLUE SKY" COMPLIANCE

     We are making this exchange offer to all holders of old notes. We are not aware of any jurisdiction in which the making of the exchange offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the exchange offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the exchange offer will not be made to, nor will tenders of old notes be accepted from or on behalf of, the holders of old notes residing in such jurisdiction.

                       SELECTED FINANCIAL AND OTHER DATA


     The financial data set forth below should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated into this prospectus by reference, and the Unaudited Pro Forma Consolidated Financial Statements beginning on page 104 of this prospectus. The 2000 pro forma statement of operations data reflects adjustments for this exchange offer and the acquisition of the aircraft and engine-parts resale business of Aviation Sales Company which had been operated through its Aviation Sales Distribution Services Company subsidiary. The 2000 pro forma balance sheet data reflects adjustments for the exchange offer. See "Unaudited Pro Forma Consolidated Financial Statements" for a more detailed discussion of the pro forma adjustments.



                                                          YEARS ENDED DECEMBER 31,
                                       --------------------------------------------------------------
                                         2000
                                       PRO FORMA     2000       1999       1998      1997      1996
                                       ---------   --------   --------   --------   -------   -------
                                                               (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenues.......................  $527,282    $353,983   $330,944   $180,049   $79,439   $24,922
Total operating expenses.............   552,310     375,514    276,751    139,019    61,828    20,169
Net operating (loss) income..........   (25,028)    (21,531)    54,193     41,030    17,611     4,753
Interest expense, net of interest
  income.............................    30,978      26,380     21,268      9,773     3,991       645
Non-operating expenses...............        --          --         --         --        --        --
Income tax benefit (expense).........    25,990      17,930    (12,390)   (11,679)   (5,077)   (1,462)
Extraordinary loss, net of tax
  benefit............................    (1,349)     (1,349)        --         --        --        --
                                       --------    --------   --------   --------   -------   -------
Net (loss) income                      $(31,365)   $(31,330)  $ 20,535   $ 19,578   $ 8,543   $ 2,646
                                       ========    ========   ========   ========   =======   =======
Ratio of Earnings to Fixed Charges...       N/A         N/A       2.46       3.92      4.03      6.97



                                                               DECEMBER 31,
                                      ---------------------------------------------------------------
                                        2000
                                      PRO FORMA     2000       1999       1998       1997      1996
                                      ---------   --------   --------   --------   --------   -------
BALANCE SHEET DATA:
Total current assets................  $343,206    $343,206   $268,917   $195,328   $ 53,333   $16,991
Total current liabilities...........   248,080     244,876    203,967    126,096     19,020     8,565
Total assets........................   573,475     573,475    541,445    434,050    134,361    29,545
Non-current obligations.............   185,932     187,131    166,265    158,195     61,359     2,819
Stockholders' equity................   139,463     141,468    171,213    149,759     49,912    18,161



     The ratios of earnings to fixed charges for the fiscal year ended December 31, 2000 and on a pro forma basis for the fiscal year ended December 31, 2000 are not presented because of the loss before income taxes incurred for those periods. Earnings were inadequate to cover fixed charges by $47,950,000 for the year ended December 31, 2000 and by $55,999,000 on a pro forma basis for the year ended December 31, 2000.

                 COMPARISON OF THE OLD NOTES AND THE NEW NOTES

                                                                              NEW 8 1/2%
                            5 3/4% JUNIOR           5 1/2% JUNIOR        SENIOR SUBORDINATED      NEW 6% CONVERTIBLE
                          SUBORDINATED NOTES      SUBORDINATED NOTES            NOTES             SUBORDINATED NOTES
                        ----------------------  ----------------------  ----------------------  ----------------------
AGGREGATE PRINCIPAL     $54,000,000             $86,250,000             Up to $30,000,000       Up to $140,250,000
  AMOUNT OUTSTANDING
----------------------------------------------------------------------------------------------------------------------
MATURITY DATE           October 15, 2002        June 15, 2003           March 31, 2008          December 31, 2008
----------------------------------------------------------------------------------------------------------------------
INTEREST RATE           5 3/4% annual rate,     5 1/2% annual rate,     8 1/2% annual rate,     6% annual rate,
                        payable in cash on      payable in cash on      payable in cash on      payable in cash on
                        April 15 and October    June 15 and December    April 15 and October    April 15 and October
                        15 of each year.        15 of each year.        15 of each year,        15 of each year,
                                                                        commencing October 15,  commencing October 15,
                                                                        2001.                   2001.
----------------------------------------------------------------------------------------------------------------------
GUARANTEE               None.                   None.                   Our existing U.S.       None.
                                                                        subsidiaries have, and
                                                                        any current or future
                                                                        subsidiary that
                                                                        provides a guarantee
                                                                        of the Key notes will,
                                                                        guarantee the payment
                                                                        of the principal and
                                                                        interest on the new
                                                                        notes on a senior
                                                                        subordinated basis.
----------------------------------------------------------------------------------------------------------------------
REDEMPTION AT OUR       Redeemable at any time  Redeemable at any time  Redeemable at any time  Redeemable at any time
  OPTION                on or after October     on or after June 15,    in whole or part for    in whole or part at a
                        15, 2000 at a           2001 at a redemption    100% of their           redemption price
                        redemption price        price (during the       principal amount, plus  (during the 12-month
                        (during the 12-month    12-month period         accrued interest, if    period ending December
                        period beginning as     beginning as indicated  any, to the date of     31, as indicated
                        indicated below, as a   below, as a percentage  redemption.             below, as a percentage
                        percentage of           of principal amount)                            of principal amount)
                        principal amount) of:   of:                                             of: YEAR    PERCENTAGE
                        YEAR        PERCENTAGE  YEAR        PERCENTAGE                          2002            106%
                        2000          102.30%   2001          102.20%                           2003             105
                        2001          101.15%   2002          101.10%                           2004             104
                        2002 and                2003 and                                        2005             103
                        thereafter      100.00% thereafter      100.00%                         2006             102
                                                                                                2007             101
                                                                                                2008             100
----------------------------------------------------------------------------------------------------------------------
REPURCHASE AT OPTION    Upon a change of        Upon a change of        Upon a change of        Upon a change of
  OF HOLDERS -- CHANGE  control, holders can    control, holders can    control, holders can    control, holders can
  OF CONTROL            require us to           require us to           require us to           require us to
                        repurchase their old    repurchase their old    repurchase their new    repurchase their new
                        notes at a price equal  notes at a price equal  notes at a price equal  notes at a price equal
                        to the principal        to the principal        to the principal        to the principal
                        amount, plus any        amount, plus any        amount, plus any        amount, plus any
                        accrued and unpaid      accrued and unpaid      accrued and unpaid      accrued and unpaid
                        interest, to the date   interest, to the date   interest, to the date   interest, to the date
                        of redemption.          of redemption.          of redemption.          of redemption.
----------------------------------------------------------------------------------------------------------------------
REPURCHASE AT OPTION    None.                   None.                   Holders can require us  None.
  OF HOLDERS -- ASSET                                                   to repurchase their
  SALE                                                                  new notes at a price
                                                                        equal to the principal
                                                                        amount, plus any
                                                                        accrued and unpaid
                                                                        interest, to the date
                                                                        of repurchase with the
                                                                        excess proceeds of an
                                                                        asset sale.
----------------------------------------------------------------------------------------------------------------------
CONVERSION              Convertible at any      Convertible at any      Not convertible.        Convertible at any
                        time into common stock  time beginning 60 days                          time into common stock
                        at a                    after                                           at a

                                                                              NEW 8 1/2%
                            5 3/4% JUNIOR           5 1/2% JUNIOR        SENIOR SUBORDINATED      NEW 6% CONVERTIBLE
                          SUBORDINATED NOTES      SUBORDINATED NOTES            NOTES             SUBORDINATED NOTES
                        ----------------------  ----------------------  ----------------------  ----------------------
                        conversion price equal  issuance into common                            conversion price equal
                        to $27.50 per share     stock at a conversion                           to $16.25 per share
                        (subject to adjustment  price equal to $32.50                           (subject to adjustment
                        in specified            per share (subject to                           in specified
                        circumstances).         adjustment in                                   circumstances).
                                                specified
                                                circumstances).
----------------------------------------------------------------------------------------------------------------------
RANKING AND SECURITY    Subordinated in right   Subordinated in right   Senior in right of      Senior in right of
                        of payment to the new   of payment to the new   payment to the old      payment to the old
                        8 1/2% notes and the    8 1/2% notes and the    notes and the new 6%    notes. Will rank
                        new 6% notes and to     new 6% notes and to     notes. Will rank equal  junior in right of
                        all existing and        all existing and        in right of payment to  payment to new 8 1/2%
                        future senior debt,     future senior debt,     all existing and        notes. Will rank
                        credit facilities,      credit facilities,      future senior           junior in right of
                        other secured           other secured           subordinated debt,      payment to existing
                        creditors, senior       creditors, senior       including the Key       and future senior
                        subordinated notes and  subordinated notes and  notes. Will rank        indebtedness,
                        subordinated notes.     subordinated notes.     junior in right of      including credit
                        The old notes are       The old notes are       payment to existing     facilities and other
                        unsecured.              unsecured.              and future senior       secured creditors and
                                                                        debt, including credit  senior subordinated
                                                                        facilities and other    notes. The new 6%
                                                                        secured creditors. The  notes will be
                                                                        new 8 1/2% notes will   unsecured.
                                                                        be unsecured.
----------------------------------------------------------------------------------------------------------------------
AFFIRMATIVE COVENANTS   The old 5 3/4% notes    The old 5 1/2 % notes   The new 8 1/2% notes    The new 6% notes
  AND AGREEMENTS        require the following:  require the following:  require the following:  require the following:
                        - maintenance of an     - maintenance of an     - maintenance of an     - maintenance of an
                          office in Richmond,     office in Richmond,     office in New York,     office in New York,
                          Virginia;               Virginia;               New York;               New York;
                                                                        - maintenance of        - maintenance of
                        - maintenance of        - maintenance of          property and            property and
                          property;               property;               insurance;              insurance;
                                                - a compliance          - a compliance          - a compliance
                        - a compliance          certificate given at    certificate given at    certificate given at
                        certificate given at      least once yearly;      least once yearly;      least once yearly;
                          least once yearly;                            - timely payment of     - timely payment of
                                                - timely payment of     taxes and other         taxes and other
                        - timely payment of     taxes and other           claims;                 claims;
                        taxes and other           claims;               - maintenance of all    - maintenance of all
                          claims;                                         registrations,          registrations,
                                                                          regulations and         regulations and
                        - timely payment of     - timely payment of     licenses;               licenses;
                          principal and           principal and         - timely payment of     - timely payment of
                          interest;               interest;               principal and           principal and
                                                                          interest;               interest; and
                        - filing of public      - filing of public      - addition of           - filing of public
                        reports;                reports;                subsidiary guarantees     reports.
                        - maintenance of                                  in specified
                          corporate existence   - maintenance of          circumstances; and
                          and rights.             corporate existence   - filing of public
                                                  and rights.             reports.
----------------------------------------------------------------------------------------------------------------------
NEGATIVE COVENANTS AND  Include limitations on  Include limitations on  Will include            Will include
  AGREEMENTS            our and some of         our and some of         limitations on our and  limitations on our and
                        subsidiaries ability    subsidiaries ability    some of our             some of our
                        to, among other         to, among other         subsidiaries' ability   subsidiaries' ability
                        things:                 things:                 to, among other         to, among other
                        - adopt a plan of       - adopt a plan of       things:                 things:
                          liquidation.            liquidation.          - incur additional      - engage in
                                                                          indebtedness;         transactions with our
                                                                        - incur any debt that     affiliates;
                                                                        ranks junior to our     - merge or
                                                                          senior debt but       consolidate;
                                                                          ranks senior to the   - transfer or sell
                                                                          new 8 1/2% notes;       substantially all of
                                                                                                  our assets; and
                                                                        - make certain          - engage in some
                                                                        restricted payments,      business activities.
                                                                          including

                                                                              NEW 8 1/2%
                            5 3/4% JUNIOR           5 1/2% JUNIOR        SENIOR SUBORDINATED      NEW 6% CONVERTIBLE
                          SUBORDINATED NOTES      SUBORDINATED NOTES            NOTES             SUBORDINATED NOTES
                        ----------------------  ----------------------  ----------------------  ----------------------
                                                                          dividends and some
                                                                          investments;
                                                                        - issue or sell
                                                                        capital stock of some
                                                                          subsidiaries;
                                                                        - create liens;
                                                                        - engage in
                                                                        transactions with our
                                                                          affiliates;
                                                                        - merge or
                                                                        consolidate;
                                                                        - transfer or sell
                                                                          substantially all of
                                                                          our assets; and
                                                                        - engage in some
                                                                          business activities.
----------------------------------------------------------------------------------------------------------------------
EVENTS OF DEFAULT       Events of default       Events of default       Events of default       Events of default
                        under the old notes     under the old notes     under the new 8 1/2%    under the new 6% notes
                        include the following:  include the following:  notes include the       include the following:
                                                                        following:
                        - failure to pay        - failure to pay                                - failure to pay
                        principal of or         principal of or         - failure to pay        principal of or
                          premium, if any,        premium, if any,      principal of or           premium, if any,
                          when due or in the      when due or in the      premium, if any,        when due;
                          payment of any          payment of any          when due;
                          redemption              redemption                                    - failure to pay
                          obligation;             obligation;           - failure to pay        interest when due
                                                                        interest when due         continued for 30
                        - failure to pay        - failure to pay          continued for 30        days;
                        interest when due       interest when due         days;
                          continued for 30        continued for 30                              - failure to pay
                          days;                   days;                 - failure to pay        principal of, premium,
                                                                        principal of, premium,    if any, and interest
                        - default on other      - default on other        if any, and interest    on the new 6% notes
                          indebtedness by us      indebtedness by us      on the new 8 1/2%       required to be
                          or any subsidiary       or any subsidiary       notes required to be    purchased pursuant
                          aggregating more        aggregating more        purchased pursuant      to a change of
                          than $10 million;       than $10 million;       to a net proceeds       control offer;
                                                                          offer or a change of
                        - default resulting in  - default resulting in    control offer;        - failure to perform
                          acceleration of debt    acceleration of debt                          any other covenant for
                          exceeding $10           exceeding $10         - failure to perform      30 days after
                          million, not            million, not          any other covenant for    written notice;
                          discharged,             discharged,             30 days after
                          rescinded or            rescinded or            written notice;       - failure to comply
                          annulled for 10         annulled for 10                               with the provisions in
                          days;                   days;                 - failure to comply       "-- Limitations on
                                                                        with the provisions in    Merger,
                        - failure to perform    - failure to perform      "-- Limitations on      Consolidation and
                        any other covenant for  any other covenant for    Merger,                 Sale of Assets" of
                          60 days after           60 days after           Consolidation and       the indenture;
                          written notice;         written notice;         Sale of Assets" of
                                                                          the indenture;        - occurrence of a
                        - rendering of a final  - rendering of a final                          default under any of
                          judgment against us     judgment against us   - occurrence of a         our debt or our
                          or our subsidiaries     or our subsidiaries   default under any of      subsidiaries' debt
                          in excess of $10        in excess of $10        our debt or our         over $10 million in
                          million unpaid for      million unpaid for      subsidiaries' debt      aggregate;
                          over 60 days;           over 60 days;           over $10 million in
                                                                          aggregate;            - rendering of a final
                        - some events of        - some events of                                  judgment against us
                          bankruptcy,             bankruptcy,           - rendering of a final    or our subsidiaries
                          insolvency or           insolvency or           judgment against us     in excess of $10
                          reorganization.         reorganization.         or our subsidiaries     million unpaid for
                                                                          in excess of $10        over 60 days; or
                                                                          million unpaid for
                                                                          over 60 days; or      - some events of
                                                                                                  bankruptcy,
                                                                        - some events of          insolvency or
                                                                          bankruptcy,             reorganization.
                                                                          insolvency or
                                                                          reorganization.
----------------------------------------------------------------------------------------------------------------------

                                                                              NEW 8 1/2%
                            5 3/4% JUNIOR           5 1/2% JUNIOR        SENIOR SUBORDINATED      NEW 6% CONVERTIBLE
                          SUBORDINATED NOTES      SUBORDINATED NOTES            NOTES             SUBORDINATED NOTES
                        ----------------------  ----------------------  ----------------------  ----------------------
REMEDIES UPON DEFAULT   The trustee or holders  The trustee or holders  The trustee or holders  The trustee or holders
                        of 25% in aggregate     of 25% in aggregate     of 25% in aggregate     of at least 25% in
                        principal amount of     principal amount of     principal amount of     aggregate principal
                        the old notes may       the old notes may       new 8 1/2% notes may    amount of new 6% notes
                        accelerate the          accelerate the          accelerate the          may accelerate the
                        maturity of all of the  maturity of all of the  maturity of all of the  maturity of all of the
                        old notes.              old notes.              new 8 1/2% notes.       new 6% notes.
----------------------------------------------------------------------------------------------------------------------

                          DESCRIPTION OF THE OLD NOTES

5 3/4% JUNIOR SUBORDINATED NOTES DUE 2002

     The following is a summary of the terms of the old 5 3/4% junior subordinated notes that may be tendered for the new notes in the exchange offer. The terms of the old 5 3/4% junior subordinated notes include those terms in the indenture for the old 5 3/4% junior subordinated notes and those terms made part of the old 5 3/4% junior subordinated notes by reference to the Trust Indenture Act of 1939, as amended. This is only a summary of the old 5 3/4% junior subordinated notes and the material provisions of the indenture. We urge you to read the indenture in its entirety. You may obtain a copy of the indenture for the old 5 3/4% junior subordinated notes from us as described under the heading "Where You Can Find Additional Information."

PRINCIPAL, MATURITY AND INTEREST

     The old 5 3/4% junior subordinated notes have a principal, maturity and interest rate, as follows:

     - the principal amount outstanding is $54,000,000.

     - the maturity date is October 15, 2002.

     - the interest rate is 5 3/4% per year, payable semi-annually in cash on April 15 and October 15, computed on the basis of a 360-day year comprised of twelve 30-day months.

     We issued the old 5 3/4% junior subordinated notes under an indenture, dated as of October 10, 1997, entered into between us and First Union National Bank, as trustee.

GENERAL

     The old 5 3/4% junior subordinated notes are unsecured general obligations subordinated to some of our other obligations and convertible into our common stock, both as described below. The old 5 3/4% junior subordinated notes are evidenced by a global note deposited with the Depository Trust Company, and registered in the name of Cede & Co., as DTC's nominee.

     The indenture governing the old 5 3/4% junior subordinated notes does not contain any financial covenants or any restrictions on the payment of dividends, the incurrence of additional senior indebtedness by us or the issuance or repurchase of any of our securities. The indenture also does not contain covenants or other provisions to protect note holders in the event of a highly leveraged transaction or a change of control except as described in the section "Repurchase at the option of the holders of old 5 3/4% junior subordinated notes upon a change of control."

     The old 5 3/4% junior subordinated notes were issued in an aggregate principal amount of $54,000,000 and will mature on October 15, 2002. The old
5 3/4% junior subordinated notes are convertible at any time before the close of business on the redemption date or maturity into 36.36 ordinary shares of our common stock per $1,000 principal amount of old 5 3/4% junior subordinated notes (equal to an initial conversion price of $27.50 per share).

     At maturity, if you hold an old 5 3/4% junior subordinated note you will be entitled to receive 100% of the principal amount of the old 5 3/4% junior subordinated note plus accrued interest. The old 5 3/4% junior subordinated notes may be redeemed before maturity under the circumstances described under "Redemption at our option."

TRUSTEE

     We appointed First Union National Bank as trustee under the indenture, as the initial paying agent, conversion agent, registrar and custodian with regard to the old 5 3/4% junior subordinated notes. We may maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business, and the trustee and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of business.

     Principal and premium, if any, are payable, and the old 5 3/4% junior subordinated notes may be presented for conversion, registration of transfer and exchange, without service charge, at our office maintained for these purposes in Richmond, Virginia, which is the office or agency of the trustee.

     We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties relating to the old 5 3/4% junior subordinated notes. The trustee's claims for those payments will be senior to those of holders of the old 5 3/4% junior subordinated notes with regard to all funds collected or held by the trustee.

NOTICES

     Any notice to holders of the old 5 3/4% junior subordinated notes will be given in accordance with the provisions of the indenture.

CONVERSION RIGHTS

     The holders of old 5 3/4% junior subordinated notes may, at any time through the close of business on the maturity date of the old 5 3/4% junior subordinated notes, subject to prior redemption or repurchase, convert any old 5 3/4% junior subordinated notes or portions of the notes in denominations of $1,000 or multiples of $1,000 into our common stock.

     The conversion price for our common stock under the old 5 3/4% junior subordinated notes is $27.50 per share, subject to adjustment as described below. As of the close of business on March 7, 2001, the closing price of our common stock was $3.875. Therefore, any conversion of the old 5 3/4% junior subordinated notes at this price could be made only at a substantial loss to holders of the old 5 3/4% junior subordinated notes. We cannot assure you that our stock price will ever recover to the point that conversion of the old 5 3/4 junior subordinated notes would be a viable option to the note holders.

     If any old 5 3/4% junior subordinated notes are converted after a record date for the payment of interest and before the next succeeding interest payment date, the notes must be accompanied by funds equal to the interest payable on the next interest payment date on the principal amount converted. No interest payment will be required if the old 5 3/4% junior subordinated notes being converted have been called for redemption if, as a result, the right to convert the old 5 3/4% junior subordinated notes would terminate during the period between the record date for the interest payment and the next succeeding interest payment date.

     We are not required to issue fractional shares of common stock upon conversion of the old 5 3/4% junior subordinated notes and, instead, we will pay a cash adjustment based upon the market price of our common stock on the last trading day for our common stock before the date of conversion. An old 5 3/4% junior subordinated note for which a holder is exercising the option to require repurchase upon a change of control may be converted only if the holder withdraws the election to exercise that option.

     In the case of old 5 3/4% junior subordinated notes called for redemption, conversion rights expire at the close of business on the fifth business day before the date fixed for redemption, unless we default in payment of the redemption price.

     We must adjust the initial conversion price of $27.50 per share of common stock in specified events; including:

     - the issuance of our common stock as a dividend or distribution on our common stock;

     - specified subdivisions and combinations of our common stock;

     - the issuance to all holders of our common stock of specified rights or warrants to purchase additional common stock;

     - the distribution to all holders of common stock of shares of our capital stock, other than common stock, or evidences of indebtedness or specified assets;

     - dividends or other distributions consisting exclusively of cash, excluding any cash portion of distributions referred to above, to all holders of our common stock, so long as the distribution, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus (B) any cash and the fair market value of other consideration payable in respect of any tender offers by us for our common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of our market capitalization;

     - the purchase of our common stock pursuant to a tender offer made by us so long as the tender offer involves an aggregate consideration, that together with (X) any cash and the fair market value of any other consideration payable in any other tender offer by us for our common stock expiring within the 12 months preceding the tender offer for which no adjustment has been made plus (Y) the aggregate amount of any such all-cash distributions referred to above to all holders of our common stock within the 12 months preceding the expiration of the tender offer for which no adjustments have been made, exceeds 10% of our market capitalization on the expiration of the tender offer; and

     - payment in respect of a tender offer or exchange offer by a person other than us in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer.

     The adjustment referred to in the last bullet point above will only be made if the tender offer or exchange offer is for an amount which increases that person's ownership of common stock to more than 25% of the total shares of common stock outstanding and, if the cash and value of any other consideration included in the payment per share of common stock, exceeds the current market price per share of common stock on the business day after the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer. The adjustment referred to in the last bullet point above will not be made, however, if, as of the closing of the offer, the offering documents relating to the offer disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of our assets as an entirety or substantially as an entirety.

     No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect. However, any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, or in the indenture governing the old 5 3/4% junior subordinated notes, the conversion price will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock or carrying the right to purchase any of the above.

     In the case of:

     - any reclassification or change of our common stock; or

     - a consolidation, merger or combination involving our company or a sale or conveyance to another person of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of common stock will be entitled to receive stock, other securities, other property or assets (including cash) in exchange for such common stock, the holders of the old 5 3/4% junior subordinated notes outstanding at that time will be entitled after the event to convert their outstanding old 5 3/4% junior subordinated notes into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon the occurrence of the event had they converted their old 5 3/4% junior subordinated notes into common stock immediately before the event, assuming that the holder would not have exercised any rights of election, if any, as to the stock, other securities or other property or assets receivable in connection with the event.

     In the event of a taxable distribution or other transaction to holders of our common stock that results in any adjustment of the conversion price, the holders of old 5 3/4% junior subordinated notes may be deemed to have received a distribution subject to United States income tax as a dividend. In other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock.

     From time to time we may, to the extent permitted by law, reduce the conversion price of the old 5 3/4% junior subordinated notes by any amount for any period of at least 20 days, in which case we will give at least 15 days' notice of the decrease, if our board of directors has made a determination that the decrease would be in our best interests. We may, at our option, make reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated in that manner for income tax purposes.

     Note holders who desire to convert their old 5 3/4% junior subordinated notes into common stock should contact their brokers or other DTC participants or indirect participants to obtain information on procedures, including proper forms and cut-off times, for submitting conversion requests.

     The shares of common stock issuable upon conversion of the old 5 3/4% junior subordinated notes have been registered under the Securities Act.

REDEMPTION AT OUR OPTION

     The old 5 3/4% junior subordinated notes are not entitled to the benefits of any sinking fund.

     At any time after October 15, 2000, all or any part of the old 5 3/4% junior subordinated notes will be redeemable at our option on at least 15 days' notice to the trustee but not more than 60 days' notice, as a whole or, from time to time in part, at the following prices (expressed in percentages of the principal amount), together with accrued interest to, but excluding, the date fixed for redemption, during the 12-month period beginning October 15:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2000........................................................    102.30%
2001........................................................    101.15
2002........................................................    100.00

     Any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of record on the relevant record date of the old 5 3/4% junior subordinated notes being redeemed.

     If fewer than all of the old 5 3/4% junior subordinated notes are to be redeemed, the trustee will select the notes to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot or, in its discretion, on a pro rata basis. If any old 5 3/4% junior subordinated note is to be redeemed in part only, a new note or notes in principal amount equal to 100% of the unredeemed principal portion will be issued.

     Notwithstanding the above, if any of the Key notes are outstanding, the old 5 3/4% junior subordinated notes may not be redeemed unless we can incur one dollar of additional debt in accordance with the purchase agreement governing the Key notes at the time of and after giving effect to the redemption.

REPURCHASE AT THE OPTION OF THE HOLDERS OF OLD 5 3/4% JUNIOR SUBORDINATED NOTES UPON A CHANGE OF CONTROL

     If a change of control occurs, each holder of old 5 3/4% junior subordinated notes will have the right to require us to purchase all the holder's notes, or any portion of the principal amount of the old 5 3/4% junior subordinated notes that is an integral multiple of $1,000, on the date that is 30 days after the date of notice of the change of control, for cash at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the repurchase date.

     Within 15 days after the occurrence of a change of control, we or, at our request, the trustee, must mail to all holders of record of old 5 3/4% junior subordinated notes a notice of the occurrence of the change of control and of the holders' repurchase right arising as a result of the change of control. We must also deliver a copy of this notice to the trustee.

     To exercise the repurchase right, a holder of old 5 3/4% junior subordinated notes must deliver to the trustee on or before the 30th day after our notice to the holder of the holder's repurchase right, written notice of the holder's exercise of this right, together with the old 5 3/4% junior subordinated notes for which the right is being exercised, duly endorsed for transfer to us.

     A "change of control" will be deemed to have occurred if:

     - any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act), other than us, or any of our subsidiaries, or any of our employees benefit plans, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition, transaction or series of transactions (other than a merger or consolidation involving our company), of shares of our capital stock entitling that person to exercise in excess of 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of directors;

     - with some exceptions, there occurs any consolidation of our company with, or merger of our company into, any other person, any merger of another person into our company, or any sale or transfer of the assets of our company, as an entirety or substantially as an entirety, to any person; or

     - a change in our board of directors occurs in which the individuals who constituted our board of directors, along with specified nominees or electees to our board of directors previously approved by those directors, at the beginning of the one-year period immediately before the change, cease for any reason to constitute a majority of the directors then in office.

     A change of control shall not be deemed to have occurred if either:

     - the closing price per share of our common stock for any ten trading days within the twenty consecutive trading days immediately before the change of control equals or exceeds 105% of the conversion price in effect on each such trading day; or

     - (A) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change of control consists of shares of common stock with full voting rights traded on a national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with the change of control) and as a result of this transaction or transactions the old 5 3/4% junior subordinated notes become convertible solely into these publicly traded securities; and

        (B) the consideration in the transaction or transactions constituting the change of control consists of cash, publicly traded securities or a combination of cash and publicly traded securities, traded in the markets described in (A) with an aggregate fair market value of at least 105% of the conversion price in effect on the date immediately before the date of consummation of the change of control.

     The change of control feature of the old 5 3/4% junior subordinated notes may in certain circumstances make more difficult or discourage a takeover of our company and, thus, the removal of incumbent management even where those events were deemed by our shareholders to be in their best interest.

     The change of control provisions described above would not necessarily afford holders of the old 5 3/4% junior subordinated notes protection in the event of a highly leveraged transaction, certain changes in control of our company or other transactions involving our company that may adversely affect holders of the old 5 3/4% junior subordinated notes.

     Our ability to repurchase old 5 3/4% junior subordinated notes upon the occurrence of a change of control is subject to limitations. If a change of control were to occur, we cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price for all old 5 3/4% junior subordinated notes tendered by the holders. In addition, the terms of some of the our existing debt instruments prohibit us from purchasing any old 5 3/4% junior subordinated notes and also identify events that would constitute a change of control, as well as other events that would constitute an event of default under that debt instrument. Any future credit agreements or other agreements related to other indebtedness to which we become a party may contain similar provisions.

     In the event a change of control occurs at a time when we are prohibited from repurchasing old 5 3/4% junior subordinated notes, we could seek the consent of our lenders to repurchase the old 5 3/4% junior subordinated notes or we could attempt to refinance the borrowings that contain the prohibition. We cannot assure you, however, that we will seek such a consent or effect such a refinancing. If we do not obtain a consent or repay the borrowings, we would remain prohibited from repurchasing old 5 3/4% junior subordinated notes. Any failure by us to repurchase the old 5 3/4% junior subordinated notes when required following a change of control would result in an event of default under the indenture governing the old 5 3/4% junior subordinated notes whether or not the repurchase is permitted by the subordination provisions of the indenture. Any such default would, in turn, cause a default under our senior indebtedness. Also, the occurrence of a change of control may cause an event of default under our senior indebtedness. As a result, in each case, any repurchase of the old 5 3/4% junior subordinated notes would, absent a waiver, be prohibited under the subordination provisions of the indenture until our senior indebtedness is paid in full.

SUBORDINATION

     The indebtedness evidenced by the old 5 3/4% junior subordinated notes is subordinated to the extent provided in the indenture to the prior payment in full of all of our senior indebtedness, including our senior credit facility and the Key notes. The old 5 3/4% junior subordinated notes are also subordinated to the new notes. The old 5 3/4% junior subordinated notes are also effectively subordinated to all indebtedness and liabilities of our subsidiaries, including trade payables.

     Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the old 5 3/4% junior subordinated notes is subordinated to the extent provided in the indenture in right of payment to the prior payment in full in cash of all of our senior indebtedness.

     In the event of any acceleration of the old 5 3/4% junior subordinated notes because of an event of default, which events are described in the indenture and also summarized later in this section, the holders of any senior indebtedness then outstanding would be entitled to payment in full in cash of all obligations in respect of that senior indebtedness before the holders of the old 5 3/4% junior subordinated notes are entitled to receive any payment or distribution in respect of the old 5 3/4% junior subordinated notes. The indenture requires that we promptly notify holders of any senior indebtedness if payment of the old 5 3/4% junior subordinated notes is accelerated because of an event of default. In addition, the indenture requires that we promptly notify the trustee upon becoming aware of any event of default. The trustee, in turn, must notify the note holders within 90 days of acquiring actual knowledge of an event of default, subject to certain conditions set forth in the indenture.

     We also may not make any payment upon the old 5 3/4% junior subordinated notes if:

     - a default in the payment of the principal of, premium, if any, interest, rent or other obligations in respect of senior indebtedness occurs and is continuing beyond any applicable period of grace; or

     - any other default occurs and is continuing with respect to "designated senior indebtedness," which we define in the indenture, that permits holders of the designated senior indebtedness as to which the default relates to accelerate its maturity and the trustee receives a notice of the default from us or any other person permitted to give such notice under the indenture.

     Payments on the old 5 3/4% junior subordinated notes may and shall be resumed:

     - in case of a payment default, upon the date on which such default is cured or waived; and

     - in case of a nonpayment default, the earlier of the date on which that nonpayment default is cured or waived or 179 days after the date on which the notice is received if the maturity of the designated senior indebtedness has not been accelerated.

     By reason of the subordination provisions described above, in the event of our bankruptcy, dissolution or reorganization, holders of our senior indebtedness may receive more, ratably, and holders of the old 5 3/4% junior subordinated notes may receive less, ratably, than our other creditors.

     Any right we have to receive any assets of any of our subsidiaries upon their liquidation or reorganization will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

     As of December 31, 2000, we had approximately $430.4 million of outstanding indebtedness. The indenture for the old 5 3/4% junior subordinated notes does not limit the amount of additional indebtedness, including senior indebtedness, which we can create, incur, assume or guarantee, nor does that indenture limit the amount of indebtedness which any subsidiary can create, incur, assume or guarantee.

     In the event that, notwithstanding the foregoing, the trustee or any holder of the old 5 3/4% junior subordinated notes receives any payment or distribution of our assets of any kind in contravention of any of the subordination provisions of our indenture, whether in cash, property, securities or otherwise in respect of the old 5 3/4% junior subordinated notes before all senior indebtedness is paid in full, then that payment or distribution will be held by the recipient in trust for the benefit of holders of the senior indebtedness or their representative or representatives to the extent necessary to make payment in full of all senior indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision for a concurrent payment or distribution, to or for the holders of our senior indebtedness.

     The old 5 3/4% junior subordinated notes rank equally in right of payment with the old 5 1/2% junior subordinated notes.

EVENTS OF DEFAULT AND REMEDIES

     The following are events of default under the indenture for the old 5 3/4% junior subordinated notes:

     - default in the payment of any interest upon the old 5 3/4% junior subordinated notes, continued for 30 days;

     - default in the payment of principal or premium, if any, upon the old 5 3/4% junior subordinated notes when due or in the payment of any redemption obligation;

     - default by us or any subsidiary with respect to our or its obligation to pay principal of or interest on indebtedness for borrowed money, if the default shall have resulted in indebtedness aggregating more than $10 million;

     - default by us with respect to indebtedness for borrowed money, if the default results in the acceleration of such indebtedness in an amount exceeding $10 million, if the indebtedness has not been discharged, or such acceleration has not been rescinded or annulled within the applicable grace period;

     - failure to perform any other covenant or warranty we have made, continued for 60 days after written notice as provided in the indenture;

     - final judgments or orders are rendered against us or any of our subsidiaries which require the payment by us or one of our subsidiaries of an amount (to the extent not covered by insurance) in excess of $10 million and the judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; and

     - certain events of bankruptcy, insolvency or reorganization with respect to us.

     The indenture provides that if an event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the old 5 3/4% junior subordinated notes then outstanding may declare the principal of, and accrued interest on the notes to be due and payable immediately, but if we cure all defaults (except the nonpayment of principal of, premium, if any, and interest on any of the old 5 3/4% junior subordinated notes which have become due by acceleration) and other conditions are met, with specified exceptions, that declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the old 5 3/4% junior subordinated notes then outstanding. In the case of certain events of bankruptcy or insolvency, the principal of and accrued interest on the old
5 3/4% junior subordinated notes shall automatically become and be immediately due and payable.

     The holders of a majority in principal amount of the old 5 3/4% junior subordinated notes then outstanding have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

MODIFICATION AND WAIVER

     The indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the old 5 3/4% junior subordinated notes at the time outstanding, to modify the indenture or any supplemental indenture or the rights of the holders of the old 5 3/4% junior subordinated notes, except that no modification will:

     - extend the fixed maturity of any old 5 3/4% junior subordinated note;

     - reduce the rate, or extend the time of payment of interest on any old 5 3/4% junior subordinated note;

     - reduce the principal amount of any old 5 3/4% junior subordinated note, or premium, if any;

     - reduce any amount payable upon redemption of any old 5 3/4% junior subordinated note;

     - change our obligation to repurchase any old 5 3/4% junior subordinated note upon the occurrence of any change of control in a manner adverse to the note holders;

     - impair the right of a holder to institute suit for the payment of any old 5 3/4% junior subordinated note;

     - change the currency in which any old 5 3/4% junior subordinated notes are payable;

     - impair the right to convert any old 5 3/4% junior subordinated note into common stock in any material respect; and

     - modify the provisions of the indenture with respect to the subordination of the old 5 3/4% junior subordinated notes in a manner adverse to the holders in any material respect;

     - in each case without the consent of the holder of each note so affected;
       or

     - reduce the percentage of notes the holders of which are required to consent to any such supplemental indenture, in each case without the consent of the holders of all of the old 5 3/4% junior subordinated notes then outstanding.

5 1/2% JUNIOR SUBORDINATED NOTES DUE 2003

     The following is a summary of the terms of the old 5 1/2% junior subordinated notes that may be tendered for the new notes in the exchange offer. The terms of the old 5 1/2% junior subordinated notes include those terms in the indenture for the old 5 1/2% junior subordinated notes and those terms made part of the old 5 1/2% junior subordinated notes by reference to the Trust Indenture Act of 1939, as amended. This is only a summary of the old 5 1/2% junior subordinated notes and the material provisions of the indenture. We urge you to read the indenture in its entirety. You may obtain a copy of the indenture for the old 5 1/2% junior subordinated notes from us as described under the heading "Where You Can Find Additional Information."

PRINCIPAL, MATURITY AND INTEREST

     The old 5 1/2% junior subordinated notes have a principal, maturity and interest rate, as follows:

     - the principal amount outstanding is $86,250,000.

     - the maturity date is June 15, 2003.

     - the interest rate is 5 1/2% per year, payable semi-annually in cash on June 15 and December 15, computed on the basis of a 360-day year comprised of twelve 30-day months.

     We issued the old 5 1/2% junior subordinated notes under an indenture, dated as of June 17, 1998, entered into between us and First Union National Bank, as trustee.

GENERAL

     The old 5 1/2% junior subordinated notes are unsecured general obligations subordinated to some of our other obligations and convertible into our common stock, both as described below. The old 5 1/2% junior subordinated notes are evidenced by a global note deposited with DTC, and registered in the name of Cede & Co., as DTC's nominee.

     The indenture governing the old 5 1/2% junior subordinated notes does not contain any financial covenants or any restrictions on the payment of dividends, the incurrence of additional senior indebtedness by us or the issuance or repurchase of any of our securities. The indenture also does not contain covenants or other provisions to protect note holders in the event of a highly leveraged transaction or a change of control except as described in the section "Repurchase at the option of the holders of the old 5 1/2% junior subordinated notes upon a change of control."

     The old 5 1/2% junior subordinated notes were issued in an aggregate principal amount of $86,250,000 and will mature on June 15, 2003. The old 5 1/2% junior subordinated notes are convertible at any time before the close of business on the redemption date or maturity into 30.77 ordinary shares of our common stock per $1,000 principal amount of old 5 1/2% junior subordinated notes (equal to an initial conversion price of $32.50 per share).

     At maturity, if you hold an old 5 1/2 junior subordinated note you will be entitled to receive 100% of the principal amount of the old 5 1/2 junior subordinated note plus accrued interest. The old 5 1/2% junior subordinated notes may be redeemed before maturity under the circumstances described under "Redemption at our option."

TRUSTEE

     We appointed First Union National Bank, as trustee under the indenture, as the initial paying agent, conversion agent, registrar and custodian with regard to the old 5 1/2% junior subordinated notes. We may maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business, and the trustee and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of business.

     Principal and premium, if any, are payable, and the old 5 1/2% junior subordinated notes may be presented for conversion, registration of transfer and exchange, without service charge, at our office maintained for these purposes in Richmond, Virginia, which is the office or agency of the trustee.

     We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties relating to the old 5 1/2% junior subordinated notes. The trustee's claims for those payments will be senior to those of holders of the old 5 1/2% junior subordinated notes with regard to all funds collected or held by the trustee.

NOTICES

     Any notice to holders of the old 5 1/2% junior subordinated notes will be given in accordance with the provisions of the indenture.

CONVERSION RIGHTS

     The holders of old 5 1/2% junior subordinated notes may, at any time on or after 60 days following the latest date of the original issuance of the notes through the close of business on the maturity date of the old 5 1/2% junior subordinated notes, subject to prior redemption or repurchase, convert any old 5 1/2% junior subordinated notes or portions of the notes in denominations of $1,000 or multiples of $1,000 into our common stock.

     The conversion price for our common stock under the old 5 1/2% junior subordinated notes is $32.50 per share, subject to adjustment as described below. As of the close of business on March 7, 2001, the closing price of our common stock was $3.875. Therefore, any conversion of the old 5 1/2% junior subordinated notes at this price could be made only at a substantial loss to the holders of the old 5 1/2% junior subordinated notes. We cannot assure you that our stock price will ever recover to the point that conversion of the old 5 1/2 junior subordinated notes would be a viable option to the note holders.

     If any old 5 1/2% junior subordinated notes are converted after a record date for the payment of interest and before the next succeeding interest payment date, the notes must be accompanied by funds equal to the interest payable on the next interest payment date on the principal amount converted. No interest payment will be required if the old 5 1/2% junior subordinated notes being converted have been called for redemption if, as a result, the right to convert the old 5 1/2% junior subordinated notes would terminate during the period between the record date for the interest payment and the next succeeding interest payment date.

     We are not required to issue fractional shares of common stock upon conversion of the old 5 1/2% junior subordinated notes and, instead, we will pay a cash adjustment based upon the market price of our common stock on the last trading day for our common stock before the date of conversion. An old 5 1/2 junior subordinated note for which a holder is exercising the option to require repurchase upon a change of control may be converted only if the holder withdraws the election to exercise that option.

     In the case of old 5 1/2% junior subordinated notes called for redemption, conversion rights expire at the close of business on the fifth business day before the date fixed for redemption, unless we default in payment of the redemption price.

     We must adjust the initial conversion price of $32.50 per share of common stock in specified events, including:

     - the issuance of our common stock as a dividend or distribution on our common stock;

     - specified subdivisions and combinations of our common stock;

     - the issuance to all holders of our common stock of specified rights or warrants to purchase additional common stock;

     - the distribution to all holders of common stock of shares of our capital stock, other than common stock, or evidences of indebtedness or specified assets;

     - dividends or other distributions consisting exclusively of cash, excluding any cash portion of distributions referred to above, to all holders of our common stock, so long as the distribution, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus (B) any cash and the fair market value of other consideration payable in respect of any tender offers by us for our common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of our market capitalization;

     - the purchase of our common stock pursuant to a tender offer made by us so long as the tender offer involves an aggregate consideration, that together with (X) any cash and the fair market value of any other consideration payable in any other tender offer by us for our common stock expiring within the 12 months preceding the tender offer for which no adjustment has been made plus (Y) the aggregate amount of any such all-cash distributions referred to above to all holders of our common stock within the 12 months preceding the expiration of the tender offer for which no adjustments have been made, exceeds 10% of our market capitalization on the expiration of the tender offer; and

     - payment in respect of a tender offer or exchange offer by a person other than us in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer.

     The adjustment referred to in the last bullet point above will only be made if the tender offer or exchange offer is for an amount which increases that person's ownership of common stock to more than 25% of the total shares of common stock outstanding and, if the cash and value of any other consideration included in the payment per share of common stock, exceeds the current market price per share of common stock on the business day after the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer. The adjustment referred to in the last bullet point above will not be made, however, if, as of the closing of the offer, the offering documents relating to the offer disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of our assets as an entirety or substantially as an entirety.

     No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect. However, any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, or in the indenture governing the old 5 1/2% junior subordinated notes, the conversion price will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock or carrying the right to purchase any of the above.

     In the case of:

     - any reclassification or change of our common stock; or

     - a consolidation, merger or combination involving our company or a sale or conveyance to another person of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of common stock will be entitled to receive stock, other securities, other property or assets (including cash) in exchange for such common stock, the holders of the old 5 1/2% junior subordinated notes outstanding at that time will be entitled after the event to convert their outstanding old 5 1/2% junior subordinated notes into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon the occurrence of the event had they converted their old 5 1/2% junior subordinated notes into common stock immediately before the event, assuming that the holder would not have exercised any rights of election, if any, as to the stock, other securities or other property or assets receivable in connection with the event.

     In the event of a taxable distribution or other transaction to holders of our common stock that results in any adjustment of the conversion price, the holders of old 5 1/2% junior subordinated notes may be deemed to have received a distribution subject to United States income tax as a dividend. In other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock.

     From time to time we may, to the extent permitted by law, reduce the conversion price of the old 5 1/2% junior subordinated notes by any amount for any period of at least 20 days, in which case we will give at least 15 days' notice of the decrease, if our board of directors has made a determination that the decrease would be in our best interests. We may, at our option, make reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated in that manner for income tax purposes.

     Note holders who desire to convert their old 5 1/2% junior subordinated notes into common stock should contact their brokers or other DTC participants or indirect participants to obtain information on procedures, including proper forms and cut-off times, for submitting conversion requests.

     The shares of common stock issuable upon conversion of the old 5 1/2% junior subordinated notes have been registered under the Securities Act.

REDEMPTION AT OUR OPTION

     The old 5 1/2% junior subordinated notes are not entitled to the benefits of any sinking fund.

     At any time after June 15, 2001, all or any part of the old 5 1/2% junior subordinated notes will be redeemable at our option on at least 15 days' notice to the trustee but not more than 60 days' notice, as a whole or, from time to time in part, at the following prices (expressed in percentages of the principal amount), together with accrued interest to, but excluding, the date fixed for redemption, during the 12-month period beginning June 15:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2001........................................................    102.20%
2002........................................................    101.10
2003........................................................    100.00

     Any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of record on the relevant record date of the old 5 1/2% junior subordinated notes being redeemed.

     If fewer than all of the old 5 1/2% junior subordinated notes are to be redeemed, the trustee will select the notes to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot or, in its discretion, on a pro rata basis. If any old 5 1/2 junior subordinated note is to be redeemed in part only, a new note or notes in principal amount equal to 100% of the unredeemed principal portion will be issued.

     Notwithstanding the above, if any of the Key notes are outstanding, the old 5 1/2% junior subordinated notes may not be redeemed unless we can incur one dollar of additional debt in accordance with the purchase agreement governing the Key notes at the time of and after giving effect to the redemption.

REPURCHASE AT THE OPTION OF THE HOLDERS OF THE OLD 5 1/2% JUNIOR SUBORDINATED NOTES UPON A CHANGE OF CONTROL

     If a change of control occurs, each holder of old 5 1/2% junior subordinated notes will have the right to require us to purchase all of the holder's notes, or any portion of the principal amount of the notes that is an integral multiple of $1,000, on the date that is 30 days after the date of notice of the change of control, for cash at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the repurchase date.

     Within 15 days after the occurrence of a change of control, we or, at our request, the trustee, must mail to all holders of record of old 5 1/2% junior subordinated notes a notice of the occurrence of the change of control and of the holders' repurchase right arising as a result of the change of control. We must also deliver a copy of this notice to the trustee.

     To exercise the repurchase right, a holder of old 5 1/2% junior subordinated notes must deliver to the trustee on or before the 30th day after our notice to the holder of the holder's repurchase right, written notice of the holder's exercise of this right, together with the old 5 1/2% junior subordinated notes for which the right is being exercised, duly endorsed for transfer to us.

     A "change of control" will be deemed to have occurred if:

     - any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act), other than us, or any of our subsidiaries, or any of our employees benefit plans, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition, transaction or series of transactions (other than a merger or consolidation involving our company), of shares of our capital stock entitling that person to exercise in excess of 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of directors;

     - with some exceptions, there occurs any consolidation of our company with, or merger of our company into, any other person, any merger of another person into our company, or any sale or transfer of the assets of our company, as an entirety or substantially as an entirety, to any person; or

     - a change in our board of directors occurs in which the individuals who constituted our board of directors, along with specified nominees or electees to our board of directors previously approved by those directors, at the beginning of the one-year period immediately before the change, cease for any reason to constitute a majority of the directors then in office.

     A change of control shall not be deemed to have occurred if either:

     - the closing price per share of our common stock for any ten trading days within the twenty consecutive trading days immediately before the change of control equals or exceeds 105% of the conversion price in effect on each such trading day; or

     - (A) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change of control consists of shares of common stock with full voting rights traded on a national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with the change of control) and as a result of this transaction or transactions the old 5 1/2% junior subordinated notes become convertible solely into these publicly traded securities; and

     (B) the consideration in the transaction or transactions constituting the change of control consists of cash, publicly traded securities or a combination of cash and publicly traded securities, traded in the markets described in (A) with an aggregate fair market value of at least 105% of the conversion price in effect on the date immediately before the date of consummation of the change of control.

     The change of control feature of the old 5 1/2 junior subordinated notes may in certain circumstances make more difficult or discourage a takeover of our company and, thus, the removal of incumbent management even where such events were deemed by our shareholders to be in their best interest.

     The change of control provisions described above would not necessarily afford holders of the old 5 1/2% junior subordinated notes protection in the event of a highly leveraged transaction, certain changes in control of our company or other transactions involving our company that may adversely affect holders of the old 5 1/2% junior subordinated notes.

     Our ability to repurchase old 5 1/2% junior subordinated notes upon the occurrence of a change of control is subject to limitations. If a change of control were to occur, we cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price for all old 5 1/2% junior subordinated notes tendered by the holders. In addition, the terms of some of the our existing debt instruments prohibit us from purchasing any old 5 1/2% junior subordinated notes and also identify events that would constitute a change of control, as well as other events that would constitute an event of default under that debt instrument. Any future credit agreements or other agreements related to other indebtedness to which we become a party may contain similar provisions.

     In the event a change of control occurs at a time when we are prohibited from repurchasing old 5 1/2% junior subordinated notes, we could seek the consent of our lenders to repurchase the old 5 1/2% junior subordinated notes or we could attempt to refinance the borrowings that contain the prohibition. We cannot assure you, however, that we will seek such a consent or effect such a refinancing. If we do not obtain a consent or repay the borrowings, we would remain prohibited from repurchasing old 5 1/2% junior subordinated notes. Any failure by us to repurchase the old 5 1/2% junior subordinated notes when required following a change of control would result in an event of default under the indenture governing the old 5 1/2% junior subordinated notes whether or not the repurchase is permitted by the subordination provisions of the indenture. Any such default would, in turn, cause a default under our senior indebtedness. Also, the occurrence of a change of control may cause an event of default under our senior indebtedness. As a result, in each case, any repurchase of the old
5 1/2% junior subordinated notes would, absent a waiver, be prohibited under the subordination provisions of the indenture until our senior indebtedness is paid in full.

SUBORDINATION

     The indebtedness evidenced by the old 5 1/2% junior subordinated notes is subordinated to the extent provided in the indenture to the prior payment in full of all of our senior indebtedness, including our senior credit facility and the Key notes. The old 5 1/2% junior subordinated notes are also subordinated to the new notes. The old 5 1/2% junior subordinated notes are also effectively subordinated to all indebtedness and liabilities of our subsidiaries, including trade payables.

     Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the old 5 1/2% junior subordinated notes is subordinated to the extent provided in the indenture in right of payment to the prior payment in full in cash of all of our senior indebtedness.

     In the event of any acceleration of the old 5 1/2% junior subordinated notes because of an event of default, which events are described in the indenture and also summarized later in this discussion, the holders of any senior indebtedness then outstanding would be entitled to payment in full in cash of all obligations in respect of that senior indebtedness before the holders of the old 5 1/2% junior subordinated notes are entitled to receive any payment or distribution in respect of the old 5 1/2% junior subordinated notes. The indenture requires that we promptly notify holders of any senior indebtedness if payment of the old 5 1/2% junior subordinated notes is accelerated because of an event of default.

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

     We also may not make any payment upon the old 5 1/2% junior subordinated notes if:

     - a default in the payment of the principal of, premium, if any, interest, rent or other obligations in respect of senior indebtedness occurs and is continuing beyond any applicable period of grace; or

     - any other default occurs and is continuing with respect to "designated senior indebtedness," which we define in the indenture, that permits holders of the designated senior indebtedness as to which the default relates to accelerate its maturity and the trustee receives a notice of the default from us or any other person permitted to give such notice under the indenture.

     Payments on the old 5 1/2% junior subordinated notes may and shall be resumed:

     - in case of a payment default, upon the date on which such default is cured or waived; and

     - in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the notice is received if the maturity of the designated senior indebtedness has not been accelerated.

     By reason of the subordination provisions described above, in the event of our bankruptcy, dissolution or reorganization, holders of our senior indebtedness may receive more, ratably, and holders of the old 5 1/2% junior subordinated notes may receive less, ratably, than our other creditors.

     Any right we have to receive any assets of any of our subsidiaries upon their liquidation or reorganization will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

     As of December 31, 2000, we had approximately $430.4 million of outstanding indebtedness. The indenture for the old 5 1/2% junior subordinated notes does not limit the amount of additional indebtedness, including senior indebtedness, which we can create, incur, assume or guarantee, nor does that indenture limit the amount of indebtedness which any subsidiary can create, incur, assume or guarantee.

     In the event that, notwithstanding the foregoing, the trustee or any holder of the old 5 1/2% junior subordinated notes receives any payment or distribution of our assets of any kind in contravention of any of the subordination provisions of our indenture, whether in cash, property, securities or otherwise in respect of the old 5 1/2% junior subordinated notes before all senior indebtedness is paid in full, then that payment or distribution will be held by the recipient in trust for the benefit of holders of the senior indebtedness or their representative or representatives to the extent necessary to make payment in full of all senior indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision for a concurrent payment or distribution, to or for the holders of our senior indebtedness.

     The old 5 1/2% junior subordinated notes rank equally in right of payment with the old 5 3/4% junior subordinated notes.

EVENTS OF DEFAULT AND REMEDIES

     The following are events of default under the indenture for the old 5 1/2% junior subordinated notes:

     - default in the payment of any interest upon the old 5 1/2% junior subordinated notes, continued for 30 days;

     - default in the payment of principal or premium, if any, upon the old 5 1/2% junior subordinated notes when due or in the payment of any redemption obligation;

     - default by us or any subsidiary with respect to our or its obligation to pay principal of or interest on indebtedness for borrowed money, if the default shall have resulted in indebtedness aggregating more than $10 million;

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

     - default by us with respect to indebtedness for borrowed money, if the default results in the acceleration of such indebtedness in an amount exceeding $10 million, if the indebtedness has not been discharged, or such acceleration has not been rescinded or annulled within the applicable grace period;

     - failure to perform any other covenant or warranty we have made, continued for 60 days after written notice as provided in the indenture;

     - final judgments or orders are rendered against us or any of our subsidiaries which require the payment by us or one of our subsidiaries of an amount (to the extent not covered by insurance) in excess of $10 million and the judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; and

     - certain events of bankruptcy, insolvency or reorganization with respect to us.

     The indenture provides that if an event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the old 5 1/2% junior subordinated notes then outstanding may declare the principal of, and accrued interest on the notes to be due and payable immediately, but if we cure all defaults (except the nonpayment of principal of, premium, if any, and interest on any of the old 5 1/2% junior subordinated notes which have become due by acceleration) and other conditions are met, with specified exceptions, that declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the old 5 1/2% junior subordinated notes then outstanding. In the case of certain events of bankruptcy or insolvency, the principal of and accrued interest on the old
5 1/2% junior subordinated notes shall automatically become and be immediately due and payable.

     The holders of a majority in principal amount of the old 5 1/2% junior subordinated notes then outstanding have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

MODIFICATION AND WAIVER

     The indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the old 5 1/2% junior subordinated notes at the time outstanding, to modify the indenture or any supplemental indenture or the rights of the holders of the old 5 1/2% junior subordinated notes, except that no modification will:

     - extend the fixed maturity of any old 5 1/2% junior subordinated note;

     - reduce the rate or extend the time of payment of interest on any old 5 1/2% junior subordinated note;

     - reduce the principal amount of any old 5 1/2% junior subordinated note, or premium, if any;

     - reduce any amount payable upon redemption of any old 5 1/2% junior subordinated note;

     - change our obligation to repurchase any old 5 1/2% junior subordinated note upon the occurrence of any change of control in a manner adverse to note holders;

     - impair the right of a holder to institute suit for the payment of the old 5 1/2% junior subordinated note;

     - change the currency in which any old 5 1/2% junior subordinated notes are payable;

     - impair the right to convert any old 5 1/2% junior subordinated note into common stock in any material respect;

     - modify the provisions of the indenture with respect to the subordination of the old 5 1/2% junior subordinated notes in a manner adverse to the holders in any material respect;

     - in each case without the consent of the holder of each note so affected;
       or

     - reduce the percentage of notes the holders of which are required to consent to any such supplemental indenture, in each case without the consent of the holders of all of any old 5 1/2% junior subordinated notes then outstanding.

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

                          DESCRIPTION OF THE NEW NOTES

8 1/2% SENIOR SUBORDINATED NOTES DUE 2008.

     The following is a summary of the terms of the new 8 1/2% senior subordinated notes we propose to issue in the exchange for old junior subordinated notes accepted in the exchange offer. The new 8 1/2% senior subordinated notes will be issued under a senior subordinated note indenture between us and the senior subordinated note indenture trustee for the new 8 1/2% senior subordinated notes. The terms of the new 8 1/2% senior subordinated notes include those terms stated in the senior subordinated note indenture and those terms made part of the senior subordinated note indenture by reference to the Trust Indenture Act of 1939. You can find the meanings of some of the terms used in this section below under the heading "Summary of terms used and not otherwise defined." This section contains a summary of the material provisions of the senior subordinated note indenture. This section, however, does not describe the senior subordinated note indenture in its entirety. We urge you to read the senior subordinated note indenture and the definitions of terms contained in the senior subordinated note indenture because the senior subordinated note indenture, and not this summary description, defines your rights as holders of the new 8 1/2% senior subordinated notes. You may obtain copies of the senior subordinated note indenture from us upon request.

PRINCIPAL, MATURITY AND INTEREST.

     The new 8 1/2% senior subordinated notes:

     - have a maximum aggregate principal amount of $30.0 million.

     - will mature on March 31, 2008.

     - accrue interest at 8 1/2% per year, payable semi-annually in cash on April 15 and October 15, with the first interest payment beginning on October 15, 2001.

     We will issue the new 8 1/2% senior subordinated notes in denominations of $1,000 and integral multiples of $1,000.

     We will pay interest on the new 8 1/2% senior subordinated notes semi-annually in arrears on the interest payment dates. Interest on each new
8 1/2% senior subordinated note will accrue from the settlement date on which interest was paid on the old junior subordinated notes tendered for exchange. We will make each interest payment to the persons in whose names the new 8 1/2% senior subordinated notes are registered at the close of business on the preceding April 1st and October 1st. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Principal of, premium, if any, and interest on each new 8 1/2% senior subordinated note will be payable and the new 8 1/2% senior subordinated notes may be presented for transfer or exchange at the office or agency maintained by us for those purposes. At our option, we may pay interest by check mailed to registered holders of the new 8 1/2% senior subordinated notes at the addresses stated on the registry books maintained by the trustee, who initially will act as paying agent and registrar for the new 8 1/2% senior subordinated notes. No service fee will be charged for any exchange or registration of transfer of the new 8 1/2% senior subordinated notes, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any exchange or registration of transfer may be required. Unless we designate otherwise, the office or agency for payment, transfer or exchange of the new 8 1/2% senior subordinated notes will be the corporate trust office of the trustee.

     The new 8 1/2% senior subordinated notes are guaranteed by the guarantors, which currently constitute all of our subsidiaries except for those of our subsidiaries that have not guaranteed the Key notes. The guarantees of the 8 1/2% senior subordinated notes are:

     - general unsecured obligations of each guarantor;

     - subordinated in right of payment to all existing and future guarantor senior debt;

     - ranked equally with any existing and future senior subordinated debt of the guarantor; and
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

     - senior in right of payment to all other existing and future subordinated obligations of such guarantor.

     As indicated above and as discussed in detail below under the subheading "Ranking," payment on the new 8 1/2% senior subordinated notes and under the guarantees thereof will be subordinated to the payment of senior debt and guarantor senior debt. The senior subordinated note indenture will permit us and the guarantors to incur additional indebtedness, including senior debt and guarantor senior debt.

     As of the date of the senior subordinated note indenture, all of our subsidiaries are restricted subsidiaries. However, under certain circumstances we will be permitted to designate certain of our subsidiaries as "unrestricted subsidiaries." Unrestricted subsidiaries will not be subject to many of the restrictive covenants in the senior subordinated note indenture. Unrestricted subsidiaries will not guarantee the 8 1/2% senior subordinated notes. Additionally, if a restricted subsidiary guarantor is released from its guaranty of the Key notes and of any other senior subordinated debt and subordinated debt, or is not required to guaranty the Key notes or any other senior subordinated debt or subordinated debt, then that subsidiary will automatically be released from its guaranty of, or will not be required to guaranty the new
8 1/2% senior subordinated notes.

SUBSIDIARY GUARANTEES.

     Each guarantor will jointly and severally, fully and unconditionally guarantee our obligations under the 8 1/2% senior subordinated notes. Each guarantee will be subordinated to the prior payment in full in cash or cash equivalents of all guarantor senior debt on the same basis as the 8 1/2% senior subordinated notes are subordinated to senior debt. The guarantors' obligations under the credit agreement are secured by substantially all of the assets of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See the heading "Risk Factors -- A court may void the guarantees or subordinate the guarantees to other obligations of the guarantors." Each guarantor that makes a payment or distribution under a guarantee shall be entitled to a pro rata contribution from each other guarantor based on the net assets of each other guarantor.

     Each guarantor may consolidate with or merge into or sell its assets to us or another guarantor that is a restricted subsidiary of ours, or with other persons upon the terms and conditions set forth in the senior subordinated note indenture. A guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another person (whether or not such guarantor is the surviving person) unless certain conditions are met. See the heading "Covenants; Limitations on merger, consolidation and sale of assets."

     The guarantee of a guarantor will be deemed automatically discharged and released in accordance with the terms of the senior subordinated note indenture:

          (1) in connection with any sale of all of the capital stock or any sale or other disposition of all or substantially all of the assets of the guarantor (including by way of merger or consolidation); or

          (2) if a guarantor is dissolved or liquidated in accordance with the provisions of the senior subordinated note indenture; or

          (3) if we designate any such guarantor as an unrestricted subsidiary;
              or

          (4) if a guarantor is released from its obligations under its guaranty of the Key notes (and any guaranty of any other subordinated note).

RANKING.

     The new 8 1/2% senior subordinated notes rank below all of our existing and future senior debt. They rank or will rank equally with our existing and future senior subordinated debt, including without limitation our 13% senior subordinated notes due 2007. They are senior to the new 6% convertible subordinated notes and the old 5 3/4% junior subordinated notes and old 5 1/2% junior subordinated notes. This means that if we default, holders of senior debt are entitled to be paid in full before any payments are made on the new 8 1/2% senior subordinated notes. The new 8 1/2% senior subordinated notes are entitled to be paid in full before any of our other subordinated

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

debt. In addition, the senior lenders will have the right to block current payments on the new 8 1/2% senior subordinated notes if there is a default under the senior debt.

     The new 8 1/2% senior subordinated notes are subordinate in right of payment to the prior payment in full of all existing and future senior debt. Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets, bankruptcy, insolvency or any similar proceedings, the holders of our senior debt will first be paid in full the principal of, premium, if any, and interest on that senior debt before the holders of the new 8 1/2% senior subordinated notes are entitled to receive any payment of principal of, premium, if any, or interest on the new 8 1/2% senior subordinated notes or on account of the purchase or redemption or other acquisition of new 8 1/2% senior subordinated notes by us or any of our subsidiaries, except for permitted insolvency payments. If the trustee or holder of any new 8 1/2% senior subordinated note receives any payment or distribution of our assets before all the senior debt is paid in full, then that payment or distribution will be required to be paid over or delivered to the trustee in bankruptcy or other person making payment or distribution of our assets to be applied to the payment of all senior debt remaining unpaid, to the extent necessary to pay the senior debt in full.

     We may not make any payments on account of the new 8 1/2% senior subordinated notes or on account of the purchase or redemption or other acquisition of the new 8 1/2% senior subordinated notes if a default occurs and is continuing in the payment when due of principal of, premium, if any, or interest on any designated senior debt, which we refer to as a "senior payment default," including any default in payment when due of any reimbursement obligation of ours with respect to any draw under any letter of credit issued under our credit facility.

     In addition, if a default other than a senior payment default, which we refer to as a "senior nonmonetary default," occurs and is continuing with respect to our credit facility or any designated senior debt that permits, or with the giving of notice or lapse of time or both would permit, the holders of that designated senior debt, or a trustee on behalf of those holders, to accelerate the maturity of that designated senior debt, and we and the trustee have received written notice of the default from the agent bank for the credit facility or from an authorized person on behalf of any designated senior debt, then we may not make any payments on account of the new 8 1/2% senior subordinated notes or on account of the purchase or redemption or other acquisition of the new 8 1/2% senior subordinated notes for a period, which we refer to as a "blockage period," commencing on the date we and the trustee receive that written notice and ending on the earlier of:

     - 179 days after that date, or

     - the date, if any, on which the senior debt to which the default relates is discharged or the default is waived or otherwise cured.

     In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there will be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. No senior nonmonetary default that existed or was continuing on the date of the commencement of any blockage period relating to the senior debt initiating that blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless the default has been cured or waived for a period of not less than 90 consecutive days. If, notwithstanding the description above, we make any payment to the trustee or the holder of any note prohibited by the subordination provisions, then that payment will be required to be paid over and delivered to the holders of the senior debt remaining unpaid, to the extent necessary to pay in full all the senior debt.

     Because of the subordination, if we become insolvent, holders of the new
8 1/2% senior subordinated notes may recover less ratably than our creditors who are holders of senior debt.

     The subordination provisions described above will cease to apply to the new 8 1/2% senior subordinated notes upon any defeasance or covenant defeasance of the new 8 1/2% senior subordinated notes as described below under the heading "Defeasance."

     The new 8 1/2% senior subordinated notes, while subordinate to all senior debt, do rank above all other subordinated debt, including the new 6% convertible subordinated notes, the old 5 3/4% junior subordinated notes

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

and the old 5 1/2% junior subordinated notes. As such, if we default, holders of the new 8 1/2% senior subordinated notes are entitled to be paid in full, subject to payment of the senior debt and the rights of holders of our existing and any future senior subordinated debt, before any other subordinated debt of ours. In addition, holders of the new 8 1/2% senior subordinated notes will have the right to block payments on the subordinated debt if there is a default under the new 8 1/2% senior subordinated notes.

OPTIONAL REDEMPTION.

     IN GENERAL. We may redeem the new 8 1/2% senior subordinated notes in full or in part at anytime, for their principal amount plus accrued and unpaid interest.

     At any time, we may redeem all or part of the new 8 1/2% senior subordinated notes with at least 30 but not more than 60 days' notice at their principal amount plus accrued and unpaid interest. We will pay accrued and unpaid interest on the new 8 1/2% senior subordinated notes up to but not including the redemption date.

SELECTION AND NOTICE OF REDEMPTION.

     If we redeem or purchase less than all of the new 8 1/2% senior subordinated notes, the trustee will select the new 8 1/2% senior subordinated notes for redemption or purchase in compliance with the requirements of the principal national securities exchange, if any, on which the new 8 1/2% senior subordinated notes are listed, or, if the new 8 1/2% senior subordinated notes are not listed, on a pro rata basis, by lot or any other method that the trustee deems fair and appropriate; however, we will not redeem or purchase in part any new 8 1/2% senior subordinated notes with a principal amount of less than $1,000.

     We will mail notice of redemption by first class mail at least 30 but not more than 60 days before the redemption date to each holder of new 8 1/2% senior subordinated notes to be redeemed at the last address for that holder shown on the registry books. If we redeem any note in part only, the notice of redemption that relates to that note will state the portion of the principal amount to be redeemed, which portion will be not less than $1,000. We will issue a new note in principal amount equal to the unredeemed or unpurchased portion in the name of the holder upon cancellation of the original note (subject to procedures of the depositary). On and after the redemption or purchase date, interest will no longer accrue on the new 8 1/2% senior subordinated notes or portions of the new 8 1/2% senior subordinated notes called for redemption or purchase, whether or not the new 8 1/2% senior subordinated notes are presented for payment at the office of the paying agent for the new 8 1/2% senior subordinated notes in New York, New York, so long as we have deposited funds in a sufficient amount to pay the redemption or purchase price.

MANDATORY REDEMPTION OR SINKING FUND.

     Except as described below under the headings "Repurchase at the option of holders -- Change of control" and "Repurchase at the option of holders -- Asset sales," we are not required to make mandatory redemption or sinking fund payments for the new 8 1/2% senior subordinated notes.

REPURCHASE AT THE OPTION OF HOLDERS.

     CHANGE OF CONTROL. Upon a change of control, the holders of the new 8 1/2% senior subordinated notes have the right to require us to purchase the new
8 1/2% senior subordinated notes. The purchase price will equal the principal amount of the new 8 1/2% senior subordinated notes on the date of purchase, plus accrued and unpaid interest. A change of control includes:

     - disposition of all or substantially all of our assets to a person or group (other than permitted holders),

     - approval of a plan of liquidation or dissolution,

     - acquisition of a majority of our voting stock by a person or group (other than permitted holders),

     - replacement of a majority of the board of directors by directors not nominated by majority of the existing board,

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

     - merger or consolidation that results in a person or group (other than permitted holders) acquiring a majority of our voting stock.

     Upon a change of control, each holder of the new 8 1/2% senior subordinated notes will have the right to require us to purchase the holder's new 8 1/2% senior subordinated notes in whole or in part at a purchase price in cash equal to their principal amount, plus accrued and unpaid interest, pursuant to the offer described in the next paragraph, which we refer to as a "change of control offer." A change of control includes any sale, lease, exchange or other transfer of all or substantially all of our and our subsidiaries' assets taken as whole to any person or group of persons. Although there is a developing body of caselaw interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of new 8 1/2% senior subordinated notes to require us to make a change of control offer as a result of the sale, lease, exchange or other transfer of less than all of our assets may be uncertain.

     Within 30 days following any change of control, we will mail a notice to each holder, with a copy to the trustee, stating:

     - that a change of control has occurred and that the holder has the right to require us to repurchase the holder's new 8 1/2% senior subordinated notes, in whole or in part, equal to $1,000 or integral multiples of $1,000, at a repurchase price in cash equal to the principal amount of the new 8 1/2% senior subordinated notes plus accrued and unpaid interest, if any, to the date of repurchase,

     - the circumstances and relevant facts regarding the change of control,

     - the repurchase date, which will not be earlier than 30 days and not later than 60 days from the date the notice is mailed, referred to as the "repurchase date,"

     - that any note not tendered will continue to accrue interest,

     - that any note accepted for payment pursuant to the change of control offer will cease to accrue interest after the repurchase date unless we default in payment of the purchase price,

     - that holders electing to have a note purchased pursuant to a change of control offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent, which may be us, at the address specified in the notice before the close of business on the repurchase date,

     - that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day preceding the repurchase date, a telegram, telex, facsimile transmission, electronic mail or other written communication setting forth the name of the holder, the principal amount of new 8 1/2% senior subordinated notes the holder delivered for purchase, and a statement that the holder is withdrawing his election to have the new 8 1/2% senior subordinated notes purchased, and

     - that holders which elect to have their new 8 1/2% senior subordinated notes purchased only in part will be issued new 8 1/2% senior subordinated notes in a principal amount equal to the unpurchased portion of the new 8 1/2% senior subordinated notes surrendered.

     On the repurchase date, we will accept for payment new 8 1/2% senior subordinated notes or portions of those notes tendered pursuant to the change of control offer, deposit with the trustee or a paying agent money sufficient to pay the purchase price of all new 8 1/2% senior subordinated notes or portions of those notes so tendered and deliver or cause to be delivered to the trustee new 8 1/2% senior subordinated notes so accepted, together with an officers' certificate indicating the new 8 1/2% senior subordinated notes or portions of those notes which have been tendered. The trustee or a paying agent will promptly mail to the holders of new 8 1/2% senior subordinated notes that are accepted payment in an amount equal to the purchase price for the notes and promptly authenticate and mail to those holders a new note in a principal amount equal to any unpurchased portion of the note surrendered. We will publicly announce the results of the change of control offer on or promptly after the repurchase date.

     In the event a change of control occurs and any repurchase as described above constitutes a "tender offer" for purposes of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with the requirements of
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

Rule 14e-l as then in effect, to the extent applicable, and any other applicable securities laws or regulations with respect to the repurchase. The change of control provisions described above may deter mergers, tender offers and other takeover attempts involving us.

     Our ability to repurchase new 8 1/2% senior subordinated notes upon a change of control may be limited by the terms of our then existing contractual obligations. Repurchase of the new 8 1/2% senior subordinated notes upon a change of control may constitute a default under our credit facility, and any future credit agreements or other agreements relating to senior debt may contain provisions that would restrict our ability to repurchase new 8 1/2% senior subordinated notes upon a change of control. If we make a change of control offer following a change of control, we may not have adequate financial resources to repurchase all new 8 1/2% senior subordinated notes tendered. Our failure to repurchase tendered new 8 1/2% senior subordinated notes or to make a change of control offer following a change of control would constitute an event of default under the senior subordinated note indenture, but the subordination provisions in the senior subordinated note indenture may restrict payments to the holders of new 8 1/2% senior subordinated notes.

     The provisions of the senior subordinated note indenture may not afford holders of the new 8 1/2% senior subordinated notes protection in the event of a highly leveraged transaction involving us that may adversely affect the holders of the new 8 1/2% senior subordinated notes, if the transaction does not result in a change of control, violate the covenant described below under the headings "Covenants -- Limitation on incurrence of additional debt" or "Covenants -- Limitation on restricted payments" or otherwise violate the senior subordinated note indenture.

     ASSET SALES. We will not dispose of assets unless we receive the fair market value of the assets disposed of, and we apply any net cash proceeds to prepay senior debt, make an investment in replacement assets or a combination of prepayment or investment or make a net proceeds offer to repurchase the new
8 1/2% senior subordinated notes as described below.

     We will not, and will not cause or permit any of our restricted subsidiaries to, consummate an asset sale except under the following circumstances:

     - we or the applicable restricted subsidiary receives consideration at the time of the asset sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by our board of directors).

     - upon the consummation of the asset sale, we will apply, or cause the restricted subsidiary to apply, the net cash proceeds of the asset sale within 360 days of receipt either (a) to prepay any senior debt, (b) to make an investment in properties and assets (other than cash, cash equivalents or inventory) that replace the properties and assets that were the subject of the asset sale or in properties and assets that will be used in a permitted business, which we refer to as "replacement assets," or (c) a combination of prepayment and investment permitted by clauses (a) and (b).

     On the 360th day after an asset sale, referred to as the "net proceeds offer trigger date," the portion of the aggregate amount of net cash proceeds not applied on or before the net proceeds offer trigger date multiplied by a fraction, the numerator of which is equal to the principal amount of the new
8 1/2% senior subordinated notes and the denominator of which is equal to the sum of the principal amount of the new 8 1/2% senior subordinated notes and all debt ranking equal to the new 8 1/2% senior subordinated notes, each of which is referred to as a "net proceeds offer amount," will be applied by us or the restricted subsidiary to make an offer to purchase, referred to as a "net proceeds offer," on a date, referred to as the "net proceeds offer payment date," at least 30 but not more than 60 days following the applicable net proceeds offer trigger date, from all holders on a pro rata basis, that amount of the new 8 1/2% senior subordinated notes equal to the net proceeds offer amount at a price equal to 100% of the principal amount of the new 8 1/2% senior subordinated notes to be purchased, plus accrued and unpaid interest, if any, to the date of purchase. If any non-cash consideration received is converted into or sold or otherwise disposed of for cash or cash equivalents (other than interest received relating to any non-cash consideration), then the conversion or disposition will be deemed to be an asset sale, the net cash proceeds of which will be applied in accordance with this covenant. We may defer the net proceeds offer until there is an aggregate unutilized net proceeds offer amount equal to or in excess of $10 million resulting from one or more

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asset sales (at which time, the entire unutilized net proceeds offer amount, and not just the amount in excess of $10 million, will be applied.

     Each net proceeds offer will be mailed to the record holders of the new
8 1/2% senior subordinated notes as shown on the register of holders within 25 days following the net proceeds offer trigger date, with a copy to the trustee, and will comply with the procedures set forth in the senior subordinated note indenture. Upon receiving notice of the net proceeds offer, holders may elect to tender their new 8 1/2% senior subordinated notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender new 8 1/2% senior subordinated notes in an amount exceeding the net proceeds offer amount, tendered new 8 1/2% senior subordinated notes purchased will be on a pro rata basis based on amounts tendered. A net proceeds offer will remain open for a period of 20 business days or a longer period as may be required by law. To the extent that the aggregate amount of new 8 1/2% senior subordinated notes tendered pursuant to a net proceeds offer is less than the net proceeds offer amount, we may use any remaining net proceeds offer amount for general corporate purposes subject to the provisions of the senior subordinated note indenture, and the net proceeds offer amount will return to zero.

     We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other related securities laws and regulations to the extent they apply in connection with the repurchase of new 8 1/2% senior subordinated notes pursuant to a net proceeds offer. To the extent that the provisions of any securities laws or regulations conflict with the covenant described under the heading "Repurchase at the option of holders -- Asset sales" of the senior subordinated note indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under that covenant of the senior subordinated note indenture.

COVENANTS.

     The senior subordinated note indenture contains covenants with which we must comply. Included below is a summary of the material covenants for the new 8 1/2% senior subordinated notes.

     LIMITATION ON INCURRENCE OF ADDITIONAL DEBT. We and our restricted subsidiaries will not, directly or indirectly, incur any additional debt not allowed under the senior subordinated note indenture.

     We will not, and will not permit any of our restricted subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of, which we refer to as to "incur" or the "incurrence" of, any debt (other than permitted debt), except that we and our restricted subsidiaries may incur debt (including acquired debt) if there is no default or event of default at the time or as a consequence of the incurrence of the debt and on the date of incurrence of the debt, after giving effect to the debt, our consolidated fixed charge coverage ratio would be equal to or greater than 2.0 to 1. The accrual of interest and the accretion of original issue discount does not constitute the incurrence of debt.

     For purposes of determining compliance with this restriction (i) in the event that an item of debt meets the criteria above or one or more than one of the types of debt described as permitted debt, we will classify, in our sole discretion, that item of debt and will only be required to include the amount and type of that debt in the clause referred to above or in the definition of "permitted debt" below, and (ii) debt permitted by this restriction need not be permitted solely by reference to one provision of this restriction permitting that debt but may be divided and classified in more than one type and permitted in part by one of those provisions and in part by one or more other provisions of this restriction.

     LIMITATION ON OTHER SUBORDINATE DEBT. We will not incur any debt that is by its terms subordinated to senior debt but ranks senior to the new 8 1/2% senior subordinated notes. No guarantor will incur or permit to exist any debt that is by its terms subordinated in right of payment to guarantor senior debt but ranks senior in right of payment to such guarantor's guarantee of the new
8 1/2% senior subordinated notes. For purposes of this restriction, debt that is secured by a junior lien does not constitute subordinate debt by virtue of that junior priority.

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     LIMITATION ON RESTRICTED PAYMENTS.  We will not and will not permit any of our restricted subsidiaries to make restricted payments except in limited circumstances. Restricted payments will not be made unless at the time of that restricted payment and immediately after giving effect to the restricted payment
(1) no default or event of default has occurred or is continuing, (2) we can incur at least $1.00 of additional debt (in addition to permitted debt) under the covenant above titled "Limitation on incurrence of additional debt," and (3) the aggregate amount of restricted payments (including the proposed restricted payment) made after the date of issuance of the new 8 1/2% senior subordinated notes is less than the sum arrived at by using the formula described below. In addition, we may make restricted payments that fall within permitted restricted payments "baskets."

          RESTRICTED PAYMENTS. Restricted payments are those that we or any of our restricted subsidiaries make in connection with the following:

     - the declaration or payment of any dividend or any distribution (other than dividends or distributions payable in the form of our qualified capital stock) on or in regard to shares of our capital stock or any restricted subsidiary's capital stock,

     - the purchase, redemption or other acquisition or retirement for value any of our or our subsidiaries' capital stock or any warrants, rights or options to purchase or acquire shares of any class of that capital stock,

     - any investment (other than permitted investments), or

     - any payment on or in regard to, or purchase, redemption, defeasement or other acquisition or retirement for value of any debt that ranks below the new 8 1/2% senior subordinated notes in right of payment, except a payment of interest or principal at stated maturity and except an offer to purchase the new 6% convertible subordinated notes made in accordance with their terms upon a change of control, provided that the offer is consummated after the corresponding offer on the new 8 1/2% senior subordinated notes has been consummated and the purchase price for any tendered new 8 1/2% senior subordinated notes has been paid in full.

          FORMULA. The following formula allows restricted payments (including the proposed restricted payment) that do not in the aggregate exceed the sum of:

     - 50% of the cumulative consolidated net income (or if a loss, minus 100% of that loss) of ours earned during the period after the date of issuance of the new 8 1/2% senior subordinated notes and on or before the date the restricted payment occurs (excluding any partial fiscal quarter or quarters), plus

     - 100% of the aggregate net cash proceeds received by us from any person other than a subsidiary of ours from the issuance and sale, after the date of issuance of the new 8 1/2% senior subordinated notes and on or before the date the restricted payment occurs of qualified capital stock, or disqualified capital stock which has been converted in to qualified capital stock, plus

     - 100% of the net cash proceeds from the sale of investments by us (other than permitted investments) if that investment is made after the date of issuance of the new 8 1/2% senior subordinated notes; plus

     - the fair market value of our equity in any unrestricted subsidiary which has been redesignated as restricted subsidiary in accordance with the applicable provisions of the senior subordinated note indenture.

          BASKETS.  There are separate restricted payments "baskets" permitting:

     - the payment of any dividend within 60 days after the date of declaration of that dividend if the dividend would have been permitted on the date of declaration,

     - if no default or event of default has occurred or is continuing, acquisition of any shares of our qualified capital stock or payment, redemption, acquisition or defeasance of debt that ranks below the new
       8 1/2% senior subordinated notes in right of payment, either (a) solely in exchange for shares of qualified capital stock of ours and, in the case of the payment, redemption, acquisition or defeasance of debt, for refinancing debt, or (b) through the application of net proceeds of a substantially concurrent sale for cash of shares of our qualified capital stock,

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     - the defeasance, redemption, repurchase or other acquisition of subordinated debt with the net cash proceeds from refinancing debt,

     - the payment of a dividend or distribution by a restricted subsidiary of ours to us or a wholly owned restricted subsidiary of ours,

     - if no default or event of default has occurred or is continuing, repurchases of capital stock deemed to occur upon the exercise of stock options if that capital stock represents a portion of the exercise price,

     - if no default or event of default has occurred or is continuing, dividends and distributions by a restricted subsidiary pro rata to the holders of its capital stock,

     - the payment of a dividend or distribution, other than in regard to disqualified capital stock, on preferred stock to the extent that the proceeds of the issuance of the preferred stock are used to repay our indebtedness,

     - cash payments in lieu of fractional shares in the aggregate amount of $500,000; and

     - repurchase of equity interests (including stock options and warrants) of employees upon death, disability or termination in an aggregate amount not to exceed $250,000 in any 12-month period.

     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. We generally will not allow our restricted subsidiaries to be subject to restrictions on their ability to pay money to us.

     We may not, and may not permit any restricted subsidiary of ours to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any restricted subsidiary of ours:

     - to pay dividends on or make any other distributions regarding its capital stock,

     - to make loans or advances or to pay or guarantee any debt or other obligation owed to us or any restricted subsidiary of ours, or

     - to transfer any of its property or assets to us or a restricted subsidiary of ours.

     Notwithstanding the prior paragraph, those encumbrances or restrictions that exist by reason of the following are permitted:

     - applicable law,

     - the senior subordinated note indenture governing the new 8 1/2% senior subordinated notes,

     - the indenture governing the new 6% convertible subordinated notes,

     - customary non-assignment provisions of any contract or any lease governing a leasehold interest of any subsidiary of ours,

     - any instrument governing acquired debt, where the encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person acquired,

     - agreements existing on the date of issuance of the new 8 1/2% senior subordinated notes to the extent and in the manner those agreements are in effect on that date,

     - purchase money obligations for property acquired that impose restrictions of the nature described in the fifth bullet from the top on the property so acquired,

     - any instrument or agreement governing or securing senior debt,

     - any instrument or agreement governing or securing any debt other than senior debt permitted to be incurred under the senior subordinated note indenture, provided that the encumbrances or restrictions that exist in that instrument or agreement are similar to those in the senior subordinated note indenture, or

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     - any restrictions imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the capital stock or property of any restricted subsidiary that apply pending the closing of that sale or disposition.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. We will not, and will not permit any of our restricted subsidiaries to, issue, transfer, sell, lease or otherwise dispose of any capital stock (other than directors' qualifying shares) of any restricted subsidiary of ours to any person, other than us or a restricted subsidiary of ours, unless the disposition complies with the covenant described below under the heading "Repurchase at the option of holders - Asset sales."

     LIMITATION ON LIENS. We and our restricted subsidiaries may not pledge our assets as collateral for any debt that ranks equally with or junior to the new
8 1/2% senior subordinated notes, unless the new 8 1/2% senior subordinated notes also receive the benefit of a pledge as described below.

     We will not, and will not permit any restricted subsidiary of ours to, directly or indirectly, incur or permit to exist any liens upon any property or assets of ours or any of our restricted subsidiaries whether owned on the date of issuance of the new 8 1/2% senior subordinated notes or acquired after the that date, or upon any proceeds from those properties or assets, or assign or otherwise convey any right to receive income or profits from those properties or assets, in order to secure any debt that ranks equally with or junior to the new 8 1/2% senior subordinated notes, unless:

     - for liens securing debt that is expressly subordinate or junior in right of payment to the new 8 1/2% senior subordinated notes, the new 8 1/2% senior subordinated notes are secured by a lien that is senior in priority to the liens securing debt that is subordinated to the new
       8 1/2% senior subordinated notes, and

     - in all other cases, the new 8 1/2% senior subordinated notes are equally and ratably secured.

     The restrictions will not apply to:

     - liens existing as of the date of issuance of the new 8 1/2% senior subordinated notes,

     - liens securing senior debt,

     - liens in favor of us or a wholly owned restricted subsidiary of ours on assets of any restricted subsidiary of ours,

     - liens securing refinancing debt that is incurred to refinance debt secured by a lien permitted under the senior subordinated note indenture and incurred in accordance with the senior subordinated note indenture; provided, however that the liens are no less favorable to the holders of the new 8 1/2% senior subordinated notes than the liens for the debt being refinanced and do not extend to any property or assets not securing the debt refinanced, and

     - permitted liens.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. We and our restricted subsidiaries may not enter into transactions with an affiliate, unless we comply with specified procedures.

     We will not, and will not permit any restricted subsidiary of ours to, directly or indirectly, enter into any transaction or series of related transactions with or for the benefit of any affiliate of ours or our restricted subsidiaries, other than:

     - affiliate transactions permitted under the next paragraph below, and

     - affiliate transactions on terms that are no less favorable to us or that restricted subsidiary than those that could reasonably have been obtained in a comparable transaction at that time on an arm's-length basis from a person that is not an affiliate of ours or our restricted subsidiaries.

     All affiliate transactions and each series of related affiliate transactions that are similar or part of a common plan involving aggregate payments or other property with a fair market value in excess of $2.5 million must be approved by our or the restricted subsidiary's board of directors, as the case may be, with the approval evidenced by a board resolution stating that the board of directors, including a majority of the disinterested directors, has
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determined that the transaction complies with these provisions. If we or any restricted subsidiary of ours enters into an affiliate transaction (or a series of affiliate transactions related to a common plan) that involves aggregate payments or other property with a fair market value of more than $15 million, we or the relevant restricted subsidiary will, before the consummation, obtain either a favorable opinion as to the fairness of the transaction to us or the relevant restricted subsidiary, as the case may be, from a financial point of view, from an independent financial advisor, or, if appropriate, an appraisal from an independent appraiser, and file the opinion or appraisal with the trustee.

     The restrictions of this covenant will not apply to:

     - reasonable fees and compensation and benefits paid to, and indemnity provided on behalf of, our or any of our subsidiaries' officers, directors or employees as determined in good faith by our board of directors pursuant to employment agreements or otherwise,

     - transactions between or among us and any of our restricted subsidiaries or between or among restricted subsidiaries or between or among us or any of our restricted subsidiaries and any permitted joint ventures,

     - any agreement in effect on the date of issuance of the new 8 1/2% senior subordinated notes and any modified or replacement agreement that is not more disadvantageous to the holders of the new 8 1/2% senior subordinated notes in any material respect than the original agreement as in effect on the date of issuance of the new 8 1/2% senior subordinated notes,

     - restricted payments and permitted investments permitted by the senior subordinated note indenture, and

     - sales of equity interests, other than disqualified stock, to affiliates.

     LIMITATIONS ON MERGER, CONSOLIDATION AND SALE OF ASSETS. We will not merge or consolidate with other companies or sell all or substantially all of our assets unless the surviving corporation assumes all obligations under the senior subordinated note indenture, we or the surviving corporation could incur $1.00 of additional debt under the covenant described above under the heading "Covenants -- Limitation on incurrence of additional debt," or, alternatively, the consolidated fixed charge coverage ratio is not reduced as a result of the transaction, we are not in default under the new 8 1/2% senior subordinated notes and we or the surviving corporation has provided an officer's certificate or opinion of counsel to the trustee confirming the above requirements.

     We will not, in a single transaction or series of related transactions:

     - consolidate or merge with or into any person, or

     - sell, assign, transfer, lease or otherwise dispose of (or cause or permit any of our subsidiaries to sell, assign, transfer, lease or otherwise dispose of) all or substantially all of our assets (determined on a consolidated basis for us and our subsidiaries), unless, in either case:

     - either:

          (i) we are the surviving corporation, or

          (ii) the person (if other than us) formed by the consolidation or into which we are merged or the person that acquires our and our subsidiaries' properties and assets substantially as an entirety, which we refer to as the "surviving entity," (x) is a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the new 8 1/2% senior subordinated notes and the performance of every covenant of the new 8 1/2% senior subordinated notes and the senior subordinated note indenture on our part to be performed or observed,

     - immediately after giving effect to the transaction and the assumption contemplated by clause (ii) of the second subparagraph under the previous bullet point above (including giving effect to any debt and acquired debt incurred or anticipated to be incurred in connection with or in regard to that transaction), we

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       or the surviving entity, as the case may be, can incur at least $1.00 of additional debt (in addition to permitted debt) pursuant to the covenant described above under the heading "Covenants -- Limitation on incurrence of additional debt," or alternatively, the consolidated fixed charge coverage ratio is not reduced as a result of the transaction,

     - immediately after giving effect to the transaction and the assumption contemplated by clause (y) of the second subparagraph under the second bullet point immediately preceding this bullet point (including giving effect to any debt and acquired debt incurred or anticipated to be incurred and any lien granted in connection with or in regard to the transaction), no default or event of default has occurred or is continuing,

     - we or the surviving entity agree to indemnify each holder of new 8 1/2% senior subordinated notes against any tax, levy, assignment or governmental charge payable by withholding or deduction which may be imposed on the holder as a result of that merger or consolidation, and

     - we or the surviving entity will have delivered to the trustee an officers' certificate or an opinion of counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease or other disposition and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture will comply with the applicable provisions of the senior subordinated note indenture and that all conditions precedent in the senior subordinated note indenture relating to the transaction have been satisfied.

     Upon any consolidation, combination, merger or any transfer of all or substantially all of our assets in accordance with the above, in which we are not the surviving person, the successor person formed by the consolidation or into which we are merged or to which that lease or transfer is made will succeed to, and be substituted for, and may exercise all of our rights and powers under the senior subordinated note indenture and the new 8 1/2% senior subordinated notes and, except in the case of a transfer by lease, we will be released.

     Subject to the "Limitation on Asset Sales" covenant, each guarantor (other than any guarantor whose guarantee is to be released in accordance with the terms of the guarantee and the senior subordinated note indenture) will not, and we will not cause or permit any guarantor to, consolidate with or merge with or into any person other than us or any other guarantor unless:

          (i) the entity formed by or surviving any such consolidation or merger (if other than the guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (ii) such surviving entity (if other than the guarantor) assumes by supplemental indenture all of the obligations of the guarantor on the guarantee; and

          (iii) immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing.

     Any merger or consolidation of a guarantor with and into us (with us being the surviving entity) or another guarantor that is a restricted subsidiary of ours need only have delivered to the trustee an officers' certificate stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the senior subordinated note indenture and that all conditions precedent in the senior subordinated note indenture relating to such transaction have been satisfied.

     LIMITATIONS ON PAYMENT FOR CONSENT. Neither we nor any of our restricted subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any new 8 1/2% senior subordinated notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the guaranteed senior subordinated note indenture or the new 8 1/2% senior subordinated notes unless that consideration is offered to be paid or is paid to all holders of the new
8 1/2% senior subordinated notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to that consent, waiver or agreement.

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     LIMITATION ON BUSINESS ACTIVITIES.  We will not and will not permit any of our restricted subsidiaries to engage in any business other than permitted businesses, except to the extent as would not be material to us and our restricted subsidiaries taken as a whole.

     LIMITATION ON RESTRICTED AND UNRESTRICTED SUBSIDIARIES. Our board of directors may designate an unrestricted subsidiary to be a restricted subsidiary and may designate a restricted subsidiary to be an unrestricted subsidiary if no default or event of default has occurred and upon compliance with the covenant described above under the heading "Covenants -- Limitation on incurrence of debt."

     Our board of directors may, if no default or event of default will have occurred and be continuing or would arise, designate an unrestricted subsidiary to be a restricted subsidiary, provided, that:

     - the redesignation will be deemed to be an incurrence as of the date of the redesignation by us and our restricted subsidiaries of the debt (if any) of that redesignated subsidiary for purposes of the covenant described above under the heading "Limitation on incurrence of additional debt," and

     - unless the redesignated subsidiary does not have any debt outstanding (other than permitted debt), no redesignation will be permitted if immediately after giving effect to that redesignation and the incurrence of that additional debt (other than permitted debt) we could not incur $1.00 of additional debt (other than permitted debt) pursuant to the covenant described above under the heading "Covenants -- Limitation on incurrence of additional debt."

     Our board of directors also may, if no default or event of default will have occurred and be continuing or would arise, designate any restricted subsidiary to be an unrestricted subsidiary if:

     - that designation is at that time permitted under the covenant described above under the heading "Covenants -- Limitation on restricted payments" (for purposes of this clause, we will be deemed to have made an investment (other than a permitted investment) in the amount of the fair market value of the equity of the subsidiary held directly or indirectly by us),

     - immediately after giving effect to that designation, we could incur $1.00 of additional debt (in addition to permitted debt) pursuant to the covenant described above under the heading "Covenants -- Limitation of incurrence of additional debt,"

     - that subsidiary meets the requirements of the definition of the term unrestricted subsidiary, and

     - any subsidiary of that designated restricted subsidiary is also designated as, and meets the requirements of, an unrestricted subsidiary. Any such designation by our board of directors will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an officers' certificate certifying that the designation complied with the foregoing conditions and was permitted by the covenant described above under the heading "Covenants -- Limitation on restricted payments."

AFFIRMATIVE COVENANTS.

     SUBSIDIARY GUARANTEES. Our obligations are guaranteed by those of our subsidiaries that have guaranteed the Key notes. If we later provide a subsidiary guarantee for the Key notes from a newly created or acquired subsidiary, then that subsidiary will be required to provide a subsidiary guarantee for the new 8 1/2% senior subordinated notes on the basis described below. If we later provide subsidiary guarantees for other senior subordinated debt or for subordinated debt, then we will be required to provide subsidiary guarantees for the new 8 1/2% senior subordinated notes on the basis described below.

     We will not permit any restricted subsidiary to guarantee the Key notes or other senior subordinated debt or subordinated debt unless:

     - the restricted subsidiary guarantor fully and unconditionally guarantees, jointly and severally, to each holder of the new 8 1/2% senior subordinated notes and the trustee, the payment of the principal of, premium if any, and interest on the new 8 1/2% senior subordinated notes as follows: if the other subordinated debt that is being guaranteed is expressly subordinate or junior in right of payment to the
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new 8 1/2% senior subordinated notes, the new 8 1/2% senior subordinated notes are guaranteed by a guarantee that is senior to the restricted subsidiary guarantees of the other subordinated debt; and

     - in other cases, the new 8 1/2% senior subordinated notes are equally and ratably guaranteed.

     MAINTENANCE OF OFFICE OR AGENCY FOR NOTICES AND DEMANDS. We will maintain in New York, New York, an office or agency where the new 8 1/2% senior subordinated notes may be presented for payment, registration of transfer or exchange as provided in the senior subordinated note indenture and an office or agency, or multiple offices or agencies, where notices and demands to or upon us in regard to those notes or of the senior subordinated note indenture may be served.

     MAINTENANCE OF PROPERTY AND INSURANCE MATTERS. We agree to maintain all material property, including equipment, in reasonable condition and order. We will provide or cause to be provided, for us and each of our subsidiaries, insurance against loss or damage arising from the conduct of our and our subsidiaries' business with reputable insurers in those amounts, with those deductibles, and by those methods as will be either (i) consistent in all material respects with past practices of ours or the applicable subsidiary's or
(ii) customary in the industry, unless the failure to provide that insurance would not have a material adverse effect on the financial condition or results of operations of us and our subsidiaries, taken as a whole, or be a violation of applicable law or any material agreement of ours or our subsidiaries.

     COMPLIANCE CERTIFICATE OR OPINION OF COUNSEL. We will deliver to the trustee, within 120 days after the end of each fiscal year, an officers' certificate, if given by an officer of ours, or an opinion of counsel, if it is given by counsel, stating that a review of our activities and the activities of our subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under the senior subordinated note indenture and further stating, as to each officer signing the certificate or the counsel signing the opinion, that to the best of his or her knowledge we, during that preceding fiscal year, have kept, observed, performed and fulfilled each and every of our covenants contained in the senior subordinated note indenture and no default or event of default occurred during that year or, if those signers do know of any, the certificate will describe it and its status with reasonable particularity.

     PAYMENT OF TAXES AND OTHER CLAIMS. We will pay or discharge or cause to be paid or discharged, before any material penalty accrues, the following: (1) all material taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or any of our subsidiaries' income, profits or property, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or any of our subsidiaries' property; provided however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     MAINTENANCE OF ALL REGISTRATION, REGULATIONS AND LICENSES. We will maintain all registrations, licenses, permits, privileges and franchises material to the conduct of its business and shall comply in all material respects with all laws, rules, regulations and orders of any government entity.

     PAYMENT OF PRINCIPAL AND INTEREST. We will pay the principal and interest on the new 8 1/2% senior subordinated notes on the dates and in the manner provided in those notes. Before each payment date, we will segregate and hold in trust for the benefit of holders entitled to payment, a sum sufficient to pay the principal and/or interest then becoming due until that sum has been paid to holders or otherwise disposed of in accordance with the senior subordinated note indenture.


     REPORTS TO HOLDERS. Whether or not we are required to file reports with the Commission, we will file with the Commission the quarterly and annual reports and the information or documents, if any, that we would be required to file with the Commission if we were subject to Section 13 or 15(d) of the Securities Exchange Act of 1934. Holders can obtain copies of those reports and other information or documents from the Commission at http://www.sec.gov.


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SUMMARY OF TERMS USED AND NOT OTHERWISE DEFINED.

     We have included below a summary of terms used in this description of the new 8 1/2% senior subordinated notes. You should read the senior subordinated note indenture for the full definition of all terms. References to:

     "acquired debt" means:

     - debt of a person existing at the time that person becomes a subsidiary of ours or that person merges or consolidates with us, or

     - debt of a person assumed in connection with the acquisition of assets from that person, in each case not incurred by that person in connection with or in contemplation of that person becoming a subsidiary of ours upon the merger or consolidation or acquisition.

     "affiliate" means, regarding any specified person, any other person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings consistent with that definition. KAV Investments LLC shall not be deemed an affiliate of ours.

     "asset acquisition" means:

     - an investment by us or any restricted subsidiary of ours in any other person pursuant to which that person:

          - becomes a restricted subsidiary of ours, or

          - is merged with or into us or any restricted subsidiary of ours, or

     - the acquisition by us or any restricted subsidiary of ours of the assets of any person (other than a subsidiary of ours), which constitute all or substantially all of the assets of that person or comprise any division or line of business of that person or any other properties or assets of that person other than in the ordinary course of business.

     "asset sale" means any direct or indirect sale, issuance, transfer, lease, assignment or other disposition for value by us or any of our restricted subsidiaries, including a sale and leaseback transaction to any person other than us or a restricted subsidiary of ours of:

     - any capital stock of any subsidiary of ours, or

     - any other property or assets of ours or any restricted subsidiary of ours.

     The term "asset sale" does not include:

     - a transaction or series of related transactions for which we or our subsidiaries receive aggregate consideration of less than $1 million,

     - an issuance of equity interests by a restricted subsidiary to us or another restricted subsidiary,

     - the sale or other disposition of cash or cash equivalent,

     - a restricted payment or permitted investment that is permitted under the section entitled "Limitation on restricted payments",

     - a sale, lease, transfer or other disposition:

          - of all or substantially all of our assets as permitted under the covenant described below under the heading "Covenants -- Limitations on merger, consolidation and sale of assets,"

          - in the ordinary course of business,

          - of any operating lease in the ordinary course of business, or

          - of any obsolete or unusable inventory or assets.

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

     "attributable debt" in regard to a sale and leaseback transaction means, at the time of determination, the present value, discounted at the rate of interest implicit in that transaction, determined in accordance with generally accepted accounting principles, of the obligation of the lessee for rental payments during the remaining term of the lease included in the sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended.

     "capitalized lease obligation" means, as to any person, the obligations of that person under a lease of real or personal property of that person that are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of that person in accordance with generally accepted accounting principles. The stated maturity of the obligation will be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty.

     "change of control" means the occurrence of one or more of the following events:

     - any sale, lease, exchange or other transfer of all or substantially all the assets of ours and our subsidiaries taken as a whole to any person or group of persons (as those terms are used in the Securities Exchange Act of 1934) (other than permitted holders),

     - the approval by the holders of our capital stock of a plan or proposal for our liquidation or dissolution,

     - a person or group of persons (as those terms are used in Section 13(d) of the Securities Exchange Act of 1934) (other than permitted holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), of a majority of our securities ordinarily having the right to vote in the election of directors,

     - the replacement of a majority of our board over any consecutive two-year period from the directors who constituted our board of directors at the beginning of that period, and the replacement was not approved by a majority vote of the directors then still in office who were either directors at the beginning of that period or whose election as a director was previously so approved, or

     - our merger or consolidation with or into another corporation or the merger of another corporation into us with the effect that immediately after that transaction any person or group of persons (other than permitted holders) becomes the beneficial owner of securities of the surviving corporation of that merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors.

     "consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of:

     - consolidated net income of that person for that period, plus

     - to the extent consolidated net income has been reduced by the following:

          - all income taxes of that person and its subsidiaries paid or accrued in accordance with generally accepted accounting principles for that period (other than income taxes attributable to transactions the effect of which has been excluded from consolidated net income),

          - consolidated interest expense, and

          - consolidated non-cash charges for that period, all as determined on a consolidated basis for that person and its subsidiaries in accordance with generally accepted accounting principles.

     "consolidated fixed charge coverage ratio" means, with respect to any person, the ratio of consolidated EBITDA to consolidated fixed charges, as measured for the four full fiscal quarters ending on or before the date of the transaction to which the consolidated fixed charge coverage ratio applies and for which financial statements are available, which we sometimes refer to as the "transaction date."

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

     For purposes of this definition, "consolidated EBITDA" and "consolidated fixed charges" are calculated after giving effect on a pro forma basis for the period of the calculation to:

     - the incurrence or repayment of debt of that person or any of its subsidiaries (and the application of the proceeds) giving rise to the calculation and any incurrence or repayment of other debt (and the application of the proceeds), other than the incurrence or repayment of debt in the ordinary course of business for working capital purposes occurring during the four quarter period or at any time after the last day of the four quarter period and on or before the transaction date, as if the incurrence or repayment (and the application of proceeds) had occurred on the first day of the four quarter period, and

     - any asset sales or asset acquisitions (including any asset acquisition giving rise to the calculation as a result of that person or one of its subsidiaries (including a person who becomes a subsidiary as a result of the asset acquisition) incurring, assuming or otherwise becoming liable for acquired debt and also including any consolidated EBITDA, but only to the extent includable pursuant to the definition of "consolidated net income," attributable to the assets that are the subject of the asset acquisition or asset sale during the four quarter period) occurring during the four quarter period or at any time after the last day of the four quarter period and on or before the transaction date, as if that asset sale or asset acquisition (including the incurrence, assumption or liability for any of that acquired debt) had occurred on the first day of the four quarter period. If that person or its subsidiary guarantees the debt of a third person, the preceding sentence will give effect to the incurrence of the guaranteed debt as if that person or its subsidiary had directly incurred or otherwise assumed that guaranteed debt.

     For purposes of this definition, in calculating "consolidated fixed charges" for determining the denominator (but not the numerator) of the "consolidated fixed charge coverage ratio":

     - interest on outstanding debt determined on a fluctuating basis as of and after the transaction date will be deemed to have accrued at a fixed rate per year equal to the rate of interest on that debt in effect on the transaction date, except that if the interest on that debt is covered by interest swap obligation agreements, the interest will be deemed to have accrued at the rate per year after giving effect to those agreements, and

     - if any interest on any debt actually incurred on the transaction date may optionally be determined at an interest rate based on a factor of a prime or similar rate, a eurocurrency interbank rate or other rates, then the interest rate in effect on the transaction date will be deemed to have been in effect during the four quarter period.

     "consolidated fixed charges" means, with respect to any person, for any period, the sum (without duplication) of

     - consolidated interest expense of that person, plus

     - the product of:

          - the amount of all dividend payments on any series of preferred stock of that person and its restricted subsidiaries (other than dividends paid in qualified capital stock or dividends to the extent payable to us or our restricted subsidiaries) paid, accrued or scheduled to be paid or accrued during that period (other than preferred stock of that person and its restricted subsidiaries for which the dividends are deductible for federal income tax purposes, which will be included in consolidated fixed charges without being multiplied by the fraction below), and

          - a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of that person, expressed as a decimal.

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

     "consolidated interest expense" means, with respect to any person, for any period, the sum of (without duplication):

     - the aggregate of the interest expense of that person and its restricted subsidiaries for that period determined on a consolidated basis in accordance with generally accepted accounting principles, whether paid or accrued, including:

          - any amortization of debt discount and amortization or write-off of deferred financing costs,

          - net costs under interest swap obligations,

          - all capitalized interest, and

          - the interest portion of any deferred payment obligation, including with respect to attributable debt, and

     - the aggregate dividend payments of that person and its restricted subsidiaries for that period with respect to disqualified capital stock, and

     - the interest component of capitalized lease obligations paid, accrued and/or scheduled to be paid or accrued by that person and its restricted subsidiaries during that period as determined on a consolidated basis in accordance with generally accepted accounting principles.

     "consolidated net income" means, with respect to any person, for any period, the aggregate net income (or loss) of that person and its subsidiaries for that period on a consolidated basis (before preferred stock (other than disqualified capital stock) dividend requirements), determined in accordance with generally accepted accounting principles, excluding:

     - for purposes of calculating the consolidated fixed change coverage ratio only, after-tax gains from asset sales or abandonments of reserves relating to asset sales,

     - after-tax items classified as extraordinary or nonrecurring gains or losses,

     - the net income of any person acquired in a "pooling of interests" transaction accrued before the date it becomes a subsidiary of that person or is merged or consolidated with that person or any subsidiary of that person,

     - the net income (but not loss) of any restricted subsidiary (other than a wholly owned subsidiary) of that person to the extent that the declaration of dividends or similar distributions by that restricted subsidiary of that income is restricted by a contract, operation of law or otherwise,

     - the net income of any person that is not restricted subsidiary of person, except to the extent of cash dividends or distributions paid to person or to a restricted subsidiary of person by that person (provided that any amounts paid in breach or violation of any contractual, legal or other restriction against such payment shall not be included),

     - for purposes of calculating the fixed charge coverage ratio only, any restoration to income of any contingency reserve, except to the extent that provision of the reserve reduced consolidated net income accrued at any time following the date of issuance of the new 8 1/2% senior subordinated notes,

     - income or loss attributable to discontinued operations, whether or not those operations were classified as discontinued,

     - in case of a successor to that person by consolidation or merger or as a transferee of that person's assets, any earnings of the successor corporation before that consolidation, merger or transfer or assets,

     - any gain realized in connection with the disposition of any marketable securities other than cash equivalents by that person or any of its restricted subsidiaries or the extinguishment of debt of that person or any of its restricted subsidiaries, and

     - all gains or losses from the cumulative effect of any change in accounting principles.

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

     "consolidated non-cash charges" means, with respect to any person, for any period, the aggregate depreciation, amortization and other non-cash expenses of that person and its subsidiaries reducing consolidated net income of that person for that period, determined on a consolidated basis in accordance with generally accepted accounting principles.

     "credit facility" means any facility or agreement pursuant to which money is borrowed from a bank or other lending institution as that facility or agreement may be amended, modified, supplemented, extended, renewed, restated, refunded, refinanced, restructured or replaced from time to time.

     "debt" means, with respect to any person (without duplication):

     - indebtedness of that person, whether or not contingent, for borrowed money,

     - indebtedness of that person evidenced by bonds, debentures, or other similar instruments,

     - all capitalized lease obligations of that person,

     - all indebtedness or other obligations of that person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable, leases that are not capital leases, and other accrued liabilities arising in the ordinary course of business),

     - all indebtedness for the reimbursement of any obligation on any letter of credit, banker's acceptance or similar credit transaction,

     - guarantees and other contingent obligations regarding indebtedness referred to in the previous five bullet points and the next to the last bullet point in this paragraph,

     - all indebtedness of any other person of the type referred to in the previous six bullet points that are secured by any lien on any property or asset of that person, the amount of that obligation being deemed to be the lesser of the fair market value of that property or asset or the amount of the obligation secured,

     - all indebtedness under currency agreements and interest swap agreements of that person, and

     - all disqualified capital stock issued by that person with the amount of indebtedness represented by that disqualified capital stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. References to "maximum fixed repurchase price" of any disqualified capital stock that does not have a fixed repurchase price is calculated in accordance with the terms of that disqualified capital stock as if that disqualified capital stock were purchased on any date on which the indebtedness is required to be determined pursuant to the senior subordinated note indenture, and if that price is based upon or measured by the fair market value of that disqualified capital stock, that fair market value will be determined reasonably and in good faith by the board of directors of the issuer of the disqualified capital stock.

     Indebtedness shall not include any liability for (i) federal, state, local or other taxes, (ii) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) any indebtedness that has been legally defeased or satisfied in accordance with the terms of the documents governing such indebtedness.

     The amount of any indebtedness (other than disqualified capital stock) outstanding as of any date is:

     - the accreted value to the extent the indebtedness does not require current payments of interest,

     - the principal amount together with any interest that is more than 30 days past due in the case of any other indebtedness,

     - in the case of currency agreements and interest swap agreements, the amount that would appear on the consolidated balance sheet of the person in accordance with generally accepted accounting principles, and

     - in the case of any guarantee or other contingent obligation relating to indebtedness of any other person, the maximum amount of that indebtedness, unless the liability is limited by the terms of the guarantee or

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
     contingent obligation, in which case the amount of that guarantee or other contingent obligation is deemed to equal the maximum amount of that liability.

     "designated senior debt" means (1) debt under or in regard to the credit facility, and (2) any other debt constituting senior debt, which at the time of determination has an aggregate principal amount of at least $50 million and is specifically designated in the instrument evidencing that senior debt as "designated senior debt" by us.

     "disqualified capital stock" means, with respect to any person, any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for debt, or is redeemable at the option of the holder, in whole or in part, on or prior to the date that is 91 days after the date on which the new 8 1/2% senior subordinated notes mature.

     "guarantor" means (i) each of our existing restricted subsidiaries except such restricted subsidiaries that have not guaranteed the Key notes and (ii) each of our restricted subsidiaries that in the future executes a supplemental indenture in which such restricted subsidiary agrees to be bound by the terms of the senior subordinated note indenture as a guarantor; provided that any person constituting a guarantor as described above shall cease to constitute a guarantor when its respective guarantee is released in accordance with the terms of the senior subordinated note indenture.

     "guarantor senior debt" means:

     - the principal of, interest on and all other obligations of any guarantor relating to our credit facility, including all loans, letters of credit and other extensions of credit under the credit facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the credit facility,


     - amounts payable in regard to any interest swap obligations and currency agreements (including guarantees of each of the foregoing), and


     - all other debt of any guarantor, except for any debt which by its terms ranks equal to or junior to the new 8 1/2% senior subordinated notes in right of payment, and except as otherwise provided below.

     Notwithstanding the definition of "guarantor senior debt" described above, "guarantor senior debt" does not include:

     - any debt of any guarantor to us or to a restricted subsidiary of ours,

     - debt to or guaranteed on behalf of any shareholders, directors, officers or employees of any guarantor or any restricted subsidiary of ours, including amounts owed for compensation,

     - debt to trade creditors and other amounts incurred in connection with obtaining goods, material or services (excluding purchase money debt),

     - debt represented by disqualified capital stock,

     - any liability for federal, state, local or other taxes owed by any guarantor,

     - debt incurred in violation of the covenant below under "Limitation on incurrence of additional debt,"

     - debt that is without recourse to any guarantor,

     - the new 6% convertible notes,

     - the old 5 3/4% junior subordinated notes and the old 5 1/2% junior subordinated notes, and

     - any other debt that by its express terms ranks in right of payment equal to or junior to the new 8 1/2% senior subordinated notes.

     "investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or

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

acquisition by that person of any capital stock, bonds, debentures or other securities or evidence of indebtedness issued by, any other person (including a subsidiary of that person). The term "investment" excludes extensions of trade credit by a person or its subsidiary on commercially reasonable terms in accordance with normal trade practices of that person or its subsidiary. For the purposes of the covenant described below under the heading
"Covenants -- Limitation on restricted payments," the amount of any investment will be the original cost of that investment plus the cost of all of our or any of our subsidiaries' additional investments, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to that investment, reduced by the payment of dividends or distributions in connection with that investment or any other amounts received in regard to that investment; provided that no payment of dividends or distributions or receipt of any other amounts will reduce the amount of any investment if that payment of dividends or distributions or receipt of any amounts would be included in consolidated net income.

     "net cash proceeds" means, with respect to any asset sale, the proceeds in the form of cash or cash equivalents including payments relating to deferred payment obligations when received in the form of cash or cash equivalents (other than the portion of any deferred payment constituting interest) that us or any of our restricted subsidiaries receive from that asset sale net of the following:

     - reasonable out-of-pocket expenses and fees relating to that asset sale (including, without limitation, legal, accounting and investment banking fees and sales commissions),

     - taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

     - repayment of debt that is either (A) secured by a lien on the property or asset sold or (B) required to be repaid in connection with that asset sale,

     - appropriate amounts to be provided by us or any restricted subsidiary, as the case may be, as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with that asset sale and retained by us, or any restricted subsidiary, as the case may be, after that asset sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any warranty or indemnification obligations associated with that asset sale,

     - proceeds required to be placed in escrow, provided, that upon the release of any of those proceeds from escrow to us or a subsidiary of ours, those released proceeds will constitute "net cash proceeds," and

     - in the case of a sale by a restricted subsidiary that is not a wholly owned restricted subsidiary, the minority interests' proportionate share of those net cash proceeds.

     "permitted business" means our and our subsidiaries' business existing on the date of issuance of the new 8 1/2% senior subordinated notes or other businesses as our board of directors determines are businesses reasonably related to that business as evidenced by a board resolution.

     "permitted debt" means:

     - indebtedness under the new 8 1/2% senior subordinated notes and the senior subordinated note indenture,

     - indebtedness under the new 6% convertible subordinated notes and subordinated note indenture,

     - indebtedness incurred in an aggregate principal amount at any time outstanding, which is not to exceed the greater of (a) $256.7 million, and (b) the available borrowing base of the accounts receivable, inventory and other assets as determined under the credit facility,

     - other indebtedness (other than our credit facility) of ours and our subsidiaries outstanding on the date of issuance of the new 8 1/2% senior subordinated notes, including the old 5 3/4% junior subordinated notes and old 5 1/2% junior subordinated notes, the Key notes, the new 8 1/2% senior subordinated notes and the new 6% convertible subordinated notes,

     - our interest swap obligations covering indebtedness of ours or any of our subsidiaries and interest swap obligations of any of our subsidiaries covering indebtedness of that subsidiary; provided, however, that (a) those interest swap obligations are used for bona fide hedging, and not speculative, purposes and
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

       (b) the notional principal amount of the interest swap obligations do not exceed the principal amount of the indebtedness to which that interest swap obligation relates,

     - indebtedness under currency agreements that (a) are used for bona fide hedging, and not speculative, purposes, and (b) in the case of currency agreements related to indebtedness, do not increase our and our subsidiaries' indebtedness outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable under that indebtedness,

     - indebtedness of a restricted subsidiary of ours to us or to a restricted subsidiary of ours for so long as that indebtedness is held by us or a restricted subsidiary of ours, in each case subject to no lien held by a person other than us or a restricted subsidiary of ours; provided that if as of any date any person other than us or a restricted subsidiary of ours owns or holds any of that indebtedness or holds a lien in regard to that indebtedness, that date is deemed the incurrence of indebtedness not constituting permitted debt by the issuer of that indebtedness,

     - our indebtedness to a restricted subsidiary of ours for so long as that indebtedness is held subject to no lien; provided that if as of any date any person other than a restricted subsidiary of ours owns or holds any of that indebtedness or any person holds a lien in regard to that indebtedness, that date will be deemed the incurrence of indebtedness not constituting our permitted debt,

     - indebtedness arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that the indebtedness is extinguished within two business days of incurrence,

     - our or any of our subsidiaries' indebtedness represented by letters of credit for our or the subsidiaries' account, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business,

     - refinancing debt;

     - indebtedness incurred by us or any of our restricted subsidiaries in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business or consisting of capitalized lease obligations (including any refinancings thereof); provided that at the time of the incurrence, that indebtedness then outstanding does not exceed $20 million per year, with any amount of the $20 million not incurred in any year being added cumulatively for subsequent years to increase the maximum amount of the indebtedness permitted to then be outstanding,

     - indebtedness arising from our or our restricted subsidiaries' agreements for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or restricted subsidiary, other than guarantees of indebtedness incurred by any person acquiring all or any portion of that business, assets or restricted subsidiary for the purpose of financing that acquisition; provided that the maximum aggregate liability in regard to all of that indebtedness will at no time exceed the fair market value of the proceeds received by us and the restricted subsidiary in connection with that disposition,

     - obligations regarding performance bonds, completion guarantees and similar obligations provided by us or any restricted subsidiary of ours in the ordinary course of business,

     - guarantees by us or a restricted subsidiary of ours of indebtedness incurred by us or a restricted subsidiary, so long as our or our restricted subsidiaries' incurrence of that indebtedness is otherwise permitted by the terms of the senior subordinated note indenture,

     - acquired debt, so long as on the acquisition date of that debt, after giving effect to the debt, our consolidated fixed charge coverage ratio is not reduced from the ratio as determined immediately prior to the acquisition of that debt, and

     - additional indebtedness of ours and our restricted subsidiaries in an aggregate principal amount not to exceed $50 million at any one time outstanding.
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     "permitted holders" means, collectively, any of Zivi R. Nedivi, Yoav Stern,
Oscar Torres, or any person designated as a permitted holder by any of the foregoing in an officer's certificate delivered to the trustee, and their respective estates, spouses, heirs, ancestors, lineal descendants and legatees and legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are the beneficiaries, and any affiliate of any of the foregoing, individually or collectively.

     "permitted investments" means:

     - investments existing as of the date of issuance of the new 8 1/2% senior subordinated notes,

     - investments in us,

     - investments by us or any of our subsidiaries in any person engaged in a permitted business that is, or will become immediately after that investment, a restricted subsidiary of ours or that will merge or consolidate into us or a restricted subsidiary of ours,

     - investments in cash and cash equivalents,

     - loans and advances to our and our subsidiaries' employees and officers in the ordinary course of business for bona fide business purposes not in excess of $2.0 million in aggregate at any one time outstanding,

     - currency agreements and interest swap obligations entered into in the ordinary course of our or our subsidiaries' businesses and otherwise in compliance with the senior subordinated note indenture,

     - investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of those trade creditors or customers,

     - investments made by us or any of our subsidiaries as a result of consideration received in connection with an asset sale made in compliance with the covenant described above under the heading "Repurchase at the option of holders -- Asset sales,"

     - guarantees of indebtedness otherwise permitted as described under the heading "Limitations on incurrence of additional debt",

     - obligations of one or more officers or other employees with us or any of our restricted subsidiaries in connection with that officers' or employees' acquisition of shares of our common stock so long as no cash is paid by us or our restricted subsidiaries to those officers or employees in connection with the acquisition of any such obligations,

     - investments in any permitted joint venture, and

     - other investments in any person having an aggregate fair market value (measured on the date that investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this bullet point that are at the time outstanding, not to exceed $5 million, so long as after giving effect to that investment, no default or event of default will have occurred.

     "permitted joint venture" means any interest held in a joint venture, partnership, corporation or other entity with another person (or persons), provided that the joint venture engages in a permitted business.

     "permitted liens" means:

     - liens for taxes, assessments or governmental charges or claims that are either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which we or our restricted subsidiaries, as the case may be, have set aside on our books those reserves as may be required pursuant to generally accepted accounting principles,

     - statutory liens of landlords and liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if a reserve, if any, as may be required by generally accepted accounting principles has been made,

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     - liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security,

     - liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection with the items referred to in the previous bullet point or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money),

     - liens securing indemnity obligations in respect of the disposition of any business or assets of ours or any restricted subsidiary of ours (provided that the property subject to such lien does not have a fair market value in excess of the cash or cash equivalent proceeds received by us or our restricted subsidiaries in connection with such disposition),

     - purchase money liens to finance our or any of our subsidiaries' property or assets acquired in the ordinary course of business; provided, however, that (a) the related purchase money debt cannot exceed the cost of that property or assets and cannot be secured by any of our or any of our subsidiaries' property or assets, other than the property and assets so acquired and (b) the lien securing that debt will be created within 180 days of the acquisition,

     - judgment liens not giving rise to an event of default,

     - easements, right-of-way, zoning restrictions and other similar charges or encumbrances regarding real property not interfering in any material respect with the ordinary conduct of our or any of our restricted subsidiaries' business,

     - liens upon specific items of inventory or other goods and proceeds of any person securing that person's obligations in regard to bankers' acceptances issued or created for the account of that person to facilitate the purchase, shipment or storage of that inventory or other goods,

     - liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to those letters of credit and products and proceeds,

     - liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of ours or any of our restricted subsidiaries, including rights of offset and set-off,

     - liens securing interest swap obligations related to debt that is otherwise permitted under the senior subordinated note indenture,

     - liens securing debt under currency agreements,

     - liens securing acquired debt incurred in accordance with the covenant described below under the heading "Covenants -- Limitation on incurrence of additional debt;" provided that (a) those liens secured the acquired debt at the time of and prior to the incurrence of the acquired debt by us or a restricted subsidiary of ours, and were not granted in connection with the incurrence of that acquired debt by us or a subsidiary of ours, and (b) those liens do not extend to or cover any property or assets other than the property and assets that secured the acquired debt prior to the time that debt became acquired debt of ours or a restricted subsidiary of ours, and are no more favorable to the lienholders than those securing the acquired debt before the incurrence of that acquired debt by us or a subsidiary of ours,

     - leases or subleases granted to others not interfering in any material respect with our or any of our restricted subsidiaries' business,

     - any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating,

     - liens arising from filing Uniform Commercial Code financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the senior subordinated note indenture and under which we or any of our restricted subsidiaries is lessee,

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

     - liens arising by virtue of any statutory or common law provisions relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depositary institution, and

     - liens in favor of the trustee and any substantially equivalent lien granted to any trustee or similar institution under any senior subordinated note indenture governing indebtedness permitted to be incurred or outstanding under the senior subordinated note indenture.

     "qualified capital stock" means any capital stock that is not disqualified capital stock.

     "refinancing debt" means any refinancing of debt incurred in accordance with the covenant described above under the heading "Covenants -- Limitation on incurrence of additional debt" and if the debt being refinanced was incurred pursuant to the second, fourth, eleventh or sixteenth bullet points under the definition of "permitted debt," in each case that does not:

     - result in an increase in the aggregate principal amount of debt of that person as of the date of the proposed refinancing (plus the amount of any premium or penalty required to be paid under the terms of the instrument governing that debt and plus the amount of reasonable expenses incurred by us in connection with that refinancing), or

     - create debt with (a) a weighted average life to maturity that is less than the weighted average life to maturity of the debt being refinanced or (b) a final maturity earlier than the final maturity of the debt being refinanced.

     "restricted subsidiary" of a person means any subsidiary of that person that is not an unrestricted subsidiary.

     "senior debt" means:

     - the principal of, interest on and all other obligations relating to our credit facility, including all loans, letters of credit and other extensions of credit under the credit facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the credit facility,

     - amounts payable in regard to any interest swap obligations and currency agreements,

     - all other debt, except for any debt which by its terms ranks equal to or junior to the new 8 1/2% senior subordinated notes in right of payment, and except as otherwise provided below.

     Notwithstanding the definitions of "senior debt" described above, "senior debt" does not include:

     - any debt of ours to a subsidiary of ours,

     - debt to or guaranteed on behalf of any shareholders, directors, officers or employees of ours or any subsidiary of ours, including amounts owed for compensation,

     - debt to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (excluding purchase money debt),

     - debt represented by disqualified capital stock,

     - any liability for federal, state, local or other taxes owed by us,

     - debt incurred in violation of the covenant below under "Limitation on incurrence of additional debt,"

     - debt that is without recourse to us,

     - the new 6% convertible subordinated notes,

     - the old 5 3/4% junior subordinated notes and the old 5 1/2% junior subordinated notes, and

     - any other debt that by its express terms ranks in right of payment equal to or junior to the new 8 1/2% senior subordinated notes.

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

     "significant subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act of 1934, as such Regulation is in effect on the date hereof.

     "subordinated debt" means any debt that expressly ranks junior in right of payment to the new 8 1/2% senior subordinated notes.

     "subsidiary" means, with respect to any person:

     - any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances is owned, directly or indirectly, by that person, or

     - any other person of which at least a majority of the voting interest under ordinary circumstances is owned, directly or indirectly, by that person.

     "unrestricted subsidiary" means any subsidiary that is designated by our board of directors as an unrestricted subsidiary pursuant to a board resolution, but only to the extent that the subsidiary:

     - has no debt other than non-recourse debt,

     - on the date of designation, is not a party to any agreement with us or a restricted subsidiary of ours unless the terms of any that agreement are no less favorable to us or the restricted subsidiary than those that might be obtained at the time from persons who are not affiliates or us or the restricted subsidiary,

     - is a person to which neither we nor any of our restricted subsidiaries have any direct or indirect obligation (a) to subscribe for additional capital stock or (b) to maintain or preserve that person's financial condition or to cause that person to achieve any specified levels of operating results, and

     - has not guaranteed or otherwise directly or indirectly provided credit support for any debt of ours or any of our restricted subsidiaries.

     "weighted average life to maturity" means, when applied to any debt at any date, the number of years obtained by dividing:

     - the sum of the products obtained by multiplying:

          - the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, regarding that debt, by

          - the number of years calculated to the nearest one-twelfth that will elapse between that date and the making of that payment, by

     - the then outstanding principal amount of that debt.

EVENTS OF DEFAULT.

     We will be in default, and the noteholders can accelerate the maturity of the new 8 1/2% senior subordinated notes, upon the occurrence of events including failure to pay principal of or interest on any note when due, breaches of covenants, defaults under other indebtedness, failure to pay judgments and bankruptcy. Any other event of default will give the trustee or 25% of the holders the right to accelerate the maturity of the new 8 1/2% senior subordinated notes.

     The following are events of default:

     - failure to pay any interest on any new 8 1/2% senior subordinated note when due, and continuance of that failure for 30 days,

     - failure to pay principal of, or premium, if any, on any new 8 1/2% senior subordinated note when due,

     - failure to pay principal of, premium, if any, or interest on new 8 1/2% senior subordinated notes required to be purchased pursuant to a net proceeds offer as described above under the heading "Repurchase at the

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

       option of holders -- Asset sales" or a change of control offer as described under the heading "Repurchase at the option of holders -- Change of control" when due and payable,

     - failure to perform or breach of any other covenants or warranties of ours in the senior subordinated note indenture, continued for 30 days after written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding new 8 1/2% senior subordinated notes as provided in the senior subordinated note indenture,

     - failure to perform or comply with the provisions described above under the heading "Covenants - Limitations on mergers, consolidations and sale of assets,"

     - the occurrence of a default under any of our or our subsidiaries' debt, if both (a) the default either results from failure to pay any of that debt at its stated final maturity or relates to an obligation other than the obligation to pay that debt at its stated final maturity and results in the holders of that debt causing the debt to become due before its stated final maturity, and (b) the principal amount of that debt, together with the principal amount of any other debt in default for failure to pay principal at stated final maturity of the maturity of which has been accelerated, aggregates at least $10 million or more at any one time outstanding,

     - the rendering of a final judgment or judgments (not subject to appeal) against us or any of our restricted subsidiaries in an aggregate amount in excess of $10 million that remain undischarged, unpaid or unstayed for a period of 60 consecutive days afterwards,

     - some events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary of ours, and

     - any of the guarantees of a guarantor that is a significant subsidiary ceases to be in full force and effect or any of such guarantees is declared to be null and void and unenforceable or any of such guarantees is found to be invalid or any of such guarantors denies its liability under its guarantee (other than by reason of release of such guarantor in accordance with the terms of the senior subordinated note indenture).

     Subject to the provisions of the senior subordinated note indenture relating to the duties of the trustee in case an event of default has occurred and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the senior subordinated note indenture at the request or direction of any of the holders, unless those holders have offered to the trustee reasonable indemnity. Subject to those provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding new 8 1/2% senior subordinated notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     If an event of default, other than events of default with respect to some events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary of ours, will occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding new 8 1/2% senior subordinated notes may accelerate the maturity of all new
8 1/2% senior subordinated notes; provided, however, that after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding new 8 1/2% senior subordinated notes may under certain circumstances rescind and annul that acceleration if all events of default, other than the non-payment of interest or accelerated principal, have been cured or waived as provided in the senior subordinated note indenture. If a specified event of default with respect to some events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary of ours occurs, the principal of the new 8 1/2% senior subordinated notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the new 8 1/2% senior subordinated notes. For information as to waiver of defaults, refer to the description below under the heading "Modification and waiver."

     No holder of any note will have any right to institute any proceeding relating to the senior subordinated note indenture or for any remedy under the senior subordinated note indenture, unless that holder will have previously given to the trustee written notice of a continuing event of default and unless also the holders of at least 25% in aggregate principal amount of the outstanding new 8 1/2% senior subordinated notes have made written request,

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

and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding new 8 1/2% senior subordinated notes a direction inconsistent with that request and will have failed to institute the proceeding within 60 days. However, the limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of, premiums, if any, or interest on that note or after the respective due dates expressed in that new 8 1/2% senior subordinated note.

     As described above under the heading "Affirmative covenants -- Compliance certificate or opinion of counsel," we are required to furnish to the trustee annually a statement as to our performance of some of our obligations under the senior subordinated note indenture and as to any default in that performance. Additionally, we are required to notify the trustee within five business days of the occurrence of a default or an event of default.

DEFEASANCE.

     We can be relieved of our obligations under the senior subordinated note indenture if we deposit with the trustee sufficient money or government securities to pay the principal of and interest on the new 8 1/2% senior subordinated notes when they become due.

     The senior subordinated note indenture provides that (1) if applicable, we will be discharged from any and all obligations in regard to the outstanding new 8 1/2% senior subordinated notes, including the provisions described above under the heading "Ranking" or (2) if applicable, and subject to compliance with the Trust Indenture Act, we may omit to comply with some restrictive covenants, and that the omission will not be deemed to be an event of default under the senior subordinated note indenture and the new 8 1/2% senior subordinated notes, in either case upon irrevocable deposit in trust with the trustee of money and/or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding new 8 1/2% senior subordinated notes.

     Regarding clause (2) above, the obligations under the senior subordinated note indenture other than relating to those covenants and the events of default other than the event of default relating to those covenants will remain in full force and effect. The trust may only be established if, among other things:

     - regarding clause (1), we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in an opinion of our counsel provides that holders of the new 8 1/2% senior subordinated notes will not recognize income, gain or loss for federal income tax purposes as a result of that deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if that deposit, defeasance and discharge had not occurred; and, with respect to clause (2), we have delivered to the trustee an opinion of our counsel to the effect that the holders of the new 8 1/2% senior subordinated notes will not recognize gain or loss for federal income tax purposes as a result of that deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred,

     - no default or event of default will have occurred and be continuing,

     - no default on any senior debt will have occurred and be continuing, and

     - other customary conditions precedent are satisfied.

MODIFICATION AND WAIVER.

     The senior subordinated note indenture can generally be modified or its provisions waived, with the consent of holders of a majority of principal amount of the new 8 1/2% senior subordinated notes. Some changes require the consent of all affected holders of new 8 1/2% senior subordinated notes.

     We, the guarantors, and the trustee may modify and amend the senior subordinated note indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding new 8 1/2% senior

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

subordinated notes, subject to the following conditions. Absent the consent of the holders of all outstanding new 8 1/2% senior subordinated notes affected by the change, no modification or amendment may:

     - change the stated maturity of the principal of, or any installment of interest on, any new 8 1/2% senior subordinated note,

     - reduce the principal amount of or the premium or interest on, any new 8 1/2% senior subordinated note,

     - change the place or currency of payment of principal of or the premium or interest on, any new 8 1/2% senior subordinated note,

     - impair the right to institute suit for the enforcement of any payment on or with respect to any new 8 1/2% senior subordinated note,

     - reduce the percentage stated above of outstanding new 8 1/2% senior subordinated notes necessary to modify or amend the senior subordinated note indenture,

     - reduce the percentage of aggregate principal amount of outstanding new
       8 1/2% senior subordinated notes necessary for waiver of compliance with some provisions of the senior subordinated note indenture or for waiver of some defaults,

     - modify any provisions of the senior subordinated note indenture relating to the modification and amendment of the senior subordinated note indenture or the waiver of past defaults or covenants,

     - modify any of the provisions of the senior subordinated note indenture relating to the subordination of the new 8 1/2% senior subordinated notes in a manner adverse to those holders, or

     - following the mailing of an offer to purchase the new 8 1/2% senior subordinated notes as described above under the heading "Repurchase at the option of holders -- Asset sales" or a change of control offer as described above under the heading "Repurchase at the option of holders -- Change of control," modify the senior subordinated note indenture in connection with that offer in a manner adverse to those holders, or

     - release any guarantor from any of its obligations under its guarantee or the senior subordinated note indenture otherwise than in accordance with the terms of the senior subordinated note indenture. release any guarantor from any of its obligations under its guarantee or the senior subordinated note indenture otherwise than in accordance with the terms of the senior subordinated note indenture.

     The holders of a majority in aggregate principal amount of the outstanding new 8 1/2% senior subordinated notes may waive compliance by us with some restrictive provisions of the senior subordinated note indenture. The holders of a majority in aggregate principal amount of the outstanding new 8 1/2% senior subordinated notes may waive any past default under the senior subordinated note indenture, except a default in the payment of principal, premium, if any, or interest.

NO RECOURSE AGAINST OTHERS.

     Noteholders have no legal recourse under the new 8 1/2% senior subordinated notes or the senior subordinated note indenture against our directors, officers, employees or stockholders.

     The senior subordinated note indenture provides that our directors, officers, employees or stockholders, as such, will not have any liability for any of our obligations under the new 8 1/2% senior subordinated notes or the senior subordinated note indenture, or for any claim based on, regarding or by reason of those obligations or their creation. Each holder, by accepting the new 8 1/2% senior subordinated notes, waives and releases that liability.

GOVERNING LAW.

     The senior subordinated note indenture, the new 8 1/2% senior subordinated notes and the guarantees will be governed by, and construed according to, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
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

THE TRUSTEE.

     The duties, rights, powers and limitations of the trustee are governed by the senior subordinated note indenture.

     The senior subordinated note indenture provides that, except during the continuance of an event of default, the trustee will perform only those duties as are specifically set forth in the senior subordinated note indenture. During the continuance of an event of default, the trustee will exercise those rights and powers vested in it under the senior subordinated note indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.

     The senior subordinated note indenture contains limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on some property received by it in regard to any claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any affiliate; however, if it acquires any conflicting interest, as defined in the senior subordinated note indenture or in the Trust Indenture Act, it must eliminate that conflict or resign.

SATISFACTION AND DISCHARGE.

     The senior subordinated note indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the new 8 1/2% senior subordinated notes, as expressly provided for in the senior subordinated note indenture) as to all outstanding new 8 1/2% senior subordinated notes when:

     - either (a) all the new 8 1/2% senior subordinated notes then authenticated and delivered (except lost, stolen or destroyed new 8 1/2% senior subordinated notes which have been replaced or paid and new 8 1/2% senior subordinated notes for whose payment money has then been deposited in trust or segregated and held in trust by us and afterwards repaid to us or discharged from that trust) have been delivered to the trustee for cancellation or (b) all new 8 1/2% senior subordinated notes not then delivered to the trustee for cancellation have become due and payable and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the new 8 1/2% senior subordinated notes, which have not been delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the new 8 1/2% senior subordinated notes to the date of deposit together with irrevocable instructions from us directing the trustee to apply those funds to that payment at maturity or redemption, as the case may be;

     - We have paid all other sums payable under the senior subordinated note indenture by us; and

     - We have delivered to the trustee an officers' certificate or an opinion of counsel stating compliance with all of the conditions under the senior subordinated note indenture relating to the satisfaction and discharge of the senior subordinated note indenture.

6% CONVERTIBLE SUBORDINATED NOTES DUE 2008.

     The following is a summary of the terms of the new 6% convertible subordinated notes we propose to issue in the exchange for old junior subordinated notes accepted in the exchange offer. The new 6% convertible subordinated notes will be issued under a subordinated note indenture between us and the subordinated note indenture trustee for the new 6% convertible subordinated notes. The terms of the new 6% convertible subordinated notes include those terms stated in the subordinated note indenture and those terms made part of the subordinated note indenture by reference to the Trust Indenture Act of 1939. You can find the meanings of some of the terms used in this section below under the heading "Summary of terms used and not otherwise defined." This section contains a summary of the material provisions of the subordinated note indenture. This section, however, does not describe the subordinated note indenture in its entirety. We urge you to read the subordinated note indenture and the definitions of terms contained in the subordinated note indenture because the subordinated note indenture, and not this summary description, defines your rights as holders of the new 6% convertible subordinated notes. You may obtain copies of the subordinated note indenture from us upon request.

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

PRINCIPAL, MATURITY AND INTEREST.

     The new 6% convertible subordinated notes:

     - have a maximum aggregate principal amount of $140.25 million

     - will mature on December 31, 2008

     - accrue interest at 6% per year, payable semi-annually in cash on April 15 and October 15, with the first interest payment beginning on October 15, 2001.

     We will issue the new 6% convertible subordinated notes in denominations of $1,000 and integral multiples of $1,000. We will pay interest on the new 6% convertible subordinated notes semi-annually in arrears on the interest payment dates. We will make each interest payment to the persons in whose names the new 6% convertible subordinated notes are registered at the close of business on the preceding April 1st and October 1st. Interest will accrue from the date of original issuance as described above or, if we have already paid interest, from the date interest was most recently paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Principal of, premium, if any, and interest on each new 6% subordinated note will be payable and the new 6% convertible subordinated notes may be presented for transfer or exchange at the office or agency maintained by us for those purposes. At our option, we may pay interest by check mailed to registered holders of the new 6% convertible subordinated notes at the addresses stated on the registry books maintained by the trustee, who initially will act as paying agent and registrar for the new 6% convertible subordinated notes. No service fee will be charged for any exchange or registration of transfer of the new 6% convertible subordinated notes, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any exchange or registration of transfer may be required. Unless we designate otherwise, the office or agency for payment, transfer or exchange of the new 6% convertible subordinated notes will be the corporate trust office of the trustee.

RANKING.

     The new 6% convertible subordinated notes rank below all of our existing and future senior debt including, without limitation, all of our existing and future senior subordinated debt, which includes without limitation our 13% note due 2007 and the new 8% senior subordinated notes. They are senior to the old
5 3/4% junior subordinated notes and the old 5 1/2% junior subordinated notes. This means that if we default, holders of senior debt and senior subordinated debt are entitled to be paid in full before any payments are made on the new 6% convertible subordinated notes. The new 6% convertible subordinated notes are entitled to be paid in full before the old 5 3/4% junior subordinated notes and the old 5 1/2% junior subordinated notes. In addition, the senior lenders will have the right to block current payments on the new 6% convertible subordinated notes if there is a default under the senior debt.

     The new 6% convertible subordinated notes are subordinate in right of payment to the prior payment in full of all existing and future senior debt. Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets, bankruptcy, insolvency or any similar proceedings, the holders of our senior debt will first be paid in full of principal of, premium, if any, and interest on that senior debt before the holders of the new 6% convertible subordinated notes are entitled to receive any payment of principal of, premium, if any, or interest on the new 6% convertible subordinated notes or on account of the purchase or redemption or other acquisition of new 6% convertible subordinated notes by us or any of our subsidiaries, except for permitted insolvency payments. If the trustee or holder of any new 6% subordinated note receives any payment or distribution of our assets before all the senior debt is paid in full, then that payment or distribution will be required to be paid over or delivered to the trustee in bankruptcy or other person making payment or distribution of our assets to be applied to the payment of all senior debt remaining unpaid, to the extent necessary to pay the senior debt in full.

     We may not make any payments on account of the new 6% convertible subordinated notes or on account of the purchase or redemption or other acquisition of the new 6% convertible subordinated notes if a default occurs

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

and is continuing in the payment when due of principal of, premium, if any, or interest on any designated senior debt, which we refer to as a senior payment default, including any default in payment when due of any reimbursement obligation of ours with respect to any draw under any letter of credit issued under our credit facility.

     In addition, if a default other than a senior payment default, which we refer to as a "senior nonmonetary default," occurs and is continuing with respect to our credit facility or any designated senior debt that permits, or with the giving of notice or lapse of time or both would permit, the holders of that designated senior debt, or a trustee on behalf of those holders, to accelerate the maturity of that designated senior debt, and we and the trustee have received written notice of the default from the agent bank for the credit facility or from an authorized person on behalf of any designated senior debt, then we may not make any payments on account of the new 6% convertible subordinated notes or on account of the purchase or redemption or other acquisition of the new 6% convertible subordinated notes for a period, which we refer to as a "blockage period," commencing on the date we and the trustee receive that written notice and ending on the earlier of:

     - 179 days after that date, or

     - the date, if any, on which the senior debt to which the default relates is discharged or the default is waived or otherwise cured.

     In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there will be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. No senior nonmonetary default that existed or was continuing on the date of the commencement of any blockage period relating to the senior debt initiating that blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless the default has been cured or waived for a period of not less than 90 consecutive days. If, notwithstanding the description above, we make any payment to the trustee or the holder of any note prohibited by the subordination provisions, then that payment will be required to be paid over and delivered to the holders of the senior debt remaining unpaid, to the extent necessary to pay in full all the senior debt.

     Because of the subordination, if we become insolvent, holders of new 6% convertible subordinated notes may recover less ratably than our creditors who are holders of senior debt.

     The subordination provisions described above will cease to apply to the new 6% convertible subordinated notes upon any defeasance or covenant defeasance of the new 6% convertible subordinated notes as described below under the heading "Defeasance."

CONVERSION RIGHTS

     The holders of new 6% convertible subordinated notes may, at any time through the close of business on the maturity date of the new 6% convertible subordinated notes, subject to prior redemption or repurchase, convert any new 6% convertible subordinated notes or portions of the notes in denominations of $1,000 or multiples of $1,000 into our common stock.

     The conversion price for our common stock under the new 6% convertible subordinated notes is $16.25 per share, subject to adjustment as described below. As of the close of business on March 7, 2001, the closing price of our common stock was $3.875. Therefore, any conversion of the new 6% convertible subordinated notes at this price could be made only at a substantial loss to holders of the new 6% convertible subordinated notes. We cannot assure you that our stock price will ever recover to the point that conversion of the new 6% convertible subordinated notes would be a viable option to the note holders.

     If any new 6% convertible subordinated notes are converted after a record date for the payment of interest and before the next succeeding interest payment date, the notes must be accompanied by funds equal to the interest payable on the next interest payment date on the principal amount converted. No interest payment will be required if the new 6% convertible subordinated notes being converted have been called for redemption if, as a result, the right to convert the new 6% convertible subordinated notes would terminate during the period between the record date for the interest payment and the next succeeding interest payment date.

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

     We are not required to issue fractional shares of common stock upon conversion of the new 6% convertible subordinated notes and, instead, we will pay a cash adjustment based upon the market price of our common stock on the last trading day for our common stock before the date of conversion. A new 6% convertible subordinated note for which a holder is exercising the option to require repurchase upon a change of control may be converted only if the holder withdraws the election to exercise that option.

     In the case of new 6% convertible subordinated notes called for redemption, conversion rights expire at the close of business on the fifth business day before the date fixed for redemption, unless we default in payment of the redemption price.

     We must adjust the initial conversion price of $16.25 per share of common stock in specified events, including:

     - the issuance of our common stock as a dividend or distribution on our common stock;

     - specified subdivisions and combinations of our common stock;

     - the issuance to all holders of our common stock of specified rights or warrants to purchase additional common stock;

     - the distribution to all holders of common stock of shares of our capital stock, other than common stock, or evidences of indebtedness or specified assets;

     - dividends or other distributions consisting exclusively of cash, excluding any cash portion of distributions referred to above, to all holders of our common stock, so long as the distribution, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus (B) any cash and the fair market value of other consideration payable in respect of any tender offers by us for our common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of our market capitalization;

     - the purchase of our common stock pursuant to a tender offer made by us so long as the tender offer involves an aggregate consideration, that together with (X) any cash and the fair market value of any other consideration payable in any other tender offer by us for our common stock expiring within the 12 months preceding the tender offer for which no adjustment has been made plus (Y) the aggregate amount of any such all-cash distributions referred to above to all holders of our common stock within the 12 months preceding the expiration of the tender offer for which no adjustments have been made, exceeds 10% of our market capitalization on the expiration of the tender offer; and

     - payment in respect of a tender offer or exchange offer by a person other than us in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer.

     The adjustment referred to in the last bullet point above will only be made if the tender offer or exchange offer is for an amount which increases that person's ownership of common stock to more than 25% of the total shares of common stock outstanding and, if the cash and value of any other consideration included in the payment per share of common stock, exceeds the current market price per share of common stock on the business day after the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer. The adjustment referred to in the last bullet point above will not be made, however, if, as of the closing of the offer, the offering documents relating to the offer disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of our assets as an entirety or substantially as an entirety.

     No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect. However, any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, or in the indenture governing the new 6% convertible subordinated notes, the conversion price will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock or carrying the right to purchase any of the above.

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

     In the case of:

     - any reclassification or change of our common stock; or

     - a consolidation, merger or combination involving our company or a sale or conveyance to another person of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of common stock will be entitled to receive stock, other securities, other property or assets (including cash) in exchange for such common stock, the holders of the new 6% convertible subordinated notes outstanding at that time will be entitled after the event to convert their outstanding new 6% convertible subordinated notes into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon the occurrence of the event had they converted their new 6% convertible subordinated notes into common stock immediately before the event, assuming that the holder would not have exercised any rights of election, if any, as to the stock, other securities or other property or assets receivable in connection with the event.

     In the event of a taxable distribution or other transaction to holders of our common stock that results in any adjustment of the conversion price, the holders of new 6% convertible subordinated notes may be deemed to have received a distribution subject to United States income tax as a dividend. In other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See the heading "United States Federal Income Tax Consequences -- Consequences to United States Holders of the Exchange Offer."

     From time to time we may, to the extent permitted by law, reduce the conversion price of the new 6% convertible subordinated notes by any amount for any period of at least 20 days, in which case we will give at least 15 days' notice of the decrease, if our board of directors has made a determination that the decrease would be in our best interests. We may, at our option, make reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated in that manner for income tax purposes.

     Note holders who desire to convert their new 6% convertible subordinated notes into common stock should contact their brokers or other DTC participants or indirect participants to obtain information on procedures, including proper forms and cut-off times, for submitting conversion requests.

     The shares of common stock issuable upon conversion of the new 6% convertible subordinated notes are being registered hereby under the Securities Act.

OPTIONAL REDEMPTION BY US.

     IN GENERAL. We may redeem the new 6% convertible subordinated notes in full or in part at anytime, at the prices set forth below.

     On or after the date hereof, we may redeem the new 6% convertible subordinated notes, in whole or in part, at the prices set forth below. If we elect to redeem all or part of the new 6% convertible subordinated notes, we will give at least 30, but not more than 60, days' notice to you.

     The redemption price, expressed as a percentage of principal amount, is as follows until December 31 of each of the following years:

YEAR                                                          REDEMPTION PRICE
----                                                          ----------------
Until 2002..................................................        106%
     2003...................................................        105%
     2004...................................................        104%
     2005...................................................        103%
     2006...................................................        102%
     2007...................................................        101%
     2008...................................................        100%

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

in each case together with accrued and unpaid interest up to but not including the date of redemption.

     No sinking fund is provided for the new 6% convertible subordinated notes, which means that the subordinated note indenture does not require us to redeem or retire the new 6% convertible subordinated notes periodically.

SELECTION AND NOTICE OF REDEMPTION.

     If we redeem or purchase less than all of the new 6% convertible subordinated notes, the trustee will select the new 6% convertible subordinated notes for redemption or purchase in compliance with the requirements of the principal national securities exchange, if any, on which the new 6% convertible subordinated notes are listed, or, if the new 6% convertible subordinated notes are not listed, on a pro rata basis, by lot or any other method that the trustee deems fair and appropriate; however, we will not redeem or purchase in part any new 6% convertible subordinated notes with a principal amount of less than $1,000.

     We will mail notice of redemption by first class mail at least 30 but not more than 60 days before the redemption date to each holder of new 6% convertible subordinated notes to be redeemed at the last address for that holder shown on the registry books. If we redeem any note in part only, the notice of redemption that relates to that note will state the portion of the principal amount to be redeemed, which portion will be not less than $1,000. We will issue a new note in principal amount equal to the unredeemed or unpurchased portion in the name of the holder upon cancellation of the original note (subject to procedures of the depositary). On and after the redemption or purchase date, interest will no longer accrue on the new 6% convertible subordinated notes or portions of the new 6% convertible subordinated notes called for redemption or purchase, whether or not the new 6% convertible subordinated notes are presented for payment at the office of the paying agent for the new 6% convertible subordinated notes in New York, New York, so long as we have deposited funds in a sufficient amount to pay the redemption or purchase price.

MANDATORY REDEMPTION OR SINKING FUND.

     Except as described below under the heading "Repurchase at the option of holders -- Change of control," we are not required to make mandatory redemption or sinking fund payments for the new 6% convertible subordinated notes.

REPURCHASE AT THE OPTION OF HOLDERS.

     CHANGE OF CONTROL. Upon a change of control, the holders of the new 6% convertible subordinated notes have the right to require us to purchase the new 6% convertible subordinated notes. The purchase price will equal the principal amount of the new 6% convertible subordinated notes on the date of purchase, plus accrued and unpaid interest. A change of control includes:

     - disposition of all or substantially all of our assets to a person or group (other than permitted holders),

     - approval of a plan of liquidation or dissolution,

     - acquisition of a majority of our voting stock by a person or group (other than permitted holders),

     - replacement of a majority of the board of directors by directors not nominated by majority of the existing board,

     - merger or consolidation that results in a person or group (other than permitted holders) acquiring a majority of our voting stock.

     Upon a change of control, each holder of the new 6% convertible subordinated notes will have the right to require us to purchase the holder's new 6% convertible subordinated notes in whole or in part at a purchase price in cash equal to their principal amount, plus accrued and unpaid interest, pursuant to the offer described in the next paragraph, which we refer to as a "change of control offer." A change of control includes any sale, lease, exchange or other transfer of all or substantially all of our and our subsidiaries' assets taken as whole to any person or group of persons. Although there is a developing body of caselaw interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of new 6% convertible subordinated notes to require us to make a change of control offer as a result of the sale, lease, exchange or other transfer of less than all of our assets may be uncertain.

     Within 30 days following any change of control, we will mail a notice to each holder, with a copy to the trustee, stating:

     - that a change of control has occurred and that the holder has the right to require us to repurchase the holder's new 6% convertible subordinated notes, in whole or in part, equal to $1,000 or integral multiples of $1,000, at a repurchase price in cash equal to the principal amount of the new 6% convertible subordinated notes plus accrued and unpaid interest, if any, to the date of repurchase,

     - the circumstances and relevant facts regarding the change of control,

     - the repurchase date, which will not be earlier than 30 days and not later than 60 days from the date the notice is mailed, referred to as the "repurchase date,"

     - that any note not tendered will continue to accrue interest,

     - that any note accepted for payment pursuant to the change of control offer will cease to accrue interest after the repurchase date unless we default in payment of the purchase price,

     - that holders electing to have a note purchased pursuant to a change of control offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent, which may be us, at the address specified in the notice before the close of business on the repurchase date,

     - that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day preceding the repurchase date, a telegram, telex, facsimile transmission, electronic mail or other written communication setting forth the name of the holder, the principal amount of new 6% convertible subordinated notes the holder delivered for purchase, and a statement that the holder is withdrawing his election to have the new 6% convertible subordinated notes purchased, and

     - that holders which elect to have their new 6% convertible subordinated notes purchased only in part will be issued new 6% convertible subordinated notes in a principal amount equal to the unpurchased portion of the new 6% convertible subordinated notes surrendered.

     On the repurchase date, we will accept for payment new 6% convertible subordinated notes or portions of those notes tendered pursuant to the change of control offer, deposit with the trustee or a paying agent money sufficient to pay the purchase price of all new 6% convertible subordinated notes or portions of those notes so tendered and deliver or cause to be delivered to the trustee new 6% convertible subordinated notes accepted, together with an officers' certificate indicating the new 6% convertible subordinated notes or portions of those notes which have been tendered. The trustee or a paying agent will promptly mail to the holders of new 6% convertible subordinated notes that are accepted payment in an amount equal to the purchase price for the notes and promptly authenticate and mail to those holders a new note in a principal amount equal to any unpurchased portion of the note surrendered. We will publicly announce the results of the change of control offer on or promptly after the repurchase date.

     In the event a change of control occurs and any repurchase as described above constitutes a "tender offer" for purposes of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with the requirements of Rule 14e-l as then in effect, to the extent applicable, and any other applicable securities laws or regulations with respect to the repurchase. The change of control provisions described above may deter mergers, tender offers and other takeover attempts involving us.

     Our ability to repurchase new 6% convertible subordinated notes upon a change of control may be limited by the terms of our then existing contractual obligations. Repurchase of the new 6% convertible subordinated notes upon a change of control may constitute a default under our credit facility, and any future credit agreements or other agreements relating to senior debt, including the new 8% senior subordinated notes, may contain provisions that would restrict our ability to repurchase new 6% convertible subordinated notes upon a change of control. If we make a change of control offer following a change of control, we may not have adequate financial resources to repurchase all new 6% convertible subordinated notes tendered. Our failure to repurchase tendered new 6% convertible subordinated notes or to make a change of control offer following a change of control would constitute an event of default under the subordinated note indenture, but the subordination provisions in the subordinated note indenture may restrict payments to the holders of new 6% convertible subordinated notes.

     The provisions of the subordinated note indenture may not afford holders of the new 6% convertible subordinated notes protection in the event of a highly leveraged transaction involving us that may adversely affect the holders of the new 6% convertible subordinated notes, if the transaction does not result in a change of control or otherwise violate the subordinated note indenture.

COVENANTS.

     The subordinated note indenture contains covenants with which we must comply. Included below is a summary of the material covenants for the new 6% convertible subordinated notes.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. We and our restricted subsidiaries may not enter into transactions with an affiliate, unless we comply with specified procedures.

     We will not, and will not permit any restricted subsidiary of ours to, directly or indirectly, enter into any transaction or series of related transactions with or for the benefit of any affiliate of ours or our restricted subsidiaries, other than:

     - affiliate transactions permitted under the next paragraph below, and

     - affiliate transactions on terms that are no less favorable to us or that restricted subsidiary than those that could reasonably have been obtained in a comparable transaction at that time on an arm's-length basis from a person that is not an affiliate of ours or our restricted subsidiaries.

     All affiliate transactions and each series of related affiliate transactions that are similar or part of a common plan involving aggregate payments or other property with a fair market value in excess of $2.5 million must be approved by our or the restricted subsidiary's board of directors, as the case may be, with the approval evidenced by a board resolution stating that the board of directors, including a majority of the disinterested directors, has determined that the transaction complies with those provisions. If we or any restricted subsidiary of ours enters into an affiliate transaction (or a series of affiliate transactions related to a common plan) that involves aggregate payments or other property with a fair market value of more than $15 million, we or the relevant restricted subsidiary will, before the consummation, obtain either a favorable opinion as to the fairness of the transaction to us or the relevant restricted subsidiary, as the case may be, from a financial point of view, from an independent financial advisor, or if appropriate, an appraisal from an independent appraiser and file the opinion or appraisal with the trustee.

     The restrictions of this covenant will not apply to:

     - reasonable fees and compensation and benefits paid to, and indemnity provided on behalf of, our or any of our subsidiaries' officers, directors or employees as determined in good faith by our board of directors pursuant to employment agreements or otherwise,

     - transactions between or among us and any of our restricted subsidiaries or between or among restricted subsidiaries or between or among us or any of our restricted subsidiaries and any permitted joint ventures,

     - any agreement in effect on the date of issuance of the new 6% convertible subordinated notes and any modified or replacement agreement of an agreement in effect on that date that is not more disadvantageous to the holders of the new 6% convertible subordinated notes in any material respect than the original agreement as in effect on the date of issuance of the new 6% convertible subordinated notes,


     - dividends and distributions approved by the board of directors, or


     - sales of equity interests, other than disqualified stock, to affiliates.

     LIMITATIONS ON MERGER, CONSOLIDATION AND SALE OF ASSETS. We will not merge or consolidate with other companies or sell all or substantially all of our assets unless the surviving corporation assumes all obligations under the subordinated note indenture, we are not in default under the new 6% convertible subordinated notes and we or the surviving corporation have provided an officer's certificate and opinion of counsel to the trustee confirming the above requirements.

     We will not, in a single transaction or series of related transactions:

     - consolidate or merge with or into any person, or

     - sell, assign, transfer, lease or otherwise dispose of (or cause or permit any of our subsidiaries to sell, assign, transfer, lease or otherwise dispose of) all or substantially all of our assets (determined on a consolidated basis for us and our subsidiaries), unless, in either case:

     - either:

          (i) we are the surviving corporation, or

          (ii) the person (if other than us) formed by the consolidation or into which we are merged or the person that acquires our and our subsidiaries' properties and assets substantially as an entirety, which we refer to as the "surviving entity," (x) is a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the new 6% convertible subordinated notes and the performance of every covenant of the new 6% convertible subordinated notes and the subordinated note indenture on our part to be performed or observed,

     - immediately after giving effect to the transaction and the assumption contemplated by clause (y) of the second subparagraph under the previous bullet point above no default or event of default has occurred or is continuing,

     - we or the surviving entity agree to indemnify each holder of new 6% notes against any tax, levy, assignment or governmental charge payable by withholding or deduction which may be imposed on the holder as a result of that merger or consolidation, and

     - we or the surviving entity will have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease or other disposition and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the applicable provisions of the subordinated note indenture and that all conditions precedent in the subordinated note indenture relating to the transaction have been satisfied.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of our assets in accordance with the above, in which we are not the surviving person, the successor person formed by the consolidation or into which we are merged or to which that lease or transfer is made will succeed to, and be substituted for, and may exercise all of our rights and powers under the subordinated note indenture and the new 6% convertible subordinated notes, and except in the case of a transfer lease, we will be released.

     LIMITATIONS ON PAYMENT FOR CONSENT. Neither we nor any of our restricted subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any new 6% convertible subordinated notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the subordinated note indenture or the new 6% convertible subordinated notes unless that consideration is offered to be paid or is paid to all holders of the new 6% convertible subordinated notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to that consent, waiver or agreement.

     LIMITATION ON BUSINESS ACTIVITIES. We will not and will not permit any of our restricted subsidiaries to engage in any business other than permitted businesses, except to the extent as would not be material to us and our restricted subsidiaries taken as a whole.

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AFFIRMATIVE COVENANTS.

     MAINTENANCE OF OFFICE OR AGENCY FOR NOTICES AND DEMANDS. We will maintain in New York, New York, an office or agency where the new 6% convertible subordinated notes may be presented for payment, registration of transfer or exchange as provided in the subordinated note indenture and an office or agency, or multiple offices or agencies, where notices and demands to or upon us in regard to those notes or of the subordinated note indenture may be served.

     MAINTENANCE OF PROPERTY AND INSURANCE MATTERS. We agree to maintain all material property, including equipment, in reasonable condition and order. We will provide or cause to be provided, for us and each of our subsidiaries, insurance against loss or damage arising from the conduct of our and our subsidiaries' business with reputable insurers in those amounts, with those deductibles, and by those methods as will be either (i) consistent in all material respects with past practices of ours or the applicable subsidiary or
(ii) customary in the industry, unless the failure to provide that insurance would not have a material adverse effect on the financial condition or results of operations of us and our subsidiaries, taken as a whole, or be a violation of applicable law or any material agreement of ours or our subsidiaries.

     COMPLIANCE CERTIFICATE OR OPINION OF COUNSEL. We will deliver to the trustee, within 120 days after the end of each fiscal year, an officers' certificate, if given by an officer of ours, or an opinion of counsel, if it is given by counsel, stating that a review of our activities and the activities of our subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under the subordinated note indenture and further stating, as to each officer signing the certificate or the counsel signing the opinion, that to the best of his or her knowledge we, during that preceding fiscal year, have kept, observed, performed and fulfilled each and every of our covenants contained in the subordinated note indenture and no default or event of default occurred during that year or, if those signers do know of any, the certificate will describe it and its status with reasonable particularity.

     PAYMENT OF TAXES AND OTHER CLAIMS. We will pay or discharge or cause to be paid or discharged, before any material penalty accrues, the following: (1) all material taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or any of our subsidiaries' income, profits or property, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or any of our subsidiaries' property; provided however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     MAINTENANCE OF ALL REGISTRATION, REGULATIONS AND LICENSES. We will maintain all registrations, licenses, permits, privileges and franchises material to the conduct of its business and shall comply in all material respects with all laws, rules, regulations and orders of any government entity.

     PAYMENT OF PRINCIPAL AND INTEREST. We will pay the principal and interest on the new 6% convertible subordinated notes on the dates and in the manner provided in those new 6% convertible subordinated notes. Before each payment date, we will segregate and hold in trust for the benefit of holders entitled to payment, a sum sufficient to pay the principal and/or interest then becoming due until that sum has been paid to holders or otherwise disposed of in accordance with the subordinated note indenture.

     REPORTS TO HOLDERS. Whether or not we are required to file reports with the SEC, we will file with the SEC the quarterly and annual reports and the information or documents, if any, that we would be required to file with the SEC if we were subject to Section 13 or 15(d) of the Securities Exchange Act of 1934. Holders can obtain copies of those reports and other information or documents from the SEC at http://www.sec.gov.

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SUMMARY OF TERMS USED AND NOT OTHERWISE DEFINED.

     We have included below a summary of terms used in this description of the new 6% convertible subordinated notes. You should read the subordinated note indenture for the full definition of all terms. References to:

     "affiliate" means, regarding any specified person, any other person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings consistent with that definition. KAV Investments LLC shall not be deemed an affiliate of ours.

     "capitalized lease obligation" means, as to any person, the obligations of that person under a lease of real or personal property of that person that are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of that person in accordance with generally accepted accounting principles. The stated maturity of the obligation will be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty.

     "change of control" means the occurrence of one or more of the following events:

     - any sale, lease, exchange or other transfer of all or substantially all the assets of ours and our subsidiaries taken as a whole to any person or group of persons (as those terms are used in Section 13(d) of the Securities Exchange Act of 1934) (other than permitted holders),

     - the approval by the holders of our capital stock of a plan or proposal for our liquidation or dissolution,

     - a person or group of persons (as those terms are used in Section 13(d) of the Securities Exchange Act of 1934) (other than permitted holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), of a majority of our securities ordinarily having the right to vote in the election of directors,

     - the replacement of a majority of our board over any consecutive two-year period from the directors who constituted our board of directors at the beginning of that period, and the replacement was not approved by a majority vote of the directors then still in office who were either directors at the beginning of that period or whose election as a director was previously so approved, or

     - our merger or consolidation with or into another corporation or the merger of another corporation into us with the effect that immediately after that transaction any person or group of persons (other than permitted holders) becomes the beneficial owner of securities of the surviving corporation of that merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors.

     However a change of control will not be deemed to have occurred if the closing price per share of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the change of control, in the case of change of control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the exchange notes in effect on each of those trading days.

     "closing price per share" means, with respect to our common stock, for any day, (i) the last reported sale price regular way on the Nasdaq National Market or, (ii) if our common stock is not quoted on the Nasdaq National Market, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which our common stock is listed or admitted to trading, or (iii) if our common stock is not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities

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exchange, the average of the closing bid pries in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by us for the purpose.

     "credit facility" means any facility or agreement pursuant to which money is borrowed from a bank or other lending institution as that facility or agreement may be amended, modified, supplemented, extended, renewed, restated, refunded, refinanced, restructured or replaced from time to time.

     "debt" means, with respect to any person (without duplication):

     - indebtedness of that person, whether or not contingent, for borrowed money,

     - indebtedness of that person evidenced by bonds, debentures, or other similar instruments,

     - all capitalized lease obligations of that person,

     - all indebtedness or other obligations of that person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable, leases that are not capital leases, and other accrued liabilities arising in the ordinary course of business),

     - all indebtedness for the reimbursement of any obligation on any letter of credit, banker's acceptance or similar credit transaction,

     - guarantees and other contingent obligations regarding indebtedness referred to in the previous five bullet points and the next to the last bullet point in this paragraph,

     - all indebtedness of any other person of the type referred to in the previous six bullet points that are secured by any lien on any property or asset of that person, the amount of that obligation being deemed to be the lesser of the fair market value of that property or asset or the amount of the obligation secured,

     - all indebtedness under currency agreements and interest swap agreements of that person, and

     - all disqualified capital stock issued by that person with the amount of indebtedness represented by that disqualified capital stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. References to "maximum fixed repurchase price" of any disqualified capital stock that does not have a fixed repurchase price is calculated in accordance with the terms of that disqualified capital stock as if that disqualified capital stock were purchased on any date on which the indebtedness is required to be determined pursuant to the subordinated note indenture, and if that price is based upon or measured by the fair market value of that disqualified capital stock, that fair market value will be determined reasonably and in good faith by the board of directors of the issuer of the disqualified capital stock.

     Indebtedness shall not include any liability for (i) federal, state, local or other taxes, (ii) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) any indebtedness that has been legally defeased or satisfied in accordance with the terms of the documents governing such indebtedness.

     The amount of any indebtedness (other than disqualified capital stock) outstanding as of any date is:

     - the accreted value to the extent the indebtedness does not require current payments of interest,

     - the principal amount together with any interest that is more than 30 days past due in the case of any other indebtedness,

     - in the case of currency agreements and interest swap agreements, the amount that would appear on the consolidated balance sheet of the person in accordance with generally accepted accounting principles, and

     - in the case of any guarantee or other contingent obligation relating to indebtedness of any other person, the maximum amount of that indebtedness, unless the liability is limited by the terms of the guarantee or contingent obligation, in which case the amount of that guarantee or other contingent obligation is deemed to equal the maximum amount of that liability.

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

     "designated senior debt" means (1) debt under or in regard to the credit facility, and (2) any other debt constituting senior debt, which at the time of determination has an aggregate principal amount of at least $50 million and is specifically designated in the instrument evidencing that senior debt as "designated senior debt" by us.

     "disqualified capital stock" means, with respect to any person, any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for debt, or is redeemable at the option of the holder, in whole or in part, on or prior to the date that is 91 days after the date on which the new 6% convertible subordinated notes mature.

     "permitted business" means our and our subsidiaries' business existing on the date of issuance of the new 6% convertible subordinated notes or such other businesses as our respective board of directors determines are businesses reasonably related to our existing business as evidenced by a board resolution.

     "permitted holders" means, collectively, any of Zivi R. Nedivi, Yoav Stern, Oscar Torres, or any person designated as a permitted holder by any of the foregoing in an officer's certificate delivered to the trustee, and their respective estates, spouses, heirs, ancestors, lineal descendants and legatees and legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are the beneficiaries, and any affiliate of any of the foregoing, individually or collectively.

     "permitted joint venture" means any interest held in a joint venture, partnership, corporation or other entity with another person (or persons), provided that the joint venture engages in a permitted business.

     "restricted subsidiary" of a person means any subsidiary of that person that is not an unrestricted subsidiary.

     "senior debt" means:

     - the principal of, interest on and all other obligations relating to our credit facility, including all loans, letters of credit and other extensions of credit under the credit facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the credit facility,

     - amounts payable in regard to any interest swap obligations and currency agreements,

     - the new 8% senior subordinated notes, and

     - all other debt, except for any debt which by its terms is made expressly equal or junior to the new 6% convertible subordinated notes in right of payment, and except as otherwise provided below.

     Notwithstanding the definitions of "senior debt" described above, "senior debt" does not include:

     - any debt of ours to a subsidiary of ours,

     - debt to or guaranteed on behalf of any shareholders, directors, officers or employees of ours or any subsidiary of ours, including amounts owed for compensation,

     - debt to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (excluding purchase money debt);

     - debt represented by disqualified capital stock,

     - any liability for federal, state, local or other taxes owed by us,

     - debt that is without recourse to us,

     - the old 5 3/4% junior subordinated notes and the old 5 1/2% junior subordinated notes, and

     - any other debt that by its express terms ranks in right of payment equal or junior to the new 6% convertible subordinated notes.

     "significant subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act of 1934, as such Regulation is in effect on the date hereof.
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

     "subsidiary" means, with respect to any person:

     - any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances is owned, directly or indirectly, by that person, or

     - any other person of which at least a majority of the voting interest under ordinary circumstances is owned, directly or indirectly, by that person.

     "tender premium" means the amount equal to (i) the price per share offered by us in the tender offer in excess of the average of the closing prices per share of our common stock for the twenty trading days immediately preceding the date of announcement of the tender offer, multiplied by (ii) the number of shares of our common stock accepted for tender in the tender offer.

     "unrestricted subsidiary" means any subsidiary that is designated by our board of directors as an unrestricted subsidiary pursuant to a board resolution, but only to the extent that the subsidiary:

     - has no debt other than non-recourse debt,

     - on the date of designation, is not a party to any agreement with us or a restricted subsidiary of ours unless the terms of any that agreement are no less favorable to us or the restricted subsidiary than those that might be obtained at the time from persons who are not affiliates of us or the restricted subsidiary,

     - is a person to which neither we nor any of our restricted subsidiaries have any direct or indirect obligation (a) to subscribe for additional capital stock or (b) to maintain or preserve that person's financial condition or to cause that person to achieve any specified levels of operating results, and

     - has not guaranteed or otherwise directly or indirectly provided credit support for any debt of ours or any of our restricted subsidiaries, and

EVENTS OF DEFAULT.

     We will be in default, and the noteholders can accelerate the maturity of the new 6% convertible subordinated notes, upon the occurrence of events including failure to pay principal of or interest on any new 6% subordinated note when due, breaches of covenants, defaults under other indebtedness, failure to pay judgments and bankruptcy. Any other event of default will give the trustee or 25% of the holders the right to accelerate the maturity of the new 6% convertible subordinated notes.

     The following are events of default:

     - failure to pay any interest on any new 6% subordinated note when due, and continuance of that failure for 30 days,

     - failure to pay principal of, or premium, if any, on any new 6% subordinated note when due,

     - failure to pay principal of, premium, if any, or interest on new 6% convertible subordinated notes required to be purchased pursuant to a change of control offer as described above under the heading "Repurchase at the option of holders -- Change of control" when due and payable,

     - failure to perform or breach of any other covenants or warranties of ours in the subordinated note indenture, continued for 30 days after written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding new 6% convertible subordinated notes as provided in the subordinated note indenture,

     - failure to perform or comply with the provisions described above under the heading "Covenants -- Limitations on merger, consolidation and sale of assets,"

     - the occurrence of a default under any of our or our subsidiaries' debt, if both (a) the default either results from failure to pay any of that debt at its stated final maturity or relates to an obligation other than the obligation to pay that debt at its stated final maturity and results in the holders of that debt causing the debt to become due before its stated final maturity, and (b) the principal amount of that debt, together with
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

       the principal amount of any other debt in default for failure to pay principal at stated final maturity of the maturity of which has been accelerated, aggregates at least $10 million or more at any one time outstanding,

     - the rendering of a final judgment or judgments (not subject to appeal) against us or any of our restricted subsidiaries in an aggregate amount in excess of $10 million that remain undischarged, unpaid or unstayed for a period of 60 consecutive days afterwards, and

     - some events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary of ours.

     Subject to the provisions of the subordinated note indenture relating to the duties of the trustee in case an event of default has occurred and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the subordinated note indenture at the request or direction of any of the holders, unless those holders have offered to the trustee reasonable indemnity. Subject to those provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding new 6% convertible subordinated notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     If an event of default, other than events of default with respect to some events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary of ours, will occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding new 6% convertible subordinated notes may accelerate the maturity of all new 6% convertible subordinated notes; provided, however, that after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding new 6% convertible subordinated notes may under certain circumstances, rescind and annul that acceleration if all events of default, other than the non-payment of interest or accelerated principal, have been cured or waived as provided in the subordinated note indenture. If a specified event of default with respect to some events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary of ours occurs, the principal of the new 6% convertible subordinated notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the new 6% convertible subordinated notes. For information as to waiver of defaults, refer to the description below under the heading "Modification and waiver."

     No holder of any note will have any right to institute any proceeding relating to the subordinated note indenture or for any remedy under the subordinated note indenture, unless that holder will have previously given to the trustee written notice of a continuing event of default and unless also the holders of at least 25% in aggregate principal amount of the outstanding new 6% convertible subordinated notes have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding new 6% convertible subordinated notes a direction inconsistent with that request and will have failed to institute the proceeding within 60 days. However, the limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of, premiums, if any, or interest on that note or after the respective due dates expressed in that note.

     As described above under the heading "Compliance certificate and opinion of counsel," we are required to furnish to the trustee annually a statement as to our performance of some of our obligations under the subordinated note indenture and as to any default in that performance. Additionally, we are required to notify the trustee within five business days of the occurrence of a default or an event of default.

DEFEASANCE.

     We can be relieved of our obligations under the subordinated note indenture if we deposit with the trustee sufficient money or government securities to pay the principal of and interest on the new 6% convertible subordinated notes when they become due.

     The subordinated note indenture provides that (1) if applicable, we will be discharged from any and all obligations in regard to the outstanding new 6% convertible subordinated notes, including the provisions described above under the heading "Ranking" or (2) if applicable, and subject to compliance with the Trust
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

Indenture Act, we may omit to comply with some restrictive covenants, and that the omission will not be deemed to be an event of default under the subordinated note indenture and the new 6% convertible subordinated notes, in either case upon irrevocable deposit in trust with the trustee of money and/or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding new 6% convertible subordinated notes.

     Regarding clause (2) above, the obligations under the subordinated note indenture other than regarding those covenants and the events of default other than the event of default relating to those covenants will remain in full force and effect. The trust may only be established if, among other things:

     - regarding clause (1), we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in an opinion of our counsel provides that holders of the new 6% convertible subordinated notes will not recognize income, gain or loss for federal income tax purposes as a result of that deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if that deposit, defeasance and discharge had not occurred; and, with respect to clause (2), we have delivered to the trustee an opinion of our counsel to the effect that the holders of the new 6% convertible subordinated notes will not recognize gain or loss for federal income tax purposes as a result of that deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred,

     - no default or event of default will have occurred and be continuing,

     - no default on any senior debt will have occurred and be continuing, and

     - other customary conditions precedent are satisfied.

MODIFICATION AND WAIVER.

     The subordinated note indenture can generally be modified or its provisions waived, with the consent of holders of a majority of principal amount of the new 6% convertible subordinated notes. Some changes require the consent of all affected holders of new 6% convertible subordinated notes.

     We and the trustee may modify and amend the subordinated note indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding new 6% convertible subordinated notes, subject to the following conditions. Absent the consent of the holders of all outstanding new 6% convertible subordinated notes affected by the change, no modification or amendment may:

     - change the stated maturity of the principal of, or any installment of interest on, any new 6% subordinated note,

     - reduce the principal amount of or the premium or interest on, any new 6% subordinated note,

     - change the place or currency of payment of principal of or the premium or interest on, any new 6% subordinated note,

     - impair the right to institute suit for the enforcement of any payment on or with respect to any new 6% subordinated note,

     - reduce the percentage stated above of outstanding new 6% convertible subordinated notes necessary to modify or amend the subordinated note indenture,

     - reduce the percentage of aggregate principal amount of outstanding new 6% convertible subordinated notes necessary for waiver of compliance with some provisions of the subordinated note indenture or for waiver of some defaults,

     - modify any provisions of the subordinated note indenture relating to the modification and amendment of the subordinated note indenture or the waiver of past defaults or covenants,

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

     - modify any of the provisions of the subordinated note indenture relating to the subordination of the new 6% convertible subordinated notes in a manner adverse to those holders,

     - following the mailing of a change of control offer as described above under the heading "Repurchase at the option of holders -- Change of control," modify the subordinated note indenture in connection with that offer in a manner adverse to those holders, or

     - adversely affect the right to convert the new 6% convertible subordinated notes.

     The holders of a majority in aggregate principal amount of the outstanding new 6% convertible subordinated notes may waive compliance by us with some restrictive provisions of the subordinated note indenture. The holders of a majority in aggregate principal amount of the outstanding new 6% convertible subordinated notes may waive any past default under the subordinated note indenture, except a default in the payment of principal, premium, if any, or interest.

NO RECOURSE AGAINST OTHERS.

     Noteholders have no legal recourse under the new 6% convertible subordinated notes or the subordinated note indenture against our directors, officers, employees or stockholders.

     The subordinated note indenture provides that our directors, officers, employees or stockholders, as such, will not have any liability for any of our obligations under the new 6% convertible subordinated notes or the subordinated note indenture, or for any claim based on, regarding or by reason of those obligations or their creation. Each holder, by accepting the new 6% convertible subordinated notes, waives and releases that liability.

GOVERNING LAW.

     The senior subordinated note indenture, the new 6% convertible subordinated notes and the guarantees will be governed by, and construed according to, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE.

     The duties, rights, powers and limitations of the trustee are governed by the subordinated note indenture.

     The subordinated note indenture provides that, except during the continuance of an event of default, the trustee will perform only those duties as are specifically set forth in the subordinated note indenture. During the continuance of an event of default, the trustee will exercise those rights and powers vested in it under the subordinated note indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.

     The subordinated note indenture contains limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on some property received by it in regard to any claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any affiliate; however, if it acquires any conflicting interest, as defined in the subordinated note indenture or in the Trust Indenture Act, it must eliminate that conflict or resign.

SATISFACTION AND DISCHARGE.

     The subordinated note indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the new 6% convertible subordinated notes, as expressly provided for in the subordinated note indenture) as to all outstanding new 6% convertible subordinated notes when:

     - either (a) all the new 6% convertible subordinated notes then authenticated and delivered (except lost, stolen or destroyed new 6% convertible subordinated notes which have been replaced or paid and new 6% convertible subordinated notes for whose payment money has then been deposited in trust or segregated and held in trust by us and afterwards repaid to us or discharged from that trust) have been delivered to the trustee for cancellation or (b) all new 6% convertible subordinated notes not then delivered to the trustee for cancellation have become due and payable and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the new 6% convertible subordinated notes, which have not been delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the new 6% convertible subordinated notes to the date of deposit together with irrevocable instructions from us directing the trustee to apply those funds to that payment at maturity or redemption, as the case may be,

     - we have paid all other sums payable under the subordinated note indenture by us, and we have delivered to the trustee an officers' certificate or an opinion of counsel stating compliance with all of the conditions under the subordinated note indenture relating to the satisfaction and discharge of the subordinated note indenture.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

     We have a senior credit facility with a syndicate of bank lenders. The senior credit facility provides us a $250.0 million revolving line of credit and a $6.7 million letter of credit. Our ability to borrow money under the revolving line of credit is based on a borrowing base that is tied to our receivables and our inventory.

     As of December 31, 2000, the borrowing base under the senior credit facility is $201.5 million and, as of December 31, 2000, we had borrowed approximately $173.7 million. If we comply with specified ratios, we may request that our revolving line of credit be increased from $256.7 million to $306.7 million. The amounts outstanding under our senior credit facility are required to be repaid on December 14, 2003.

     The commitments under our senior credit facility expire on the earlier of December 14, 2003 or six months before the first maturity of the old notes if we have not secured a commitment to refinance the old notes satisfactory to our lenders under the senior credit facility. Furthermore, our senior credit facility prohibits prepayment of the old notes.

     Our indebtedness under the senior credit facility is secured by substantially all our assets and is guaranteed by all our subsidiaries.

     We can choose to pay an interest rate on our indebtedness under our senior credit facility of either:

     - the applicable eurodollar interbank rate periods of one, two, three or six months for the respective currency borrowed, plus between 150 and 250 basis points, based on our ratio of consolidated indebtedness; or

     - our lead lending bank's prime rate, plus between 0 and 50 basis points, based on our ratio of consolidated indebtedness.


     As of December 31, 2000, the interest rate on the senior credit facility was 10%.


     The senior credit facility includes financial covenants which require us to comply with:

     - a minimum level of consolidated adjusted net worth;

     - a minimum level of consolidated net income;

     - a ratio of consolidated funded indebtedness to consolidated EBITDA; and

     - a consolidated fixed charge coverage ratio.

     The senior credit facility restricts us from incurring other indebtedness, subject to some limited exceptions. In addition, the senior credit facility contains negative and affirmative covenants which place restrictions on us regarding:

     - creating liens over our assets;

     - disposing of all or a substantial portion of our assets;

     - mergers;

     - capital expenditures;

     - paying dividends or purchasing or redeeming any of our capital stock;

     - prepaying any debt, including the old notes and the new notes; and

     - creating capital and operating lease obligations.

     While we are generally prohibited from incurring new indebtedness other than under our senior credit facility, we are permitted to borrow up to $55.0 million outside of our senior credit facility to finance the purchase of aircraft to be used in our inventory and assets other than inventory and to secure those loans with liens upon the financed assets.

     We may not make any redemption, retirement or payment with respect to the subordinated indebtedness other than in accordance with any subordination agreement or provisions applicable thereto.

$30.0 MILLION SENIOR SUBORDINATED NOTES

     On November 15, 2000, we issued senior subordinated notes in the amount of $30.0 million to Key Principal Partners, L.L.C. pursuant to a senior subordinated note and warrant purchase agreement The Key notes bear interest at 13.0% per annum, payable quarterly in arrears, and mature on November 13, 2007.

     We may prepay the Key notes before November 13, 2007 in the following circumstances:

     - at the option of the holders, from the amount of any proceeds in excess of $1.0 million, generated from the sale of assets, which have not been reinvested in the company or used to prepay borrowings under our senior credit facility;

     - automatically upon a change of control of our company or a sale or distribution of all or substantially all our consolidated assets; and

     - at our option, at any time after November 13, 2003.

     If we prepay the Key notes before November 13, 2003, we will be required to pay a prepayment premium of between 3% and 5%, depending on how long the Key notes have been outstanding.

     The Key notes are guaranteed by our U.S. subsidiaries. The purchase agreement includes financial covenants which require us to comply with:

     - a minimum level of consolidated adjusted net worth;

     - a minimum level of consolidated net income;

     - a ratio of consolidated funded indebtedness to consolidated EBITDA; and

     - a consolidated fixed charge coverage ratio.

     In addition to the financial covenants, the purchase agreement contains negative and affirmative covenants which place restrictions on us regarding:

     - additional indebtedness;

     - creating liens over our assets;

     - investments;

     - the disposition of our assets;

     - mergers;

     - capital expenditures;

     - paying dividends or purchasing or redeeming any of our capital stock or any junior subordinated debt;

     - transactions with affiliates; and

     - amendment or modification of our senior credit facility.

     The Key notes contain customary events of default and cross defaults with the senior credit facility.

     The Key notes are subordinated in right of payment to our senior credit facility and rank equal in right of payment with the new 8 1/2% senior subordinated notes. The Key notes are senior in right of payment to our old notes and the new 6% convertible subordinated notes.

                          DESCRIPTION OF COMMON STOCK

     Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 200,000 shares are designated as Series A Junior Participating Cumulative Preferred Stock in connection with our stockholder rights plan described below. As of March 7, 2001, 11,910,983 shares of common stock and no shares of preferred stock are outstanding.

     Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Thus, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available for dividends, subject to any preferential dividend rights of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of common stock are entitled to receive ratably all of our assets available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

ANTI-TAKEOVER EFFECTS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND DELAWARE LAW

     Certain provisions of our certificate of incorporation, our bylaws and Delaware law, summarized below, may be deemed to have an anti-takeover effect and may discourage, delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares held by our stockholders.

  OUR CERTIFICATE OF INCORPORATION AND BYLAWS

     Our certificate of incorporation and bylaws provide for a classified board. Our directors are divided into two classes, as nearly equal in number as possible. The directors are elected for two-year terms, which are staggered so that the terms of approximately one-half of the directors expire each year. The above-described provisions may have certain anti-takeover effects. Such provisions, in addition to the provision described below, may make it more difficult for persons, without the approval of our board, to make a tender offer to acquire substantial amounts of our common stock or launch other takeover attempts that a stockholder might consider in such stockholder's best interests, including those attempts that might result in the payment of a premium over the market price for shares held by our stockholders.

  ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW

     We are a Delaware corporation and are subject to Section 203 of Delaware corporate law. Generally, Section 203 prohibits a publicly held Delaware company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time such stockholder became an interested stockholder unless, as described below, specified conditions are satisfied. Thus, it may make attempts to take us over more difficult. The prohibitions in
Section 203 of Delaware corporate law do not apply if:

     - prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

     - at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Under Section 203 of Delaware corporate law, a "business combination" includes:

     - any merger or consolidation of the corporation with the interested stockholder;

     - any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

     - transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

     - transactions involving the corporation, which have the effect of increasing the proportionate share of the corporation's stock of any class or series that is owned by the interested stockholder; or

     - transactions in which the interested stockholder receives financial benefits provided by the corporation.

     Under Section 203 of Delaware corporate law, an "interested stockholder" generally is:

     - any person that owns 15% or more of the outstanding voting stock of the corporation;

     - any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether or not such person is an interested stockholder; and

     - the affiliates or associates of either of the above-stated person categories.

AUTHORIZED BUT UNISSUED SHARES.

     Subject to requirements of the exchange or automated quotation service on which our shares are listed or traded, our board of directors may issue shares of our authorized but unissued common stock and preferred stock without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions or employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

STOCKHOLDER RIGHTS PLAN.

     We adopted a Stockholder Rights Agreement. Under the terms of the rights agreement, we distributed preferred stock purchase rights, as a dividend, to holders of record of shares of our common stock on January 26, 1997, at a rate of one right for each share of our common stock held on January 26, 1997. Rights also attach to all shares of our common stock issued on or after January 26, 1997. Each right will entitle its holder to purchase, after the Distribution Date (as defined below), one one-hundredth of a share of our Series A Junior Participating Cumulative Preferred Stock, at a price of $80 per one one-hundredth of a preferred share, subject to adjustment. The rights will expire on the close of business on the tenth anniversary of January 14, 1997 unless extended or unless earlier redeemed or exchanged by us. Initially, the rights are attached to all common stock certificates, and the rights automatically trade with the shares of common stock. However, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons has acquired 19% or more of our common stock or
(ii) ten business days after the commencement of, or announcement of an intention to make, a tender or exchange offer the consummation of which would result in such person or group owning 19% or more of our common stock, (the earlier of such dates being called the "Distribution Date"), the rights will become exercisable, and separate certificates representing the rights will be issued. In the event that any person or group becomes an acquiring person (as defined in the rights agreement), each holder of a right, other than rights beneficially owned by the acquiring person and its transferees (which will thereafter be void), will have the right to receive, upon exercise of each right, that number of one one-hundredths of a preferred share as shall equal the result obtained by (x) multiplying the then current purchase price (as defined in the agreement) by the number of one one-hundredths of a preferred share for which a right is then exercisable and dividing that product by (y) 50% of the then current per share market price of our common stock. At any time after an acquiring person crosses the 19% threshold and prior to the acquisition by such person of 50 percent or more of the outstanding shares of our common stock, our board may exchange the rights (other than rights owned by the acquiring person which will have become void), in whole or in part, for consideration consisting of one-half of our securities that would be issuable at such time upon exercise of one right. The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us in a manner or on terms not approved by our board. The rights, however, should not deter any prospective offeror willing to negotiate in good faith with the board, nor should the rights interfere with any merger or other business combination approved by the board.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     On December 1, 2000, we acquired the aircraft and engine parts resale business of Aviation Sales Company ("AVS") which had been operated through AVS' Aviation Sales Distribution Services Company ("AVSDC") subsidiary. In connection with the transaction, we acquired a portion of AVSDC's non-inventory assets and assumed a portion of AVSDC's accounts payable and accrued expenses. Also, in connection with the acquisition, we and AVS established an off-balance sheet joint venture (the "JV") which acquired substantially all of the inventory of AVSDC.


     Our pro forma condensed consolidated balance sheet as of December 31, 2000 is based on our historical balance sheet and has been adjusted to reflect this exchange offer as though it occurred on December 31, 2000. Our pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2000 is based on our historical financial statements and has been adjusted to reflect this exchange offer and the acquisition of AVSDC as though these events had occurred at the beginning of the period being reported.


     The pro forma condensed consolidated financial information does not purport to be indicative of results that would have occurred had the exchange offer and the acquisition been in effect for the period presented, nor does it purport to be indicative of the results that will be obtained in the future. The pro forma condensed consolidated financial information is based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.

                  KELLSTROM INDUSTRIES, INC. AND SUBSIDIARIES



                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                            AS OF DECEMBER 31, 2000


                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                                                     EXCHANGE OFFER
                                                                                      ADJUSTMENTS     PRO FORMA
                                                              HISTORICAL KELLSTROM        (A)         COMBINED
                                                              --------------------   --------------   ---------
                           ASSETS
Current Assets:
  Cash and cash equivalents.................................        $     --            $     --      $     --
  Trade receivables.........................................          80,315                            80,315
  Inventories...............................................         195,640                           195,640
  Property and plant held for sale..........................          19,932                            19,932
  Prepaid expenses..........................................           2,673                             2,673
  Income tax receivable.....................................           3,928                             3,928
  Deferred tax assets.......................................          40,718                            40,718
                                                                    --------            --------      --------
         Total current assets...............................         343,206                           343,206
Notes Receivable............................................           3,435                             3,435
Equipment under operating leases, net.......................          98,555                            98,555
Property, plant and equipment, net..........................          19,896                            19,896
Goodwill, net...............................................          95,766                            95,766
Deferred financing charges..................................           5,403                             5,403
Other assets................................................           7,214                             7,214
                                                                    --------            --------      --------
         Total Assets.......................................        $573,475                          $573,475
                                                                    ========            ========      ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Short-term debt...........................................        $167,277            $    845      $168,122
                                                                                           3,204         3,204
  Current maturities of long-term debt......................             200                               200
  Accounts payable..........................................          36,343                            36,343
  Accrued expenses..........................................          31,459                (845)       30,614
  Capital lease obligations.................................           9,597                             9,597
                                                                    --------            --------      --------
         Total current liabilities..........................         244,876               3,204       248,080
Variable Rate Demand Notes..................................           6,270                             6,270
13% Senior Subordinated Notes...............................          28,667                            28,667
New 8.5% Senior Subordinated Notes..........................              --              30,000        30,000
New 6% Junior Subordinated Notes............................              --             110,250       110,250
Old 5.75% Subordinated Notes................................          54,000             (54,000)           --
Old 5.5% Subordinated Notes.................................          86,250             (86,250)           --
Deferred tax liabilities....................................          11,944              (1,199)       10,745
                                                                    --------            --------      --------
         Total Liabilities..................................         432,007               2,005       434,012
Stockholders' Equity:
  Common stock, $.001 par value; 50,000 shares authorized;
    11,911 shares issued and outstanding in 2000 and 1999...              12                                12
  Additional paid-in capital................................         122,871                           122,871
  Retained earnings.........................................          20,338              (2,005)       18,333
  Loans receivable from directors and officers..............          (1,734)                           (1,734)
  Accumulated other comprehensive (loss) income.............             (19)                              (19)
                                                                    --------            --------      --------
         Total Stockholders' Equity.........................         141,468              (2,005)      139,463
                                                                    --------            --------      --------
         Total Liabilities and Stockholders' Equity.........        $573,475            $     --      $573,475
                                                                    ========            ========      ========


  Unaudited -- See accompanying notes to pro forma consolidated balance sheet

                  KELLSTROM INDUSTRIES, INC. AND SUBSIDIARIES



            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                            AS OF DECEMBER 31, 2000


                                 (IN THOUSANDS)


                                  (UNAUDITED)



     (A) For the purpose of presenting the pro forma condensed consolidated balance sheet the following adjustments have been made for the Exchange Offer



Payment of accrued interest on the Old Notes................  $        845
Costs incurred in connection with the exchange of the Old
  Notes for the
  New Notes.................................................         3,204
Tax impact of fees incurred in connection with the exchange
  of the Old Notes for the New Notes........................        (1,199)
Exchange of aggregate principal amount of the Old Notes for
  the New Notes.............................................        30,000
Exchange of aggregate principal amount of the Old Notes for
  the New Notes.............................................       110,250
Exchange of aggregate principal amount of the Old Notes for
  the New Notes.............................................       (54,000)
Exchange of aggregate principal amount of the Old Notes for
  the New Notes.............................................       (86,250)

                  KELLSTROM INDUSTRIES, INC. AND SUBSIDIARIES



           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                     TWELVE MONTHS ENDED DECEMBER 31, 2000


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)



                                          HISTORICAL
                                     ---------------------     PRO FORMA      EXCHANGE OFFER   PRO FORMA
                                     KELLSTROM     AVSDC     ADJUSTMENTS(A)   ADJUSTMENT(D)    COMBINED
                                     ---------   ---------   --------------   --------------   ---------
Sales of aircraft and engine parts,
  net..............................  $332,255    $ 176,822      $(3,523)              --       $ 505,554
Rental revenues....................    21,728           --           --               --          21,728
                                     ---------   ---------      -------           ------       ---------
  Total revenues...................   353,983      176,822       (3,523)              --         527,282
Cost of goods sold.................  (247,413)    (163,447)       2,745               --        (389,519)
                                                                 18,596
Cost of goods sold -- Inventory
  write-down.......................   (45,469)                                        --         (45,465)
Depreciation of equipment under
  operating leases.................   (18,070)          --           --               --         (18,070)
Selling, general and administrative
  expenses.........................   (49,241)     (30,576)       8,647               --         (71,170)
Restructuring, impairment of assets
  and other charges................    (8,462)          --           --               --          (8,462)
Depreciation and amortization......    (6,859)     (11,878)        (883)              --         (19,620)
                                     ---------   ---------      -------           ------       ---------
  Total operating expenses.........  (375,514)    (205,901)      29,105               --        (552,310)
Operating (loss) income............   (21,531)     (29,079)      25,582               --         (25,028)
Interest expense, net of interest
  income...........................   (26,380)     (30,346)      (3,282)           7,849         (30,978)
                                                                 30,346           (9,165)
                                     ---------   ---------      -------           ------       ---------
(Loss) income before income
  taxes............................   (47,911)     (59,425)      52,646           (1,316)        (56,006)
Income tax benefit.................    17,930        5,090        2,478              492          25,990
                                     ---------   ---------      -------           ------       ---------
(Loss) income from continuing
  operations.......................   (29,981)     (54,335)      55,124             (824)        (30,016)
Extraordinary loss on early
  extinguishment of debt, net of
  tax..............................    (1,349)          --           --               --          (1,349)
                                     ---------   ---------      -------           ------       ---------
Net (loss) income..................  $(31,330)   $ (54,335)     $55,124             (824)      $ (31,365)
                                     =========   =========      =======           ======       =========
Loss per common share before
  extraordinary item -- basic......  $  (2.52)                                                     (2.52)
                                     =========                                                 =========
Loss from extraordinary item per
  common share -- basic............  $  (0.11)                                                 $   (0.11)
                                     =========                                                 =========
Loss per common share -- basic.....  $  (2.63)                                                 $   (2.63)
                                     =========                                                 =========
Loss per common share before
  extraordinary item -- diluted....  $  (2.52)                                                 $   (2.52)
                                     =========                                                 =========
Loss from extraordinary item per
  common share -- diluted..........  $  (0.11)                                                 $   (0.11)
                                     =========                                                 =========
Loss per common share -- diluted...  $  (2.63)                                                 $   (2.63)
                                     =========                                                 =========
Weighted average number of common
  shares outstanding -- basic......    11,911                                                     11,911
                                     =========                                                 =========
Weighted average number of common
  shares outstanding -- diluted....    11,911                                                     11,911
                                     =========                                                 =========

                  KELLSTROM INDUSTRIES, INC. AND SUBSIDIARIES



       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                     TWELVE MONTHS ENDED DECEMBER 31, 2000


                                 (IN THOUSANDS)


                                  (UNAUDITED)


     (A) For the purpose of presenting the pro forma condensed consolidated statement of earnings, the following adjustments have been made for the AVSDC acquisition:


Increase (decrease) in income:
Reversal of sales between Kellstrom and AVSDC...............  $(3,523)
Reversal of cost of goods sold between Kellstrom and
  AVSDC.....................................................    2,745
Adjustment to reflect terms under the consignment agreement
  between Kellstrom and the JV(i)...........................   18,596
Elimination of redundant personnel(iv)......................    8,647
Amortization of goodwill and deferred financing costs(ii)...     (883)
Interest expense on debt incurred to finance the
  acquisition...............................................   (3,282)
Reduction in interest expense due to pay-off of AVSDC
  debt......................................................   30,346
                                                              -------
                                                               52,646
Tax effect of pro forma adjustments and impact of
  acquisition on the provision for income taxes(iii)........    2,478
                                                              -------
          Net adjustments...................................  $55,124
                                                              =======


---------------

          (i) Adjustment to reflect terms under the consignment agreement between Kellstrom and the JV was calculated based on historical sales and adjusting the gross margin to arrive at a 18% margin based on the 20% consignment fee stipulated in the consignment agreement adjusted for estimated repair and overhaul costs.
          (ii) Amortization period for goodwill is 30 years. Amortization period for deferred financing costs is over the remaining life of the debt instrument.
          (iii) Pro forma income tax expense adjusted to reflect Kellstrom consolidated effective tax rate.

          (iv) In connection with the acquisition, the Company implemented several initiatives designed to reduce the operating costs of the combined Company. These initiatives resulted in the identification of approximately 220 employees whose jobs were terminated and seven facilities which will be closed.



     (B) In connection with the exchange offer, the Company is expected to incur expenses of $2,005,701, net of tax. In connection with the acquisition, the Company is expected to incur expenses associated with the acquisition of approximately $1.9 million, net of tax, and expenses associated with the prepayment of the ELAS note of $1.3 million, net of tax benefit.



     (C) Pro forma weighted average number of common shares outstanding -- basic and diluted excludes the 368,381 of warrants which were issued in connection with the Key Notes and all of the warrants related to the assumed conversion of the Convertible Subordinated Notes due to the fact that their inclusion would be anti-dilutive.



     (D) For the purpose of presenting the pro forma condensed consolidated statement of earnings, the following adjustments have been made for the Exchange
Offer:



Increase (decrease) in income:
Elimination of interest expense in connection with the Old
  Notes.....................................................  $ 7,849
Interest expense incurred in connection with the New
  Notes.....................................................   (9,165)
                                                              -------
                                                               (1,316)
Tax effect of pro forma adjustments and impact of
  acquisition on the provision for income taxes.............      492
                                                              -------
          Net adjustments...................................  $  (824)
                                                              =======

               BOOK-ENTRY SYSTEM -- THE DEPOSITORY TRUST COMPANY


     The new notes will be evidenced by a global security initially deposited with DTC and registered in the name of Cede & Co., as DTC's nominee. Except as set forth below, the global security may be transferred only to another nominee of DTC or to a successor of DTC or its nominee.

     Holders of the new notes may hold their interests in the global security directly through DTC or indirectly through organizations which are participants in DTC, called "participants." Transfers between participants will be affected in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, holders may be unable to transfer beneficial interests in the global security to those persons.

     Holders that are not participants in the DTC system may beneficially own interests in the global security held by DTC only through participants or indirect participants, including banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant. So long as Cede & Co., as the nominee of DTC, is the registered owner of the global security, Cede & Co. will be considered the sole holder of the global security for all purposes. Except as provided below, owners of beneficial interests in the global security will not:

     - be entitled to have certificates registered in their names;

     - be entitled to receive physical delivery of certificates in definitive form; and

     - be considered registered holders of the new notes.

     We will make payments of interest on and principal of and the redemption or repurchase price of the global security to Cede & Co., the nominee for DTC, as the registered holder of the global security. We will make these payments by wire transfer of immediately available funds. Neither we, the trustee nor any paying agent will have any responsibility or liability for:

     - records or payments on beneficial ownership interests in the global security; or

     - maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We have been informed that DTC's practice is to credit participants' accounts on the payment date. These payments will be made in amounts proportionate to participants' beneficial interests in the new notes. Payments by participants to owners of beneficial interests in the new notes represented by the global security held through participants will be the responsibility of those participants.

     We will send any redemption notices with respect to the new notes to Cede & Co. We understand that if less than all of the new notes are being redeemed, DTC's practice is to determine by lot the amount of the holdings of each participant to be redeemed. We also understand that neither DTC nor Cede & Co. will consent or vote with respect to the new notes. We have been advised that under its usual procedures, DTC will mail an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the exchange notes are credited on the record date identified in a listing attached to the omnibus proxy.

     A person having a beneficial interest in new notes represented by the global security may be unable to pledge that interest to persons or entities that do not participate in the DTC system, or to take other actions in respect of that interest, because that interest is not represented by a physical certificate.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

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     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. Some of the participants, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a participant, either directly or indirectly.

     DTC is under no obligation to perform or continue to perform the above procedures. DTC may discontinue these at any time. If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will cause new 8 1/2% senior subordinated notes and the new 6% convertible subordinated notes to be issued in definitive form in exchange for the global security.

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material United States federal income tax consequences to us and to United States holders and Non-U.S. holders of the old notes of the exchange offer and of the acquisition, ownership and disposition of the new notes. A United States holder is (1) an individual citizen or resident of the United States or (2) a corporation created or organized in or under the laws of the United States or any political subdivision thereof (3) any other person treated as a resident of the United States for federal income tax purposes. A Non-U.S. holder is a person or entity that is not a United States holder.

     This discussion does not purport to describe all of the tax considerations that may be relevant to a holder of old notes. The following summary deals only with old notes that are, and new notes that will be, held as capital assets by United States holders, and does not deal with persons that are subject to special tax rules, such as:

     - dealers or traders in securities or currencies;

     - financial institutions or other United States holders that treat income in respect of the old notes or new notes as financial services income;

     - insurance companies;

     - tax-exempt entities;

     - persons holding old notes or new notes as a part of a straddles, conversion transaction or other arrangement involving more than one position; or

     - persons whose "functional currency" is not the U.S. dollar.

     The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date of this prospectus; any of these authorities may be repealed, revoked or modified, perhaps with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

     BECAUSE UNITED STATES TAX CONSEQUENCES MAY DIFFER FROM ONE HOLDER TO THE NEXT, THE DISCUSSION SET OUT BELOW DOES NOT PURPORT TO DESCRIBE ALL OF THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO YOU AND YOUR PARTICULAR SITUATION. ACCORDINGLY, YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF NEW NOTES. THE STATEMENTS OF UNITED STATES TAX LAW SET OUT BELOW ARE BASED ON THE LAWS AND INTERPRETATIONS IN FORCE AS OF THE DATE OF THIS PROSPECTUS, AND ARE SUBJECT TO CHANGES, IF ANY, WHICH COULD OCCUR AFTER THAT DATE.

TAX CONSEQUENCES TO US

     If the exchange offer is consummated, we will probably realize cancellation of indebtedness income for federal income tax purposes from the exchange of new notes for old notes to the extent that the adjusted issue price of the old notes is greater than the issue price of the new notes exchanged therefor. The adjusted issue price of the old notes is the original issue price of the old notes, increased by the amount of previously accrued original issue discount on the old notes and decreased by the amount of any payments previously made on the old notes other than payments of qualified stated interest, described below. As discussed more fully below, the issue price of a new note probably will equal its fair market value on the date the exchange offer is consummated, and this amount could be less than the adjusted issue price of the old notes, in which case we would realize cancellation of indebtedness income. If the issue price of the new notes is greater than or equal to the adjusted issue price of the old notes, we would not realize any income on the exchange.

ISSUE PRICE OF THE NEW NOTES

     The issue price of the new notes will depend upon whether the new notes or the old notes are considered under Treasury Regulations to be "traded on an established market" at any time within the 60-day period ending 30 days after the issue date of the new notes. If the new notes are traded on an established market, then the issue price of the new notes will be their fair market value on the issue date. If the old notes are traded on an
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established market and the new notes are not, then the issue price of the new notes will be the fair market value of the old notes surrendered in exchange therefor on the issue date of the new notes. If neither the new notes nor the old notes are traded on an established market, then the issue price of the new notes will be equal to their stated principal amount ($1000 per new note). The differences in the amounts determined under each situation could be substantial.

     For this purpose, an old note or new note is considered to be traded on an established market, if (1) the note is listed on a national securities exchange, an interdealer quotation system sponsored by a national securities association or a designated foreign exchange or board of trade, (2) the note is traded on an interbank market, (3) the note appears on a "quotation medium," which is a system of general circulation that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers or traders or actual prices of recent sales transactions, or (4) subject to certain exceptions, price quotations for the note are readily available from dealers, brokers or traders.

     Although we will not list the new notes on any exchange, the new notes could be deemed to be traded on an established market as a result of activities by third parties relating to the issuance of price quotations with respect to the new notes. If they are so traded, the issue price of the new notes would be equal to the fair market value of the new notes. If the new notes are not deemed to be traded on an established market, the issue price for the new notes would be the fair market value of the old notes if the old notes are deemed to have been traded on an established securities market. Either of these values could be substantially lower than the adjusted issue price of the old notes and the stated principal amount of the new notes, causing us to have cancellation of indebtedness income and causing the new notes to have original issue discount.

TAX CONSEQUENCES TO UNITED STATES HOLDERS OF THE EXCHANGE OFFER

  Recapitalization Treatment

     Qualification for recapitalization treatment

     The exchange of new notes for old notes pursuant to the exchange offer may be treated as a taxable exchange or as a recapitalization, which is a type of reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. An exchange of new notes for old notes will be treated as a recapitalization only if both the old notes and the new notes are treated as "securities" for purposes of the reorganization provisions of the Internal Revenue Code.

     The term "securities" is not defined in the Internal Revenue Code or in the regulations promulgated thereunder. It is not clear, under applicable administrative pronouncements and judicial decisions, whether the old notes or new notes would be classified as securities. If either the old notes or new notes are not treated as securities, then the exchange will be treated as a taxable transaction. You are encouraged to consult your own tax advisor as to whether an exchange of new notes for old notes will be treated as a recapitalization.

     Nonrecognition of gain or loss

     If the exchange is treated as a recapitalization, the exchanging United States holders generally will not be required or permitted to recognize or report any taxable gain or loss on the exchange.

     If "boot" is received by a United States holder in a recapitalization such as the exchange, the United States holder will be required to recognize and report taxable gain to the extent of the lower of the gain realized in the exchange, if any, or the boot received in the exchange. For purposes of the exchange, boot includes the receipt of cash or property other than the new notes, and the fair market value of the amount, if any, by which the principal amount of the new notes exceeds the principal amount of the old notes. Since the principal amounts of the new notes and the old notes will be the same and no cash payments will be made in connection with the exchange except with respect to the payment of accrued interest, there should be no boot in the exchange, and, accordingly, exchanging United States holders should not be required to recognize or report taxable gain or loss on the exchange if it is properly treated as a recapitalization. Cash payments received by the exchanging United States holders as payments for accrued interest do not constitute boot.

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     Ordinary income on interest payments

     An exchanging United States holder must recognize taxable ordinary income with respect to the accrued interest on the old notes which we will pay at the time of the exchange unless already included in income if the holder uses the accrual method of accounting.

     Tax basis, holding period and carryover of market discount

     If the exchange made by an exchanging United States holder is treated as a recapitalization, then the tax basis of the new notes received in the hands of the United States holder will be equal to the adjusted tax basis of the old notes transferred in the exchange. The holding period of the new notes will include the holding period of the old notes surrendered in the exchange. Any accrued market discount on the old notes will carry over to the new notes and be subject to recognition upon the disposition of the new notes unless the holder included the accrued market discount in income in accordance with an election to do so under the Internal Revenue Code.

  Taxable Transaction Treatment

     Gain or loss

     If the exchange made by an exchanging United States holder does not qualify as a recapitalization, it will be treated as a taxable exchange and gain, if any, realized by the United States holder on the exchange will be recognized. Loss, if any, realized by the exchanging United States holder will be recognized only to the extent permitted under the wash sale rules of Section 1091 of the Internal Revenue Code. The realized gain or loss to an exchanging United States holder of old notes is an amount equal to the fair market value of the new notes received minus the adjusted tax basis of the old notes in the hands of the United States holder. You are advised to consult your own tax advisor as to the potential application of the wash sale rules. Whether the exchange qualifies as a recapitalization is discussed above in the section "Recapitalization Treatment."

     Character of gain or loss

     Except as discussed below, gain or loss recognized by an exchanging United States holder of old notes that holds the old notes as capital assets will be treated as capital gain or loss. If the old notes have been held for more than one year, the capital gain or loss will be long-term capital gain or loss.

     If the exchange is treated as a taxable exchange, gain recognized by an exchanging United States holder will be treated as ordinary income to the extent of any market discount on the old notes that has accrued during the period that the exchanging United States holder held the old notes and that has not previously been included in income by the United States holder. An old note generally will be considered to have been acquired with market discount if the issue price of the old note at the time of acquisition exceeded the initial tax basis of the old note in the hands of the United States holder by more than a specified de minimis amount. Market discount accrues in equal amounts during each complete period, unless the United States holder elects to accrue the market discount using a constant-yield method.

     Ordinary income on interest payments

     An exchanging United States holder must recognize taxable ordinary income with respect to the accrued interest on the old notes which we will pay at the time of the exchange unless already included in income for a holder using the accrual method of accounting for federal income tax purposes.

     Tax basis and holding period

     If the exchange made by an exchanging United States holder is treated as a taxable exchange, then the tax basis of the new notes received in the hands of the United States holder will be equal to their issue price. The holding period of the new notes will commence on the date of the exchange and it will not include the holding period of the old notes surrendered in the exchange.

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  Tax Treatment of the New Notes

     Stated interest

     Interest on a new note, other than interest that is not qualified stated interest, will be taxable to a United States holder as ordinary interest income at the time that the interest is received or is accrued, in accordance with the United States holder's method of accounting for federal income tax purposes. In general, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate during the entire term of a debt obligation.

     Original issue discount


     The amount of original issue discount ("OID") on a new note will be equal to the stated redemption price at maturity of the new note minus the issue price of the new note. The stated redemption price at maturity of a new note is the sum of all payments on the new note other than payments of qualified stated interest. The issue price of the new notes is determined in the manner described above under the heading "Issue price of the new notes." If the issue price of the new notes is equal to their principal amount, then the new notes would not be treated as issued with OID. If, on the other hand, the issue price of the new notes is based on the fair market value of the new notes or the old notes, and said values are less than their principal amount, then the new notes would be treated as issued with OID. The issue price of the new notes will be determined as of the date of the exchange and we are required to report the issue price and the total OID on the new notes to the Internal Revenue Service within 30 days after the date of the exchange. The Internal Revenue Service publishes a list of the amount of OID on debt instruments the offering of which is registered with the Securities and Exchange Commission, such as the new notes.


     Subject to the discussion below in this section and under "Acquisition and bond premiums," a United States holder of a new note issued with OID must include OID in income, as ordinary interest income, as it accrues at a constant rate of interest which causes the present value of all payments under the new notes as of the exchange date to equal the issue price of the new notes (this is referred to as a constant-yield basis) before the receipt of cash attributable to this income, and will be required to include in income increasingly greater amounts of OID over the life of the new note. The amount of OID includible in income by a United States holder is the sum of the daily portions of OID with respect to the new note for each day during the taxable year or portion of the taxable year on which the United States holder holds the new note, known as accrued OID.

     In general, the effect of OID is that United States holders will realize interest income on the new notes on a constant-yield basis over the term of the new notes; United States holders generally will not realize additional income on the receipt of payments, other than payments of qualified stated interest, on the new notes, even if those payments are denominated as interest.

     For a holder that is a corporation, a portion of the OID on the new notes may be treated as dividends subject to the deduction for dividends received if the new notes are high-yield discount obligations. Whether the new notes are considered to be high-yield discount obligations is determined under detailed rules that are set forth in the Internal Revenue Code. If the new notes are high-yield discount obligations, the portion of the OID which would generally be treated as dividends solely for purposes of the deduction for dividends received would equal the lesser of two amounts. The first amount is the OID. The second amount is the total return on the new notes (i.e., the sum of qualified stated interest and OID) multiplied by a fraction. The numerator of the fraction equals the yield to maturity of the new notes, minus the sum of (a) the adjusted federal rate of interest published in accordance with the Internal Revenue Code for the calendar month in which the new notes are issued, and (b) six percentage points. The denominator of the fraction is the yield to maturity of the new notes as calculated under the Internal Revenue Code rules.

     If the exchange is treated as a recapitalization, as described above under "Recapitalization Treatment," then, if the adjusted tax basis of old notes held by an exchanging United States holder exceeds the issue price of the new notes, the amount of the daily portions of OID on the new notes includible in income by the United States holder would be reduced. The amount of this reduction in OID is calculated by multiplying the daily portion of OID by a fraction. The numerator of the fraction is the excess of the holder's adjusted tax basis in a new note

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immediately after the exchange (i.e., the adjusted tax basis of an old note at the time it is exchanged for a new note) over the issue price of the new note. The denominator of the fraction is the excess of the stated redemption price at maturity of a new note over the issue price of the new note (i.e., the OID attributable to a new note). In addition, if the exchange is treated as a recapitalization and the adjusted tax basis of the old notes held by an exchanging United States holder exceeds the sum of all payments on the new notes payable after the exchange date, other than payments of qualified stated interest, the United States holder is not required to include in income any OID.

     Acquisition and bond premiums

     A United States holder that acquires a new note after its issuance pursuant to the exchange offer for an amount less than or equal to the sum of all amounts payable on the new note after the acquisition date, other than payments of qualified stated interest, but in excess of its adjusted issue price is permitted to reduce the daily portions of OID includible in its income. The amount by which the amount paid by a United States holder to acquire a new note exceeds the adjusted issue price of the new note is referred to as "acquisition premium." The "adjusted issue price" of a new note as of a particular date is the issue price of the new note, increased by the amount of previously accrued OID and decreased by the amount of any payments previously made on the new note other than payments of qualified stated interest. The amount of this reduction in OID is calculated by multiplying the daily portion of OID by a fraction. The numerator of the fraction is the excess of the United States holder's adjusted tax basis in the new note immediately after its acquisition over the adjusted issue price of the new note. The denominator of the fraction is the excess of the sum of all amounts payable on the new notes after the acquisition date, other than payments of qualified stated interest, over the adjusted issue price of the new note (i.e., generally, the unaccrued OID remaining on a new note).

     In addition, a United States holder might also acquire a new note after its issuance for an amount greater than the sum of all amounts payable on the new note after the acquisition date, other than payments of qualified stated interest. The excess amount is referred to as "amortizable bond premium." The United States holder may reduce the amount of taxable income arising from actual interest payments by the amount of this amortizable bond premium. The amount of these reductions would be apportioned over the remaining term of the new notes using a constant-yield to maturity approach.

     Election to treat all interest as original issue discount

     A United States holder may elect to include in gross income all interest that accrues on a new note using the constant-yield method with the modifications described below. For purposes of this election, interest includes stated interest, OID, market discount and de minimis market discount, as adjusted by any acquisition premium or amortizable bond premium.

     In applying the constant-yield method to a new note with respect to which this election has been made, the issue price of the new note will equal the electing United States holder's adjusted basis in the new note immediately after its acquisition, the issue date of the new note will be the date of its acquisition by the electing United States holder and no payments on the new note will be treated as payments of qualified stated interest. This election generally will apply only to the new note with respect to which it is made and may not be revoked without the consent of the IRS. If the election to apply the constant-yield method to all interest on a new note is made with respect to a new note having market discount, then the electing United States holder will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by the United States holder.

     Market discount

     A new note will be considered to be a market discount note if the stated redemption price at maturity of the new note at the time of acquisition exceeds the initial tax basis of the new note in the hands of the United States holder by more than a specified de minimis amount. If this excess is not sufficient to cause the new note to be a market discount note, this excess constitutes "de minimis market discount." If a new note is issued with OID, the stated redemption price at maturity for purposes of calculating the amount of market discount is equal to the sum

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of the issue price of the new note plus the amount of OID includible in the income of prior holders. In addition, if a United States holder acquires new notes pursuant to the exchange offer in an exchange treated as a recapitalization, then accrued market discount on an old note that is not taken into account in connection with the exchange will carry over to the new note received in exchange.

     Any gain recognized on the receipt of payments on or disposition of a market discount note will be treated as ordinary income to the extent that this gain does not exceed the accrued market discount on the new note. Alternatively, a United States holder of a market discount note may elect to include market discount in income currently over the life of the new note. This election shall apply to all debt instruments with market discount acquired by the electing United States holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS. A United States holder that makes the election described under "Election to treat all interest as original issue discount" will be deemed to have elected to include market discount in income currently.

     Market discount on a market discount note will accrue on a ratable basis unless the United States holder elects to accrue this market discount using a constant-yield method. This election shall apply only to the new note with respect to which it is made and may not be revoked without the consent of the IRS. A United States holder of a market discount note that does not elect, and is not deemed to have elected, to include market discount in income currently generally will be required to defer deductions for net direct interest expense with respect to the new note (defined for each taxable year as the excess of interest expense allocable to the new note over interest, including OID, includible in income in respect of the new note) in an amount not exceeding the accrued market discount on the new note until the maturity or disposition of the new note.

     If the exchange is treated as a recapitalization in accordance with the discussion above under the heading "Recapitalization treatment," a United States holder exchanging old notes for new notes will have unaccrued market discount on the new notes only if the old notes exchanged by the United States holder had market discount and only if the United States holder's tax basis in the new notes immediately after the exchange is less than the issue price of the new notes. The amount of the unaccrued market discount in such case would be the excess of the issue price of the new notes over the sum of the United States holder's tax basis in the new notes immediately after the exchange and the accrued market discount on the old notes not previously included in the holder's gross income and which carries over to the new notes. The issue price of the new notes is discussed above under the heading "Issue price of the new notes."

     Purchase, sale and retirement of new notes

     A United States holder's initial tax basis in a new note will be increased by the amount of any OID or market discount included in the United States holder's income with respect to the new note and reduced by the amount of any payments on the new note other than payments of qualified stated interest. A United States holder generally will recognize gain or loss on the sale or retirement of a new note in an amount equal to the difference between the amount realized on the sale or retirement, other than amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income, and the tax basis of the new note. Except to the extent described above under "Market Discount," gain or loss recognized on the sale or retirement of a new note will be capital gain or loss and will be long-term capital gain or loss if the new note has been held for more than one year.

     Conversion of the new 6% convertible subordinated notes

     United States holders generally will not recognize any gain or loss on converting a new 6% convertible subordinated note into common stock. If United States holders receive cash in lieu of fractional shares of stock, however, they will be treated as if they received the fractional shares and then had the fractional shares redeemed for the cash, and they would recognize gain or loss equal to the difference between the cash received and that portion of their basis in the stock attributable to the fractional shares. A United States holder's aggregate basis in the common stock will equal the United States holder's adjusted basis in the new 6% convertible subordinated note immediately prior to conversion. The holding period for the stock will include the holding period for the new 6% convertible subordinated notes.

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     Although gain or loss would not be recognized on the conversion of a new 6%
convertible subordinated note into common stock, a United States holder of a new 6% convertible subordinated note could be required to report accrued market discount on the note as ordinary income to the extent that the fair market value of the stock received exceeds the United States holder's tax basis in the note. This treatment would not apply if the conversion qualifies as a recapitalization. Whether the conversion qualifies as a recapitalization depends on whether the new 6% convertible subordinated notes are treated as securities for federal tax purposes, and this is not entirely clear. See the discussion above relating to whether the new notes qualify as securities under "Recapitalization Treatment -- Qualification for recapitalization treatment." Upon conversion, any remaining OID on the new 6% convertible subordinated notes will cease to accrue.

     Dividends

     If, after a United States holder converts a new 6% convertible subordinated note into common stock, we make a distribution in respect of that stock, the distribution will be treated as a dividend which will be taxable to the United States holder as ordinary income, to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of investment up to the basis in the common stock. Any remaining excess will be treated as capital gain. If a United States holder is a U.S. corporation, the United States holder would generally be able to claim a deduction equal to a portion of any dividends received.

     The terms of the new 6% convertible subordinated notes allow for changes in the conversion price under certain circumstances. A change in conversion price that allows a United States holder to receive more shares of common stock on conversion may increase the United States holder's proportionate interests in our earnings and profits or assets. In that case, the United States holder would be treated as having received a dividend in the form of our stock. Such a constructive stock dividend could be taxable to the United States holder, although cash or other property is not actually received. A taxable constructive stock dividend would result, for example, if the conversion price is adjusted to compensate a United States holder for distributions of cash or property to our shareholders. Not all changes in conversion price that allow United States holders to receive more stock on conversion, however, will increase a United States holder's proportionate interest in the company. For instance, a change in conversion price could simply prevent the dilution of a United States holder's interest upon a stock split or other change in capital structure. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes a United States holder's interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of our shareholders could be treated as a taxable stock dividend to them. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion price would be treated in the same manner as dividends paid in cash or other property. They would result in ordinary income to the United States holder, to the extent of our current or accumulated earnings and gain.

     Sale of common stock

     United States holders will generally recognize capital gain or loss on a sale or exchange of common stock. The gain or loss will equal the difference between the proceeds received and the adjusted tax basis in the stock. The gain or loss recognized by a United States holder on a sale or exchange of stock will be long-term capital gain or loss if the holding period for the stock is more than one year.

     Information reporting and backup withholding

     In general, information reporting requirements will apply:

     - to payments of principal and interest made on a new note;

     - to payments of the proceeds of a sale or exchange of a new note before maturity,

     - to payments of dividends on common stock; and

     - to payments of the proceeds of a sale or exchange of common stock that are made to a non-corporate United States holder. A "backup withholding" tax of 31% will apply to such payments if the holder fails to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States holder will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle such holder to a refund of such withheld amounts, provided the required information is furnished to the Internal Revenue Service. In addition, if upon the conversion of a new 6% convertible subordinated note into common stock, accrued market discount is not reported as taxable income upon conversion, as discussed above under "Conversion of the new 6% convertible subordinated notes," the accrued market discount at the time of conversion will be taxable as ordinary income when the common stock is sold to the extent of any gain on the sale of the common stock.

NONPARTICIPATION IN THE EXCHANGE OFFER

     A United States holder that does not participate in the exchange offer and instead retains its old notes will not recognize any gain or loss as a result of the consummation of the exchange offer.

TAX TREATMENT OF THE EXCHANGE OFFER TO NON-U.S. HOLDERS

     The following discussion is a summary of the principal United States federal income and estate tax consequences resulting from the exchange of the old notes and ownership of the new notes by Non-U.S. holders. All of the following may be subject to different rules in the case of Non-U.S. holders that are residents of countries with which the United States has a tax treaty, depending on the provisions of the particular treaty.

     Gain or loss on exchange or on disposition of the new notes or common stock

     A Non-U.S. holder generally will not be subject to United States federal income tax on gain or income realized on the sale, exchange or redemption of the old notes or new notes, or on the sale of common stock of the company, unless gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. holder, or in the case of an individual Non-U.S. holder such holder is present in the United States for 183 days or more in the year of such sale, exchange or redemption.

     If the exchange of the old notes is treated as a taxable transaction, a Non-U.S. holder should not recognize any gain or loss for federal income tax purposes. This is subject to the exceptions set forth above. If such exceptions apply, then the Non-U.S. holder may be subject to federal income tax with respect to the gain on the transaction. See "Taxable transaction treatment." However, if the exchange qualifies as a recapitalization Non-U.S. holders would not recognize a taxable gain on the exchange, even if the foregoing exceptions apply. See "Recapitalization treatment."

     Withholding tax on payments on the new notes

     The payment of interest on the new notes and principal on the new notes to the extent the principal payment constitutes a payment of OID to a non-U.S. holder will not be subject to United States federal withholding tax if: (1) the Non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all of our voting stock and is not a controlled foreign corporation that is related to us within the meaning of the Internal Revenue Code, and (2) the beneficial owner of the exchange notes certifies to us or our agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address on United States Treasury Form W-8 (or a suitable substitute form) or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the exchange note certifies under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. If the foregoing exceptions do not apply, payments on the new notes may be subject to gross withholding at the rate of 30%. This rate may be reduced if the Non-U.S. holder is a resident of a country with which the United States has a tax treaty which provides for reduced withholding taxes.

     The payment of interest on the old notes in connection with the exchange is also subject to the foregoing rules.

     Conversion of the new 6% convertible subordinated notes

     A Non-U.S. holder generally will not recognize any income, gain or loss on converting a new 6% convertible subordinated note into common stock. Any gain recognized as a result of the receipt of cash by a Non-U.S. holder in lieu of a fractional share of stock would also generally not be subject to U.S. federal income tax.

     Dividends

     Dividends paid to a Non-U.S. holder on common stock received on conversion of a new 6% convertible subordinated note will generally be subject to U.S. withholding tax at a 30 percent rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of a tax treaty between the United States and the Non-U.S. holder's country of residence. The Non-U.S. holder must demonstrate entitlement to treaty benefits by certifying residency status.

     Estate taxes

     An individual Non-U.S. holder who is not considered to be domiciled in the United States under the rules which apply to estate tax provisions of the Internal Revenue Code generally will not be subject to United States estate tax upon his or her death with respect to the new notes, unless the conditions set forth above under "Withholding tax on payments on the new notes" are not met. If those conditions are not met, the value of the new notes could be included in the taxable estate of the Non-U.S. holder upon death, and could be subject to the United States estate tax.

     Shares of common stock held by an individual Non-U.S. holder will, however, generally be treated as subject to the estate tax upon his or her death.

     Information reporting and backup withholding

     In general, backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as such, to a non-U.S. holder if the holder has provided the required certification that it is not a United States person as described above, provided that neither we nor our paying agent has actual knowledge that the holder is a United States person. Payments of the proceeds from a disposition by a Non-U.S. holder of a new note or common stock made to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, information reporting will apply to those payments, if the broker is:

     - a United States person;

     - a controlled foreign corporation for U.S. federal income tax purposes;

     - a foreign person 50% or more of whose gross income from all sources is effectively connected with a U.S. trade or business for a specified three-year period; or

     - a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business;

unless (1) such broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

     Payments of the proceeds from a disposition by a non-U.S. holder of a new note or common stock made to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the statement that the payee is not a United States person described above has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the holder or beneficial owner otherwise establishes an exemption from information reporting and backup withholding.

                                 LEGAL MATTERS

     Certain legal matters relating to the offering will be passed upon for us by Akerman, Senterfitt & Eidson, P.A., Miami, Florida.

                         INDEPENDENT PUBLIC ACCOUNTANTS


     The consolidated financial statements of Kellstrom Industries, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, incorporated by reference into this prospectus, have been audited by KPMG LLP, independent certified public accountants, as stated in their report therein.



     The financial statements of Aviation Sales Distribution Services Business as of November 30, 2000 and for the eleven months then ended, incorporated by reference into this prospectus, have been audited by KPMG LLP, independent certified public accountants, as stated in their report therein.



     The financial statements of Aviation Sales Distribution Services Business as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as stated in their report therein.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form S-4 under which we are registering the new notes to be issued in the exchange offer. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement.

     For further information with respect to us and our new notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we qualify our statement by reference to the copy of the contract or other document filed as an exhibit to the registration statement.


     We have also filed a Schedule TO-1 with respect to the exchange offer, which contains additional information required by the tender offer rules under the Exchange Act.



     You may read and copy the registration statement, the documents that we incorporate by reference into this prospectus, the Schedule TO-1, as well as other reports, proxy statements and other information that we file with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of those materials at prescribed rates from the public reference section of the Commission at 450 Fifth Street, Washington, D.C. 20549. You may obtain copies from the public reference room by calling the Commission at (800) 732-0330. In addition, we are required to file electronic versions of those materials with the Commission through the Commission's EDGAR system. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. You may also review reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20001-1500.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS STATEMENT AND ANY RELATED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL NOTES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. IN THOSE JURISDICTIONS WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF KELLSTROM INDUSTRIES BY THE DEALER MANAGER OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF THAT JURISDICTION.

     In order to tender, a holder must send or deliver a properly completed and signed Letter of Transmittal, certificates for old notes and any other required documents to the exchange agent at its address set forth below or tender pursuant to DTC's Automated Tender Offer Program.

                 The exchange agent for the exchange offer is:

                           First Union National Bank
                           Corporate Trust (NC-1153)
                          1525 West W. T. Harris Blvd.
                              Charlotte, NC 28288

     Any questions or requests for assistance or for additional copies of this Prospectus, the Letter of Transmittal or related documents may be directed to the Information Agent at its telephone number set forth below. A holder may also contact the Dealer Manager at its telephone number set forth below or such holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                The information agent for the exchange offer is:

                             D.F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005

                        Banks and Brokers, call collect:
                                 (212) 269-5550

                            Others, call toll free:
                                 (800) 928-0153

            The exclusive dealer manager for the exchange offer is:

                         BANC OF AMERICA SECURITIES LLC
                       100 North Tryon Street, 7th Floor
                              Charlotte, NC 28255
                     Attention: High Yield Special Products
                         Tel.: (704) 386-1758 (Collect)
                        Tel.: (888) 292-0070 (Toll Free)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), includes a provision eliminating such personal liability. The Certificate of Incorporation, as well as the By-Laws of the Company, provide for the indemnification of the officers and directors of the Company to the fullest extent permitted under the GCL. In addition, the Company has executed agreements with the officers and directors of the Company that require the Company to indemnify such individuals for liabilities incurred by them because of an act, omission, neglect or breach of duty committed while acting in the capacity of an officer or director. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
1.1      Form of Dealer Manager Agreement.
3.1      The Company's Restated Certificate of Incorporation, as
         amended (incorporated by reference to the Current Report on
         Form 8-K filed with the Commission on June 22, 1995).
3.2      The Company's By-laws, as amended (incorporated by reference to the Current Report on Form 8-K filed with the Commission on June 22, 1995).
3.3      Form of Certificate of Designations setting forth the terms of the Series A Junior Participating Cumulative Preferred
         Stock, par value $.001 per share (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A filed with the Commission on January 16, 1997).
4.1**    Form of Indenture by and between the Company and First Union
         National Bank, relating to the Company's 8 1/2% Senior
         Subordinated Notes due 2008.
4.2**    Form of 8 1/2% Senior Subordinated Note.
4.3**    8 1/2% Senior Subordinated Guarantee of the Guarantors.
4.4**    Form of Indenture by and between the Company and First Union
         National Bank, relating to the Company's 6% Convertible
         Subordinated Notes due 2008.
4.5**    Form of 6% Subordinated Note.
4.6      Indenture dated as of October 10, 1997 by and between the
         Company and First Union National Bank, relating to the
         Company's 5 3/4% Convertible Subordinated Notes due 2002
         (incorporated by reference to the Quarterly Report on Form
         10-QSB filed with the Commission on November 12, 1997).
4.7      Form of 5 3/4% Convertible Subordinated Note (included in
         Exhibit 4.6).
4.8      Indenture dated June 17, 1998 by and between the Company and
         First Union National Bank, relating to the Company's 5 1/2%
         Convertible Subordinated Notes due 2003 (incorporated by
         reference to Amendment No. 2 to Registration Statement on
         Form S-3, Number 333-52917 filed with the Commission on June
         11, 1998).
4.9      Form of 5 1/2% Convertible Subordinated Note (included in
         Exhibit 4.8)
5.1**    Form of Opinion of Akerman, Senterfitt & Eidson, P.A.
10.1     Letter Agreement among each of the Stockholders of the
         Company, the Company, and GKN Securities Corp. (without
         schedules) (incorporated by reference to Registration
         Statement on Form S-1, Number 33-75750, filed with the
         Commission on February 25, 1994).
10.2     Asset Purchase Agreement dated February 15, 1995 among ITAC,
         Rada Electronic Industries Limited, Tasco Electronics Inc.
         and the Company (incorporated by reference to the Current
         Report on Form 8-K/A filed with the Commission on March 14,
         1994).
10.3     Employment Agreement dated March 30, 1999 between Zivi R.
         Nedivi and the Company (incorporated by reference to the
         Annual Report on Form 10-K filed with the Commission on
         March 31, 1999).
10.4     Employment Agreement dated March 30, 1999 between Yoav Stern and the Company (incorporated by reference to the Annual
         Report on Form 10-K filed with the Commission on March 31,
         1999).
10.5     Asset Purchase Agreement dated October 28, 1996 by and among the Company, a wholly owned subsidiary of the Company and
         IASI (incorporated by reference to the Quarterly Report on
         Form 10-QSB filed with the Commission on November 14, 1996).
10.6     Securities Purchase Agreement dated as of January 15, 1997 between the Company and The Equitable Life Assurance Society of the United States (incorporated by reference to the
         Annual Report on Form 10-KSB filed with the Commission on
         March 31, 1997).

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
10.7     Amendment No. 1 to Securities Purchase Agreement dated
         February 14, 1997 between the Company and The Equitable Life
         Assurance Society of the United States (incorporated by
         reference to the Annual Report on Form 10-KSB filed with the
         Commission on March 31, 1997).
10.8     Warrant dated January 15, 1997 between the Company and The
         Equitable Life Assurance Society of the United States
         (incorporated by reference to the Annual Report on Form
         10-KSB filed with the Commission on March 31, 1997).
10.9     Note Purchase Agreement dated as of January 9, 1997 by and among the Company and the Purchasers listed on Schedule I
         thereto (incorporated by reference to the Annual Report on
         Form 10-KSB filed with the Commission on March 31, 1997).
10.10    Amendment No. 1 to the Note Purchase Agreement dated January
         15, 1997 by and among the Company and the Purchasers listed on Schedule I thereto (incorporated by reference to the
         Annual Report on Form 10-KSB filed with the Commission on
         March 31, 1997).
10.11    Form of Warrant between the Company and the Purchasers
         listed on Schedule I to the Note Purchase Agreement
         (incorporated by reference to the Annual Report on Form
         10-KSB filed with the Commission on March 31, 1997).
10.12    Amended and Restated Loan and Security Agreement dated as of
         December 14, 1998 among the Company, certain of its
         subsidiaries, the lenders party thereto, from time to time,
         Bank of America, N.A. (as successor to NationsBank, N.A.), as agent for the lenders, and NationsBanc Montgomery
         Securities, LLC, as syndication agent (incorporated by
         reference to the Annual Report on Form 10-K filed with the
         Commission on March 31, 1999).
10.13    Form of Revolving Credit Note (incorporated by reference to the Annual Report on Form 10-K filed with the Commission on
         March 31, 1999).
10.14    Rights Agreement, dated January 14, 1997, by and between the
         Company and Continental Stock Transfer and Trust Company
         (incorporated by reference to the Registration Statement on
         Form 8-A filed with the Commission on January 16, 1997).
10.15    Amendment No. 1, dated February 27, 1997, to Rights
         Agreement dated January 14, 1997 by and between the Company and Continental Stock Transfer and Trust Company
         (incorporated by reference to the Current Report on Form
         8-K/A filed with the Commission on March 7, 1997).
10.16    1995 Stock Option Plan of the Company (incorporated by
         reference to the Proxy Statement of the Company filed with the Commission on May 15, 1995).
10.17    1996 Stock Option Plan of the Company, as amended
         (incorporated by reference to the Annual Report on Form 10-K filed with the Commission on March 31, 1999).
10.18    1997 Stock Option Plan of the Company, as amended
         (incorporated by reference to the Annual Report on Form 10-K filed with the Commission on March 31, 1999).
10.19    1998 Stock Option Plan of the Company (incorporated by
         reference to the Annual Report on Form 10-K filed with the
         Commission on March 31, 1999).
10.20    Asset Purchase Agreement, dated September 10, 1997, by and among Kellstrom Industries, Inc. and Aero Support Holdings,
         Inc., on the one hand and Aero Support, U.S.A. Inc. Zvi
         Bar-On, Mordechai Markowicz and Michael Navon, on the other hand. (incorporated by reference to the Current Report on
         Form 8-K filed with the Commission on September 24, 1997).
10.21    Form of Warrant between the Company and Aero Support, USA,
         Inc. (incorporated by reference to the Quarterly Report on
         Form 10-QSB filed with the Commission on November 11, 1997).
10.22    Asset Purchase Agreement dated as of February 27, 1998 among the Company, Integrated Technology Holdings Corp.,
         Integrated Technology Corp. and Gideon Vaisman (incorporated by reference to the Current Report on Form 8-K filed with
         the Commission on April 14, 1998).

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
10.23    Amendment No. 1, dated as of March 13, 1998, to the Asset
         Purchase Agreement dated as of February 27, 1998 among the
         Company, Integrated Technology Holdings Corp., Integrated
         Technology Corp. and Gideon Vaisman (incorporated by
         reference to the Quarterly Report on Form 10-Q filed with
         the Commission on November 12, 1998).
10.24    Amendment No. 2, dated as of September 15, 1998, to the
         Asset Purchase Agreement dated as of February 27, 1998 among the Company, Integrated Technology Holdings Corp.,
         Integrated Technology Corp. and Gideon Vaisman (incorporated by reference to the Quarterly Report on Form 10-Q filed with the Commission on November 12, 1998).
10.25    Stock Purchase Agreement dated as of May 6, 1998 among the
         Company, Aerocar Parts, Inc., Aerocar Aviation Corp., Rosa
         Shashua and Carmel Shashua (incorporated by reference to the
         Current Report on Form 8-K filed with the Commission on May
         18, 1998).
10.26    Warrant dated June 17, 1998 between the Company and Carmel
         Shashua (incorporated by reference to the Current Report on
         Form 8-K filed with the Commission on August 11, 1998).
10.27    Warrant dated June 17, 1998 between the Company and Rosa
         Shashua (incorporated by reference to the Current Report on
         Form 8-K filed with the Commission on August 11, 1998).
10.28    Warrant dated December 18, 1998 between the Company and
         Helix Management Company II, LLC (incorporated by reference to the Annual Report on Form 10-K filed with the Commission on March 31, 1999).
10.29    Stock Purchase Agreement dated as of December 5, 1998, by
         and between the Company, Solair, Inc. and Banner Aerospace,
         Inc. (incorporated by reference to the Current Report on
         Form 8-K filed with the Commission on January 14, 1999).
10.30    Warrant dated December 31, 1998 between the Company and
         Banner Aerospace, Inc. (incorporated by reference to the
         Current Report on Form 8-K/A filed with the Commission on
         March 16, 1999).
10.31    Stock Purchase Agreement dated March 27, 1999 among the
         Company, Certified Aircraft Parts, Inc., R. Dean Stickler
         and Donald E. Marshall (incorporated by reference to the
         Annual Report on Form 10-K filed with the Commission on
         March 31, 1999).
10.32    Joinder Agreement dated January 15, 1999 between Solair,
         Inc., the Company and NationsBank, N.A., as agent for the
         lenders party thereto (incorporated by reference to the
         Annual Report on Form 10-K filed with the Commission on
         March 31, 1999).
10.33    Letter of Credit Reimbursement Agreement dated as of
         February 1, 1999 between the Company and NationsBank, N.A.
         (incorporated by reference to the Annual Report on Form 10-K filed with the Commission on March 31, 1999).
10.34    Amendment to Employment Agreement dated December 27, 1999
         between Kellstrom and Zivi R. Nedivi (incorporated by
         reference to Exhibit 10.42 to the Company's Annual Report on
         Form 10-K filed with the Commission on March 30, 2000).
10.35    Amendment No. 1 to Employment Agreement dated March 31, 1999 between Kellstrom and Yoav Stern (incorporated by reference to Exhibit 10.47 to the Company's Annual Report on Form 10-K
         filed with the Commission on March 30, 2000).
10.36    Amendment to Employment Agreement dated December 27, 1999
         between Kellstrom and Yoav Stern (incorporated by reference to Exhibit 10.48 to the Company's Annual Report on Form 10-K
         filed with the Commission on March 30, 2000).
10.37    Amendment to Employment Agreement dated December 27, 1999
         between the Company and Fred von Husen (incorporated by
         reference to Exhibit 10.55 to the Company's Annual Report on
         Form 10-K filed with the Commission on March 30, 2000).

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
10.38    Joinder Agreement dated May 13, 1999 between Certified
         Aircraft Parts, Inc., the Company and NationsBank, N.A., as
         agent for the lenders party thereto (incorporated by
         reference to Exhibit 10.56 to the Company's Annual Report on
         Form 10-K filed with the Commission on March 30, 2000).
10.39    Letter agreement dated September 16, 1999 among the Company,
         Integrated Technology Holdings Corp., Gideon Vaisman and
         Integrated Technology Corp. (incorporated by reference to
         Exhibit 10.57 to the Company's Annual Report on Form 10-K
         filed with the Commission on March 30, 2000).
10.40    Indenture of Trust dated as of February 1, 1999 between the
         Company and Norwest Bank Minnesota, N.A., as Trustee,
         relating to the Company's Taxable Variable Rate Demand Notes
         (incorporated by reference to the Annual Report on Form 10-K filed with the Commission on March 31, 1999).
10.41    Form of Variable Rate Demand Note (included in Exhibit
         10.58).
10.42    Form of Warrant dated August 31, 1999 between the Company
         and Zivi Nedivi, Yoav Stern and Yehuda Perry (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K filed with the Commission on March 30, 2000).
10.43    Form of Warrant dated August 31, 1999 between the Company
         and Zivi Nedivi, Yoav Stern and Yehuda Perry (incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form 10-K filed with the Commission on March 30, 2000).
10.44    Form of Warrant dated August 31, 1999 between the Company
         and Zivi Nedivi, Yoav Stern and Yehuda Perry (incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K filed with the Commission on March 30, 2000).
10.45    Form of Warrant dated August 31, 1999 between the Company
         and Zivi Nedivi, Yoav Stern and Yehuda Perry (incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K filed with the Commission on March 30, 2000).
10.46    Asset Purchase Agreement dated September 20, 2000 among
         Kellstrom Industries, Inc., Aviation Sales Company and
         Aviation Sales Distribution Services Company (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on December 18, 2000).
10.47    Letter Agreement dated December 1, 2000 among Kellstrom
         Industries, Inc., Aviation Sales Company and Aviation Sales
         Distribution Services Company modifying the terms of the
         Asset Purchase Agreement (incorporated by reference to
         Exhibit 2.2 to the Company's Current Report on Form 8-K
         filed with the Commission on December 18, 2000).
10.48    Inventory Purchase Agreement dated September 20, 2000 among
         KAV Inventory, LLC, Aviation Sales Company and Aviation
         Sales Distribution Services Company (incorporated by
         reference to Exhibit 2.3 to the Company's Current Report on
         Form 8-K filed with the Commission on December 18, 2000).
10.49    Letter Agreement dated December 1, 2000 among KAV Inventory,
         LLC, Aviation Sales Company and Aviation Sales Distribution
         Services Company modifying the terms of the Inventory
         Purchase Agreement (incorporated by reference to Exhibit 2.4 to the Company's Current Report on Form 8-K filed with the
         Commission on December 18, 2000).
10.50    Warrant issued to James Ventures, L.P. (incorporated by
         reference to Exhibit 4.1 to the Company's Current Report on
         Form 8-K filed with the Commission on December 18, 2000).
10.51    Warrant issued to LJH Corporation (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K
         filed with the Commission on December 18, 2000).
10.52    Warrant issued to Robert Belfer (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K
         filed with the Commission on December 18, 2000).

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
10.53    Warrant issued to Don A. Sanders (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K
         filed with the Commission on December 18, 2000).
10.54    Operating Agreement of KAV Inventory, LLC dated September
         20, 2000 (incorporated by reference to Exhibit 10.1 to the
         Company's Current Report on Form 8-K filed with the
         Commission on December 18, 2000).
10.55    Letter Agreement dated December 1, 2000 between Kellstrom
         Industries, Inc., Aviation Sales Company and Bank of
         America, N.A. regarding payment of expenses of KAV
         Inventory, LLC (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the
         Commission on December 18, 2000).
10.56    Consignment Agreement dated December 1, 2000 between
         Kellstrom Industries, Inc. and KAV Inventory, LLC
         (incorporated by reference to Exhibit 10.3 to the Company's
         Current Report on Form 8-K filed with the Commission on
         December 18, 2000).
10.57    Cooperation Agreement dated December 1, 2000 among Kellstrom
         Industries, Inc., Aviation Sales Company and Aviation Sales
         Distribution Services Company (incorporated by reference to
         Exhibit 10.4 to the Company's Current Report on Form 8-K
         filed with the Commission on December 18, 2000).
10.58    Non-Competition Agreement dated December 1, 2000 among
         Kellstrom Industries, Inc., KAV Inventory, LLC, Aviation
         Sales Company and Aviation Sales Distribution Services
         Company (incorporated by reference to Exhibit 10.5 to the
         Company's Current Report on Form 8-K filed with the
         Commission on December 18, 2000).
10.59    Equipment Lease Agreement dated December 1, 2000 among
         Aviation Sales Company, Aviation Sales Distribution Services
         Company and Kellstrom Industries, Inc. (incorporated by
         reference to Exhibit 10.6 to the Company's Current Report on
         Form 8-K filed with the Commission on December 18, 2000).
10.60    Letter Agreement dated December 1, 2000 among Aviation Sales
         Company, Aviation Sales Distribution Services Company and
         Kellstrom Industries, Inc. regarding the equipment leased
         pursuant to the Equipment Lease dated December 1, 2000 among such parties (incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed with the
         Commission on December 18, 2000).
10.61    Lease dated December 1, 2000 between Kellstrom Industries,
         Inc. and Aviation Sales Company regarding the Miramar,
         Florida facility (incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K filed with the
         Commission on December 18, 2000).
10.62    Lease dated December 1, 2000 between Kellstrom Industries,
         Inc. and Aviation Sales Distribution Services Company
         regarding the Pearland, TX facility (incorporated by
         reference to Exhibit 10.9 to the Company's Current Report on
         Form 8-K filed with the Commission on December 18, 2000).
10.63    Letter Agreement dated December 1, 2000 among Aviation Sales
         Company, Aviation Sales Distribution Services Company and
         Kellstrom Industries, Inc. regarding the Pearland, TX
         facility (incorporated by reference to Exhibit 10.10 to the
         Company's Current Report on Form 8-K filed with the
         Commission on December 18, 2000).
10.64    Agreement with respect to Standby Letter of Credit dated
         December 1, 2000 by and among Kellstrom Industries, Inc.,
         James Ventures, L.P., LJH Corporation, Robert Belfer and Don
         A. Sanders (incorporated by reference to Exhibit 10.11 to
         the Company's Current Report on Form 8-K filed with the
         Commission on December 18, 2000).
10.65    Amended and Restated Employment Agreement dated July 1, 2000 between John Gleason and the Company (incorporated by
         reference to Exhibit 10.1 to the Quarterly Report on Form
         10-Q filed with the Commission on November 14, 2000).

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
10.66    Senior Subordinated Note and Warrant Purchase Agreement
         dated November 13, 2000 between the Company and Key
         Principal Partners, L.L.C. (incorporated by reference to
         Exhibit 99.2 to the Company's Current Report on Form 8-K
         filed with the Commission on November 17, 2000).
10.67    Warrant dated November 13, 2000 between the Company and Key
         Principal Partners, L.L.C. (incorporated by reference to
         Exhibit 99.3 to the Company's Current Report on Form 8-K
         filed with the Commission on November 17, 2000).
10.68*   Amended and Restated Employment Agreement dated October 1,
         2000 between Paul Steele and the Company.
10.69*   Employment Agreement dated October 11, 2000 between D. Scott
         Kalister and the Company.
10.70    Amendment No. 2 to Employment Agreement dated December 12,
         2000 between the Company and Zivi Nedivi (incorporated by
         reference to Exhibit 10.70 to the Company's Annual Report on
         Form 10-K filed with the Commission on April 10, 2001).
10.71    Amendment No. 3 to Employment Agreement dated December 12,
         2000 between the Company and Yoav Stern (incorporated by
         reference to Exhibit 10.71 to the Company's Annual Report on
         Form 10-K filed with the Commission on April 10, 2001).
10.72    Eleventh Amendment and Waiver to Amended and Restated Loan
         and Security Agreement dated March 30, 2001 by and among the
         Lenders, Bank of America, N.A., the Company and certain
         Subsidiaries of Kellstrom (incorporated by reference to
         Exhibit 10.72 to the Company's Annual Report on Form 10-K
         filed with the Commission on April 10, 2001).
10.73    First Amendment and Waiver to Senior Subordinated Note and
         Warrant Purchase Agreement dated March 30, 2001 by and
         between Key Principal Partners, L.L.C. and the Company
         (incorporated by reference to Exhibit 10.73 to the Company's
         Annual Report on Form 10-K filed with the Commission on
         April 10, 2001).
10.74    First Amendment to Agreement with respect to Standby Letter of Credit Facility dated March 30, 2001 by and among the
         Company, James Ventures, L.P., Robert Belfer, LJH, Ltd. and
         Don A. Sanders (incorporated by reference to Exhibit 10.74 to the Company's Annual Report on Form 10-K filed with the
         Commission on April 10, 2001).
12.1*    Statement regarding computation of Ratio of Earnings to
         Fixed Charges
21.1     Subsidiaries of the Registrant (incorporated by reference to
         Exhibit 21.1 to the Company's Annual Report on Form 10-K
         filed with the Commission on March 30, 2000).
23.1     Consent of KPMG LLP
23.2**   Consent of Akerman, Senterfitt & Eidson, P.A. (included with
         Exhibit 5.1)
23.3     Consent of Arthur Andersen
23.4     Consent of KPMG LLP
24.1*    Power of Attorney
25.1*    Statement of Eligibility of Trustee
99.1*    Form of Letter of Transmittal
99.2*    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
         Companies and other Nominees
99.3*    Form of Letter to Clients
99.4*    Guidelines for Certification of Taxpayer Identification
         Number or Substitute Form W-9
99.5*    Form of Letter to Note Holders


---------------


 * Previously filed

** To be filed by amendment

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material with respect to the plan of distribution and not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.



     (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on the 27th day of April 2001.


                                          KELLSTROM INDUSTRIES, INC.

                                          By: /s/ ZIVI R. NEDIVI
                                          --------------------------------------
                                          Name: Zivi R. Nedivi
                                          Title: Chief Executive Officer and
                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                              TITLE                                  DATE
---------                                              -----                                  ----

/s/ ZIVI R. NEDIVI                                     President and Chief Executive
-----------------------------------------------------  Officer and Director (principal
Zivi R. Nedivi                                         executive officer)                April 27, 2001

*                                                      Chairman of the Board of
-----------------------------------------------------  Directors
Yoav Stern                                                                               April 27, 2001

*                                                      Chief Financial Officer
-----------------------------------------------------  (principal financial and
Oscar E. Torres                                        accounting officer)               April 27, 2001

*                                                      Director
-----------------------------------------------------
David Jan Mitchell                                                                       April 27, 2001

*                                                      Director
-----------------------------------------------------
Niv Harizman                                                                             April 27, 2001

                                                       Director
-----------------------------------------------------
Ted S. Webb, Jr.                                                                         April 27, 2001

*                                                      Director
-----------------------------------------------------
Admiral William J. Crowe, Jr.                                                            April 27, 2001

* By power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on the 27th day of April 2001.


                                          CERTIFIED AIRCRAFT PARTS, INC.

                                          By: /s/ ZIVI R. NEDIVI
                                          --------------------------------------
                                          Name: Zivi R. Nedivi
                                          Title: Chief Executive Officer and
                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                              TITLE                                  DATE
---------                                              -----                                  ----

/s/ ZIVI R. NEDIVI                                     President and Chief Executive
-----------------------------------------------------  Officer and Director (principal
Zivi R. Nedivi                                         executive officer)                April 27, 2001

*                                                      Vice President and Treasurer
-----------------------------------------------------  (principal financial and
Oscar E. Torres                                        accounting officer)               April 27, 2001

* By power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on the 27th day of April 2001.


                                          KELLSTROM COMMERCIAL AIRCRAFT, INC.

                                          By: /s/ ZIVI R. NEDIVI
                                          --------------------------------------
                                          Name: Zivi R. Nedivi
                                          Title: Chief Executive Officer and
                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                              TITLE                                  DATE
---------                                              -----                                  ----

/s/ ZIVI R. NEDIVI                                     President and Chief Executive
-----------------------------------------------------  Officer and Director (principal
Zivi R. Nedivi                                         executive officer)                April 27, 2001

*                                                      Director
-----------------------------------------------------
Yoav Stern                                                                               April 27, 2001

*                                                      Vice President and Treasurer
-----------------------------------------------------  (principal financial and
Oscar E. Torres                                        accounting officer)               April 27, 2001

* By power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on the 27th day of April 2001.


                                          KELLSTROM SOLAIR, INC.

                                          By: /s/ ZIVI R. NEDIVI
                                          --------------------------------------
                                          Name: Zivi R. Nedivi
                                          Title: Chief Executive Officer and
                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                              TITLE                                  DATE
---------                                              -----                                  ----

/s/ ZIVI R. NEDIVI                                     President and Chief Executive
-----------------------------------------------------  Officer and Director (principal
Zivi R. Nedivi                                         executive officer)                April 27, 2001

*                                                      Vice President and Treasurer
-----------------------------------------------------  (principal financial and
Oscar E. Torres                                        accounting officer)               April 27, 2001

* By power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on the 27th day of April 2001.


                                          AIRCRAFT 21801, INC.

                                          By: /s/ ZIVI R. NEDIVI
                                          --------------------------------------
                                          Name: Zivi R. Nedivi
                                          Title: Chief Executive Officer and
                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                              TITLE                                  DATE
---------                                              -----                                  ----

/s/ ZIVI R. NEDIVI                                     President and Director
-----------------------------------------------------  (principal executive officer)
Zivi R. Nedivi                                                                           April 27, 2001

*                                                      Vice President and Treasurer
-----------------------------------------------------  (principal financial and
Oscar E. Torres                                        accounting officer)               April 27, 2001

* By power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on the 27th day of April 2001.


                                          AIRCRAFT 21805, INC.

                                          By: /s/ ZIVI R. NEDIVI
                                          --------------------------------------
                                          Name: Zivi R. Nedivi
                                          Title: Chief Executive Officer and
                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                              TITLE                                  DATE
---------                                              -----                                  ----

/s/ ZIVI R. NEDIVI                                     President and Director
-----------------------------------------------------  (principal executive officer)
Zivi R. Nedivi                                                                           April 27, 2001

*                                                      Vice President and Treasurer
-----------------------------------------------------  (principal financial and
Oscar E. Torres                                        accounting officer)               April 27, 2001

* By power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on the 27th day of April 2001.


                                          DC-9 AIRCRAFT HOLDINGS, L.L.C.

                                          Kellstrom Commercial Aircraft, Inc.,
                                          the Sole Member

                                          By: /s/ ZIVI R. NEDIVI
                                          --------------------------------------
                                          Name: Zivi R. Nedivi
                                          Title: Chief Executive Officer and
                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                              TITLE                                  DATE
---------                                              -----                                  ----

/s/ ZIVI R. NEDIVI                                     Principal Executive Officer
-----------------------------------------------------
Zivi R. Nedivi                                                                           April 27, 2001

*                                                      Principal Financial and
-----------------------------------------------------  Accounting Officer
Oscar E. Torres                                                                          April 27, 2001

* By power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on the 27th day of April 2001.


                                          DC-9 AIRCRAFT HOLDINGS II, L.L.C.

                                          Kellstrom Commercial Aircraft, Inc.,
                                          the Sole Member

                                          By: /s/ ZIVI R. NEDIVI
                                          --------------------------------------
                                          Name: Zivi R. Nedivi
                                          Title: Chief Executive Officer and
                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                              TITLE                                  DATE
---------                                              -----                                  ----

/s/ ZIVI R. NEDIVI                                     Principal Executive Officer
-----------------------------------------------------
Zivi R. Nedivi                                                                           April 27, 2001

*                                                      Principal Financial and
-----------------------------------------------------  Accounting Officer
Oscar E. Torres                                                                          April 27, 2001

* By power of attorney